Exhibit T3C-1

OAS RESTRUCTURING (BVI) LIMITED
as Issuer

OAS S.A. – EM RECUPERAÇÃO JUDICIAL
CONSTRUTORA OAS S.A. – EM RECUPERAÇÃO JUDICIAL
OAS ENGENHARIA E CONSTRUÇÃO S.A.

as Guarantors1

AND

WILMINGTON SAVINGS FUND SOCIETY, FSB
as Trustee, Registrar, Transfer Agent, Paying Agent
and Calculation Agent

________________

INDENTURE

Dated as of _____, 2018
________________

R$725,000,000
5.00% SENIOR NOTES DUE 2035

___________________________________________

1  NTD: Assumes OAS INVESTIMENTOS, S.A. is merged into OAS S.A. prior to the Issue Date.

CROSS-REFERENCE TABLE*

Trust Indenture Act Section		Indenture Section
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	7.10
	(b)	7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.05
	(b)	13.03
	(c)	13.03
313	(a)	7.06
	(b)(1)	N.A.
	(b)(2)	7.06; 7.07
	(c)	7.06; 13.02
	(d)	7.06
314	(a)	13.05
	(b)	12.08
	(c)(1)	N.A.
	(c)(2)	N.A.
	(c)(3)	N.A.
	(d)	N.A.
	(e)	13.05
	(f)	N.A.
315	(a)	7.01
	(b)	7.05
	(c)	7.01
	(d)	7.01
	(e)	6.10
316	(a)(last sentence)	2.09
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	6.07
	(c)	2.12
317	(a)(1)	6.03
	(a)(2)	6.06
	(b)	2.04
318	(a)	13.01
	(b)	N.A.
	(c)	13.01

N.A. means not applicable.

*  This Cross-Reference Table is not part of the Indenture.

APPENDIX, EXHIBITS AND SCHEDULES:

Appendix
Exhibit 1 to Appendix	Form of Initial Security
Exhibit 2 to Appendix	Form of Transfer Certificate
Schedule 1.01(a)	Adjusted Cash Balance
Schedule 1.01(b)	[RESERVED]
Schedule 1.01(c)	Assets to be Merged into Company or Restricted Subsidiaries
Schedule 1.01(d)	Disposition of Non-Current Assets
Schedule 1.01(e)	Procedures of Meeting Restricted to Eligible Creditors
Schedule 1.01(f)	Existing Investments
Schedule 1.01(g)	Intercompany Indebtedness on Issue Date
Schedule 1.01(h)	Real Estate Properties
Schedule 1.01(i)	[RESERVED]
Schedule 1.01(j)	SFH Financing Disbursed Funds
Schedule 1.01(k)	Supporting Obligations
Schedule 1.01(l)	Existing Minority Interest Construction Companies
Schedule 1.01(m)	Unrestricted Subsidiaries
Schedule 4.03(2)(b)(iii)	Indebtedness Existing on Issue Date
Schedule 4.03(2)(k)	Existing Indebtedness of OASE
Schedule 4.04(2)(a)	[RESERVED]
Schedule 4.07(v)	List of Transactions with Affiliates

Schedule 4.10(m)	Existing Liens
Schedule 5.01(4)(a)	[RESERVED]
Exhibit A	Springing Definitions
Exhibit B	SpringingCovenants
Exhibit C	Springing Events of Default
Exhibit E	Timely Payment Bonus

INDENTURE dated as of _______, 2018 among OAS RESTRUCTURING (BVI) LIMITED, a company organized under the laws of the British Virgin Islands incorporated on 28th September 2016 with company number 1924668 (the “Issuer”), OAS S.A. – EM RECUPERAÇÃO JUDICIAL  (the “Company”), a sociedade por ações organized and existing under the laws of Brazil with registered offices at Avenida Francisco Matarazzo, No. 1.350, 19th floor, Suite 1.902, Água Branca, in the city of São Paulo, State of São Paulo, enrolled as a taxpayer under CNPJ/MF No. 14.811.848/0001-05, CONSTRUTORA OAS S.A. – EM RECUPERAÇÃO JUDICIAL (“COAS”), a sociedade por ações organized and existing under the laws of Brazil with registered offices at Avenida Francisco Matarazzo, No. 1.350, 17th floor, Suite 1.701, Água Branca, in the city of São Paulo, State of São Paulo, enrolled as a taxpayer under CNPJ/MF No. 14.310.577/0001-04, and OAS ENGENHARIA E CONSTRUÇÃO S.A. (“OAS E&C”), a sociedade por ações organized and existing under the laws of Brazil with registered offices at Avenida Francisco Matarazzo, No. 1.350, 17th floor, Suite 1.707, Água Branca, in the city of São Paulo, State of São Paulo, enrolled as a taxpayer under CNPJ/MF No. 18.738.697/0001-18, and WILMINGTON SAVINGS FUND SOCIETY, FSB, a federal savings bank, as trustee (the “Trustee”), registrar (the “Registrar”), transfer agent (the “Transfer Agent”), paying agent (the “Paying Agent”) and calculation agent (the “Calculation Agent”).

RECITALS

Issuer has duly authorized the execution and delivery of the Indenture to provide for the issuance as of the date hereof of R$725,000,000 aggregate principal amount of the Issuer’s 5.00% Senior Notes due 2035 (the “Initial Securities”), and, if and when issued, any PIK Securities as provided herein.  All things necessary to make the Indenture a valid agreement of Issuer, in accordance with its terms, have been done, and Issuer has done all things necessary to make the Securities, when executed by Issuer and authenticated and delivered by the Trustee and duly issued by Issuer, the valid obligations of Issuer as hereinafter provided.

In addition, the Company and each Subsidiary Guarantor party hereto have duly authorized the execution and delivery of the Indenture as guarantors of the Securities.  All things necessary to make the Indenture a valid agreement of the Company and each such Subsidiary Guarantor, in accordance with its terms, have been done, and the Company and each such Subsidiary Guarantor have done all things necessary to make the Company Guarantee and any Subsidiary Guarantees, when the Securities are executed by the Issuer and authenticated and delivered by the Trustee and duly issued by Issuer, the valid obligations of the Company and each Subsidiary Guarantor as hereinafter provided.

THIS INDENTURE WITNESSETH

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01  Definitions.

“Additional Amounts” has the meaning set forth in Section 4.22.

“Additional Assets” means: (i) any inventory, property, plant or equipment or other long-term tangible assets or intellectual property used or useful in a Permitted Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary or Minority Interest Construction Company as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (iii) the Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary or Minority Interest Construction Company; provided, however, that any such Restricted Subsidiary or Minority Interest Construction Company described in clause (ii) or (iii) above is primarily engaged in a Permitted Business.

“Adjusted Cash Balance” means the consolidated cash balance and Temporary Cash Investments of the Company reduced by the cash and Temporary Cash Investments relating to (i) the engineering activities developed by means of Consorcio or specific purpose companies, (ii) the activities developed by controlled entities and subsidiaries located abroad and international branches; and (iii) the cash balance and Temporary Cash Investments (x) of companies in the Investment Division, (y) by Fundo de Investimentos em Participações OAS Empreendimentos and (z) by OASE, as indicated in Schedule 1.01(a) hereto, in each case, as such cash and Temporary Cash Investments are recorded on the Company’s audited financial statements delivered pursuant to the terms of this Indenture.

“Adjusted Principal Amount” has the meaning set forth for such term in Section 2.15.

“Affiliate Transaction” has the meaning set forth for such term in Section 4.07.

“Affiliates” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control,” when used with respect to any Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.  Without limiting the generality of any of the foregoing, a Person shall be deemed to be “controlled” by another Person if such other Person possesses, directly or indirectly, power to vote 5% or more of the securities having ordinary voting power for the election of directors, managing general partners, governing body or the equivalent.

“Appendix” has the meaning set forth for such term in Section 2.01.

“Arena POA IPU” means the isolated productive unit, pursuant to Article 60 of the Bankruptcy Law, formed by Arena POA Shares.

“Arena POA Shares” means, collectively, the 645,579,737 (Six Hundred, Forty-Five Million, Five Hundred, Seventy-Nine Thousand, Seven Hundred and Thirty-Seven) common shares issued by Arena Porto-Alegrense S.A., held by SPE Gestão.

“Asset Disposition” means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation, or similar transaction (each referred to for the purposes of this definition as a “disposition”), of:

(1)           any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary);

(2)           all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary; or

(3)           any other assets (other than Capital Stock of a Minority Interest Construction Company) of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary, provided, however, that Asset Disposition will not include:

(a)           a disposition (w) by an Obligor to another Obligor, (x) by a Restricted Subsidiary that is not a Subsidiary Guarantor to another Restricted Subsidiary that is not a Subsidiary Guarantor, (y) by an Obligor to a Restricted Subsidiary that is not a Subsidiary Guarantor, provided that such Restricted Subsidiary shall become a Subsidiary Guarantor hereunder, by executing and delivering to the Trustee (in accordance with Section 9.01 hereof) a supplemental indenture, pursuant to which the Restricted Subsidiary shall unconditionally guarantee the Securities in accordance with Article 10, within 15 days of any disposition that results in such Restricted Subsidiary (A) owning assets having a Fair Market Value of more than 5% of the consolidated total assets of the Company and its Subsidiaries or (B) representing in excess of 20% of Consolidated Total Revenue for any prior or subsequent period as determined on a pro forma basis, or (z) by a Restricted Subsidiary that is not a Subsidiary Guarantor to an Obligor, provided that no cash is paid by such Obligor in connection with such disposition;

(b)           sales of accounts receivable in connection with the collection or compromise thereof;

(c)           a Permitted Investment or a Restricted Payment expressly permitted by Section 4.04;

(d)           any transfer, conveyance, sale, lease or other disposition of non-current assets (or any assets that formerly were non-current assets but are being held for sale as current assets by virtue of the determination to dispose of the same) that are not part of an IPU (other than OASI Assets, which disposition of OASI Assets are addressed in Section 4.06), the gross proceeds of which do not exceed, in any one or related series of transactions, Fifteen Million Reais (R$15,000,000.00) per month or One Hundred Million Reais (R$100,000,000.00) per fiscal year;

(e)           any transfer, conveyance, sale, lease or other disposition of non-current assets not owned by an Obligor that are not part of an IPU (other than OASI Assets, which disposition of OASI Assets are addressed in Section 4.06) and are affected by obligations contracted in consortiums formed under Section 278 et al of the Brazilian Corporation Law and which in each case are set forth on Schedule 1.01(d);

(f)           [RESERVED];

(g)           [RESERVED];

(h)           in the event that any Unrestricted Subsidiary is merged into, consolidated with or otherwise becomes the property of the Company or any Restricted Subsidiary, in each case as set forth in Schedule 1.01(c) hereto, the sale of the assets or property of such former Unrestricted Subsidiary or the Capital Stock of such former Unrestricted Subsidiary;

(i)           a disposition of obsolete equipment or other obsolete assets or other property which is  no longer useful for the Company or any Restricted Subsidiary in the ordinary course of business;

(j)           the disposition of all or substantially all of the assets of the Company in a manner expressly permitted under Section 5.01;

(k)           the Incurrence of any Permitted Lien;

(l)           the issuance of Permitted Indebtedness in accordance with Section 4.03;

(m)           any surrender or waiver of contract rights pursuant to a settlement, release, recovery on or surrender of contract, tort or other claims of any kind;

(n)           the disposition of any shares of Capital Stock of an Unrestricted Subsidiary (other than any OASI Assets);

(o)           the sale or other disposition of Temporary Cash Investments;

(p)           the judicial sale of the Invepar IPU pursuant to Articles 60 and 142 of the Bankruptcy Law;

(q)           any disposition of Excluded Assets;

(r)           any disposition of any asset approved by the Eligible Creditors in a Meeting Restricted to Eligible Creditors and with the prior written consent of the Required Holders; and

(s)           the sale of inventory in the ordinary course of business.

“Assignment of Rights to Invepar SPV Free Proceeds” means the Term of Assignment of Invepar SPV Free Proceeds to be entered ito between OAS Infra, as assignor, and the Trustee, as assignee, in form and substane reasonably satisfactory to the Company and the Trustee.

“Bankruptcy Custodian” means any judicial administrator (administrator judicial) receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Bankruptcy Law” means the Brazilian bankruptcy law set forth under Law No. 11,101/2005, any similar British Virgin Island law (with respect to the Issuer), United States bankruptcy law or any similar foreign law, as applicable, for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act.  The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means, with respect to any Person, the board of directors of such Person or any committee thereof duly authorized to act on behalf of the board of directors of such Person, or similar governing body of such Person, including any managing partner or similar entity of such Person.

“Brazil” means the Federative Republic of Brazil and any branch of power, ministry, department, authority or statutory corporation or other entity (including a trust) owned or controlled directly or indirectly by it or any of the foregoing or created by law as a public entity.

“Brazilian GAAP” means, at the option of the Company, either (i) International Financial Reporting Standards or (ii) generally accepted accounting practices adopted in Brazil, in each case, as in effect from time to time and consistently applied.

"Brazilian Reias Secured Indenture" means that certain Indenture, dated [ ], 2018 by and among the Company, as issuer, the Issuer, COAS and OAS E&C as guarantors and Planner Trustee Distrubiton De Titulos e Valores Mobiliarios Ltda, as trusstee.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York City, New York or São Paulo, Brazil are authorized or required by law to close.

“Calculation Agent” means, as of the date of this Indenture, the Trustee, or any other Person authorized by the Issuer and the Trustee to act as such.

“Capital Expenditures” means expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of Capitalized Lease Obligations, which in accordance with Brazilian GAAP, would be classified as capital expenditures; provided that “Capital Expenditures” shall not include (a) expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed with insurance proceeds and (b) expenditures which are paid for or reimbursed in cash (or reimbursed through consideration that offsets a related cash liability, such as a tenant allowance) by a third party which is not the Company or any of its Restricted Subsidiaries.

“Capital Stock” of any Person means any and all quotas, shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock and partnership interests, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligation” means an obligation that is required to be classified and accounted for as a capitalized lease in accordance with Brazilian GAAP and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with Brazilian GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Cash Surplus” means that portion of the Adjusted Cash Balance at the end of the applicable fiscal year that (i) during the first five (5) fiscal years commencing on January 1, 2017, exceeds the sum of (a) the amount corresponding to fifteen percent (15%) of the Consolidated Total Revenue reported by the Company for the previous twelve (12) months, plus (b) Six Hundred Million Reais (R$600,000,000.00); and (ii) thereafter, exceeds twelve percent (12%) of the Consolidated Total Revenue reported by the Company for the previous twelve (12) months.

“Central Bank” means the Brazilian Central Bank (Banco Central do Brasil).

“CDI Rate” means the annualized Brazil Interbank Deposit Rate, as published from time to time by the Central de Custodia e Liquidacao Financeira de Titulos.

“Change of Control” means:

(1)           the sale, lease, transfer, conveyance or other disposition (other than by way of merger, consolidation or amalgamation), in one or a series of related transactions, of all or substantially all of the assets (including properties) of the Company and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act), other than to one or more Permitted Holders;

(2)           the adoption of a plan relating to the liquidation or dissolution of the Company, other than the Court-Supervised Reorganization;

(3)           the consummation of any transaction or series of related transactions (including, without limitation, any merger, consolidation or amalgamation), the result of which is that any “person” (as defined above), other than one or more Permitted Holders, becomes the

Beneficial Owner, directly or indirectly, of more than fifty percent (50%) of the Voting Stock of the Company, measured by voting power rather than number of shares;

(4)           the Company merges, consolidates or amalgamates with or into any Person, or any Person merges, consolidates or amalgamates with or into the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance);

(5)           the consummation of any transaction or series of related transactions (including, without limitation, any merger, consolidation or amalgamation), the result of which is that the Company ceases to own and control, directly and of record, one hundred percent (100%) of the Voting Stock of the Issuer;

(6)           the occurrence of a “Change of Control” (or any other similar term) under and as defined in the definitive documentation governing the issuance of any Other Securities; or

(7)           the occurrence of a Liquidity Event.

“Change of Control Offer” has the meaning set forth for such term in Section 4.09.

“Change of Control Payment” has the meaning set forth for such term in Section 4.09.

“Change of Control Payment Date” has the meaning set forth for such term in Section 4.09.

“Claims” means claims and affirmative covenants and obligations (prestações de fazer) or any surety bond, bank guarantee or equity support agreement, whether actual or contingent, liquidated or non-liquidated, whether or not the subject of a pending lawsuit/arbitration, the respective contracts, obligations and/or origin of which were entered into, made or took place prior to the Date of Filing, whether or not appearing in the List of Creditors of the Judicial Administrator and whether or not subject to the effects of the Reorganization Plan.

“COAS” means Construtora OAS S.A. – Em Recuperação Judicial, named as such in this Indenture, excluding its Subsidiaries, Consorcios and international branches, until a successor replaces it, and, thereafter, means the successor.

“Company” means OAS S.A. – Em Recuperação Judicial, named as such in this Indenture, excluding its Subsidiaries, until a successor replaces it and, thereafter, means the successor.

“Company Guarantee” means the Guarantee pursuant to the provisions of Article 11 hereto granted by the Company in favor of the Trustee and the Securityholders.

“Consolidated Total Revenue” means, for any period, the consolidated gross revenue of the Company (i) based on the latest twelve month period for which internal financial statements are available, (ii) in accordance with Brazilian GAAP and (iii) on a pro forma basis to give effect to any acquisition or disposition of companies, divisions, lines of businesses or operations by the Company subsequent to such date and on or prior to the date of determination as if such acquisition or disposition occurred on the first day of the applicable period.

“Consorcio” means any association, incorporated or otherwise, formed pursuant to, and in accordance with, Chapter XXII, Section 278 et. Seq. of Brazilian Law 6.404/76 or any similar form pursuant to the applicable law of the jurisdiction in which the Consorcio is organized or incorporated.

“Corporate Trust Office” means the principal corporate trust office of the Trustee at which at any time its corporate trust business shall be administered, which office on the date hereof is located at 500 Delaware Avenue, Wilmington Delaware 19801, Attention: OAS Restructuring (BVI) Limited 5% Senior Note 2035, or such other office at such address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (at such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Court-Supervised Reorganization” means that certain joint court-supervised reorganization for which a request was filed by the OAS Group on the Date of Filing and which was assigned Case No. 1030812-77.2015.8.26.0100, currently pending at the 1st Bankruptcy and Court-Supervised Reorganization Court of the Judicial District of São Paulo, State of São Paulo.

“Creditors” means the holders of the Claims.

“Date of Filing” means March 31, 2015.

“Default” means any event which is an Event of Default or which, after notice or passage of time or both, would be an Event of Default.

“Depositary” means, with respect to the Securities issuable or issued in whole or in part in the form of one or more Global Securities, the Person designated in Section 2.03 hereof as Depositary by the Issuer pursuant to this Indenture, until a successor shall have been appointed and become such and, thereafter, “Depositary” shall mean or include such Person.

“Directive” has the meaning set forth for such term in Section 4.22(g).

“Disqualified Stock” means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event:

(1)           matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(2)           is convertible or exchangeable for Indebtedness or Disqualified Stock; or

(3)           is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the date that is one year plus one day after the Stated Maturity of the Securities;

provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the date that is one (1) year plus one (1) day after the Stated Maturity of the Securities shall not constitute Disqualified Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the comparable provisions of this Indenture.

“DTC” means The Depository Trust Company.

“Eligible Creditor” means the holders of Claims, whose rights, value of claims, collaterals, and/or means of payment provided in the Reorganization Plan are directly affected by one or more decisions to be held in accordance with the Reorganization Plan.

“Engineering & Construction Division” means the Issuer, the Company and the Engineering Entities.

“Engineering Entities” means (i) COAS, OAS E&C and any of their respective Subsidiaries, Consorcios and branches, (ii) any SPV and (iii) any Minority Interest Construction Company.

“Event of Default” has the meaning set forth for such term in Section 6.01.

“Exchange Act” means the United States Securities and Exchange Act of 1934, as amended.

“Excluded Assets” means:

(1)           cash and Temporary Cash Investments of any Person other than the Issuer and the Company;

(2)           bank accounts of any Person other than the Issuer and the Company;

(3)           equipment of the Company or the Issuer that has any pre-existing lien as set forth on Schedule 4.10(m); and

(4)           all Capital Stock issued by: (i) Arena das Dunas Concessão e Eventos S.A., (ii) Arena Porto Alegrense S.A., (iii) Atlas Serviços de Perfuração Ltda., (iv) Concessionária Porto Novo S.A., (v) Estaleiro EEP Participações S.A., (vi) Estaleiro Enseada do Paraguaçu S.A., (vii) Farol de São Tomé Participações Ltda., (viii) Fonte Nova Negociações e Participações S.A., (ix) Fundo de Investimento em Participações OAS Empreendimentos, (x) Invepar, (xi) OAS Arenas S.A., (xii) OASE, (xiii) OAS Infra, (xiv) OASI, (xv) OAS Óleo e

Gás S.A., (xvi) OAS Soluções Ambientais S.A., (xvii) SAGUA – Soluções Ambientais de Guarulhos S.A., (xviii) Samar Soluções Ambientais de Araçatuba S.A., (xix) Sanear – Saneamento de Araçatuba S.A., (xx) SPE Gestão and (xxi) TCR – Telecomunicações da Cidade do Rio S.A.

“Fair Market Value” of any property, asset, share of Capital Stock, other security, Investment or other item means, on any date, the price that would be paid for such property, asset, share of Capital Stock, other security, Investment or other item in an arm’s length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, such price, to the extent in respect of a single transaction or series of related transactions is greater than Twenty-Five Million Dollars (U.S.$25,000,000), to be certified in an Officer’s Certificate delivered to the Trustee as having been being determined by the Company in compliance with the foregoing; provided, that if the Fair Market Value exceeds Fifty Million Dollars (U.S.50,000,000.00), such valuation shall be further supported in writing by an independent appraisal firm or investment bank of recognized international standing.

“FI-FGTS” means the Fundo de Investimento do Fundo de Garantia do Tempo de Serviço managed by the Federal Bank of Brazil (Caixa Econômica Federal).

“FI-FGTS Claim – 4th Issuance Debentures” means the secured claim resulting from the subscription and payment of debentures issued by the Company pursuant to the “Instrumento Particular de Escritura da 4ª Emissão de Debêntures Simples, Não Conversíveis em Ações, em Série Única, para Distribuição Privada, da Espécie com Garantia Real e com Garantia Adicional Fidejussória, da OAS S.A.” dated January 6, 2012, which claim amount shall be deemed for all purposes hereof not to exceed R$319,817,574.27 as of February 29, 2016.

“FI-FGTS Claim – 4th Issuance Debenture Clawback” means the amount equivalent to up to four percent (4%) of the Invepar SPV Free Proceeds, which shall only be due to FI-FGTS in the event that the Invepar Shares are sold for a value insufficient to pay the full FI-FGTS Claim – 4th Issuance Debenture as of February 29, 2016.

“FI-FGTS Invepar Shares” means the Eight Million Five Hundred Thirty-One Thousand Nine Hundred Seventy-Three (8,531,973) common shares and Seventeen Million Sixty-Three Thousand Nine Hundred Forty-Six (17,063,946) preferred shares issued by Invepar and pledged in favor of fiduciary agent BRL Trust Distribuidora de Títulos de Valores Mobiliários S.A.

“Fitch” means Fitch Ratings Ltd. and its successors.

“FIP” means Yosemite Fundo de Investimento em Participações Multiestratégia, a private equity investment fund (Fundo de Investimento em Participações – FIP) organized under the laws of Brazil, in accordance with the provisions of Ruling No. 578, issued by Brazilian Securities Commission on  August 30,  2016 and applicable regulations.

“FIP Bylaws” means the Bylaws of the FIP dated as of [ ], 2018.

“Global Securities” means any Securities issued in fully registered book-entry form to DTC (or its nominee), as depositary for the beneficial owners thereof, which shall be substantially in the form set forth in Exhibit 1 to the Appendix attached hereto.

“Good Faith Contest” means the contest of liability for taxes or other claims set forth in Section 4.17 if such liability is diligently contested in good faith by appropriate proceedings timely instituted and adequate provisions are established if required by and in accordance with Brazilian GAAP or other generally accepted accounting principles, as applicable.

 “Group 2 Financial Claims” means certain claims held by the Group 2 Financial Creditors (as defined in the Reorganization Plan).
“Group 2 Invepar Shares” means the Invepar Shares excluding the FI-FGTS Invepar Shares.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of any Person:

(1)           to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2)           entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.  The term “Guarantee” used as a verb has a correlative meaning.  The term “Guarantor” shall mean any Person Guaranteeing any obligation.

“Hedging Obligations” of any Person means the obligations of such Person under any agreement relating to any swap, option, forward sale, forward purchase, index transaction, cap transaction, floor transaction, collar transaction or any other similar transaction, in each case, for purposes of hedging or capping against Brazilian inflation, interest rates, currency or commodities price fluctuations.

“Holder” or “Securityholder” means the Person in whose name a Security is registered on the Registrar’s books.

“Incur” means issue, assume, Guarantee, incur or otherwise become liable for Indebtedness or Capital Stock; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person is merged or consolidated with the Company or becomes a Subsidiary of the Company (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time of such merger or consolidation or at the time it becomes a Subsidiary of the Company.  The term “Incurrence” when used as a noun shall have a correlative meaning.  Neither the accretion of principal of a non-interest bearing or other discount security nor the capitalization of interest on Indebtedness shall be deemed an Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1)           the principal in respect of indebtedness of such Person for borrowed money;

(2)           the principal and premium, if any, in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)           all obligations of such Person to pay the deferred and unpaid purchase price of property (except trade payables, services payables, materials payable relating to ongoing projects and contingent obligations to pay earn-outs), which purchase price is due more than six (6) months after the date of placing such property in service or taking delivery and title thereto;

(4)           all reimbursement obligations of such Person in respect of the face amount of letters of credit or other similar instruments (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person, such as import tax credits and import transactions, to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

(5)           the redemption, repayment or other repurchase amount of such Person with respect to any Disqualified Stock of such Person or any Preferred Stock of a Restricted Subsidiary of the Company, but excluding, in each case, any accrued dividends (the amount of such obligation to be equal at any time to the maximum fixed involuntary redemption, repayment or repurchase price for such Capital Stock, or if less (or if such Capital Stock has no such fixed price), to the involuntary redemption, repayment or repurchase price therefor calculated in accordance with the terms thereof as if then redeemed, repaid or repurchased, and if such price is based upon or measured by the Fair Market Value of such Capital Stock, such Fair Market Value shall be as determined in good faith by the Board of Directors or the board of directors or other governing body of the issuer of such Capital Stock);

(6)           all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of:

(a)	the Fair Market Value of such asset at such date of determination; and

(b)	the amount of such Indebtedness of such other Persons.

(7)           to the extent not otherwise included in this definition, all Hedging Obligations of such Person;

(8)           all Capitalized Lease Obligations of such Person; and

(9)           all obligations of the type referred to in clauses (1) through (8) above of other Persons that is Guaranteed by such Person to the extent so Guaranteed;

if and to the extent any of the preceding items (other than letters of credit, Hedging Obligations and obligations under clauses (6) and (9) above) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with Brazilian GAAP.  Notwithstanding anything to the contrary contained herein, Indebtedness shall not include any advances by customers in connection with construction.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Initial Securities” has the meaning set forth in the first recital of this Indenture.

“Interest Payment Date” means each June 1 and December 1 of each year, commencing on December 1, 2018, the first such date that follows the Plan Closing Date.  For the avoidance of doubt, interest on the Securities shall accrue from March 31, 2016, as if the Securities were issued on and as of such date for all purposes hereof.

“Invepar” means Investimentos e Participações em Infraestrutura S.A. – INVEPAR, a corporation with registered offices at Avenida Almirante Barroso 52, 30th floor, in the City of Rio de Janeiro, State of Rio de Janeiro, enrolled as a Taxpayer under CNPJ/MF No. 03.758.318/0001-24.

“Invepar IPU” means the isolated productive unit, pursuant to Article 60 of the Bankruptcy Law, formed by the Invepar Shares.

“Invepar Shares” means, collectively, the Thirty-Five Million, Seven Hundred, Sixty-Four Thousand, Two Hundred and Eighty-One (35,764,281) common shares and Sixty-Nine Million, One Hundred And Seventeen Thousand, Three Hundred and Seventy-Nine (69,117,379) preferred shares issued by Invepar, and held by OAS Infra and one (1) common share held by COAS that together represent approximately 24.44% of Invepar’s capital stock, held by OAS Infra and by COAS.

“Invepar SPV Free Proceeds” means the proceeds from the sale of the Invepar Shares which shall be paid by the FIP to the OAS Group in the amount of (a) to the extent the FIP subsequently sells the FI-FGTS Invepar Shares and the Group 2 Invepar Shares together, 20.00% of the net proceeds from the sale of the Invepar Shares by the FIP up to the amount of Two Hundred Seventy Million Nine Hundred Fourteen Thousand Eight Hundred Ninety-Four Reais (R$270,914,894.00) less the FI-FGTS Claim 4th Issuance Debenture Clawback, if applicable, (b) to the extent the FIP subsequently sells the FI-FGTS Invepar Shares and the Group 2 Invepar Shares separately, 26.46% of the net proceeds from the sale of the Group 2 Invepar Shares by the FIP up to the amount of Two Hundred Seventy Million Nine Hundred Fourteen Thousand Eight Hundred Ninety-Four Reais (R$270,914,894.00) less the FI-FGTS Claim 4th Issuance Debenture Clawback, if applicable.

“Investment” in any Person means any direct or indirect advance, loan (other than advances to customers or suppliers in the ordinary course of business that are recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the applicable lender) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person.

“Investment Division” means OASI, OAS Infra, SPE Gestão and their respective Affiliates, including their successors.

“Investment Grade Rating” means a rating equal to or higher than (a) BBB-, by S&P or Fitch and (b) Baa3, by Moody’s.

“IPCA” means the Brazilian Broad Consumer Price Index – Índice Nacional de Preços ao Consumidor Amplo as released by the Instituto Brasileiro de Geografia e Estatística  -- IBGE.

“IPUs” means the Invepar IPU, the O&G IPU, the Soluções Ambientais IPU, the Real Estate IPU(s) and the Arena POA IPU.

“Issue Date” means _________, 2018.

“Issuer” means OAS Restructuring (BVI) Limited, incorporated on 28th September 2016 with company number 1924668, named as such in this Indenture, excluding its Subsidiaries, until a successor replaces it and, thereafter, means the successor.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Liquidity Event” means the occurrence of any of the following events (whether in a single transaction or a series of related transactions and including by way of transfer of equity interests or assets of or merger, consolidation, capital reduction, de-merger, spin-off, amalgamation of or other similar event with respect to any member of the OAS Group or any direct or indirect equity holder or subsidiary thereof): (i) the sale, transfer, assignment, lease, collateralization or any other disposition or grant to any Person or group of related Persons (a) that in any way may represent or have the effect of transferring, altering or limiting the ownership or voting or control of any of (1) the direct or indirect equity interests of the Shareholders, (2) the ultimate direct or indirect owners or equity holders (or their respective successors or permitted assigns) of such Shareholders, or (3) any Person who controls, directly or indirectly, any such Person (including any natural persons who are directly or indirectly the ultimate owner or controlling person of the Shareholders (or their successors or permitted assigns) under any account, contract, arrangement or otherwise); or (b) that in any way may represent or have the effect of transferring, limiting or decreasing the ownership of at least twenty-five per cent (25%) of the book value of the assets of the OAS Group as of the date of the transaction (excluding the Invepar Shares, the O&G Shares, and the Soluções Ambientais

Shares, and any other assets or businesses that are expected to be sold as contemplated by the Reorganization Plan); (ii) any merger, consolidation or any other business combination directly or indirectly involving any member of the OAS Group or any direct or indirect subsidiary thereof, except those corporate acts authorized by the Reorganization Plan or expressly permitted by Article V); (iii) the occurrence of a primary or secondary initial public offering of shares (or other securities representing, convertible into or that confer rights relating to shares) issued by the Company, any direct or indirect equity holder (or controlling Person) of the Company or any direct or indirect equity holder (or controlling Person) of the Company or any Person (including any trust) that succeeds the Company or any direct or indirect equity holder (or controlling Person) of the Company as a result of a corporate reorganization; (iv) any payment of dividends or other distributions (including profit distributions) attributed to the shares issued by the Company that conflicts with the Reorganization Plan; or (v) the completion of any transaction or series of transactions similar to, or legal transactions with the same effects as, the transactions described above.  For purposes of this definition, shares issued by the Company and transferred to a Permitted Holder shall not be considered a Liquidity Event.

For purposes of this defined term, it is not considered a Liquidity Event for the shares issued by the Company to be transferred to: (a) any descendent or ascendant, in straight or collateral line, of the direct and indirect shareholders of the Company, including the holding companies CMP Participações Ltda. and LP Participações Ltda., and their (direct and indirect) shareholders, including the natural persons who are the ultimate (direct or indirect) shareholders of the Company and their successors under any account (the “Liquidity Event Shareholders”) for no consideration so long as such individual assumes all obligations under this Indenture and is subject to the same restrictions above mentioned in this paragraph, which must necessarily be established in writing, with the formal knowledge and unconditional acceptance of such individual; (b) a company 100% directly owned and controlled by the descendants or ascendants, in straight or collateral line, of the Liquidity Event Shareholders for no consideration, as long as such entity and the individuals who own and control such entity assume all obligations under this Indenture and are subject to the same restrictions above mentioned, which must necessarily be established in writing, with the formal knowledge and unconditional acceptance of such entity and individuals; or (c) to managers or employees of the Company and any entities controlled by the Company in market standard transactions as part of such managers’ and employees’ compensation and incentive packages in any case, limited in the aggregate (and not individually) to 25% of the equity of the Company during the term of this Indenture, as applicable; (d)(i) any third party (which for the avoidance of doubt shall not include the OAS Group or any Related Party) or (ii) to CMP Participações Ltda.; provided that any transfer in one or a series of transactions under (d)(i) or (d)(ii) is not in the aggregate for an amount greater than R$10,000,000, in each case, solely involving the shares owned on June 1, 2015 by José Adelmário Pinheiro Filho (or his descendants or ascendants, in straight or collateral line) or any Person controlled by him including LP Participações e Engenharia Ltda.

“List of Creditors of the Judicial Administrator” means the list of creditors of the OAS Group, as submitted by the Judicial Administrator as defined in the Reorganization Plan on June 19, 2015 and July 29, 2015.

“Maturity Date” means March 31, 2035.

“Meeting Restricted to Eligible Creditors” means the meeting of Eligible Creditors to resolve certain matters that will only affect the Eligible Creditors’ rights, which call, convening and resolution procedures shall be as set forth in Schedule 1.01(e) hereto.

“Minority Interest Construction Company” means (a) each Person listed as a Minority Interest Construction Company on Schedule 1.01(l) and (b) after the Issue Date, any other Person in which the Company or a Restricted Subsidiary acquires and/or makes a capital contribution in respect of Capital Stock and which is not a Subsidiary of the Company or a Restricted Subsidiary, provided that, in either case, (x) such Person engages in one or more Permitted Businesses and (y) all of the Capital Stock of such Person that is not owned by the Company and its Restricted Subsidiaries is owned by one or more Persons who is not a Shareholders’ Related Party.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Available Cash” from an Asset Disposition means cash payments received therefrom, in each case minus:

(1)           all legal fees and expenses, title and recording tax expenses, commissions and other fees and expenses Incurred, and all federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability in accordance with Brazilian GAAP, as a consequence of such Asset Disposition;

(2)           all payments, including any prepayment premiums or penalties, made on any Indebtedness that is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;

(3)           all distributions and other payments required to be made to minority interest holders in Subsidiaries of the Company or of any Restricted Subsidiary, as applicable, or joint ventures as a result of such Asset Disposition; and

(4)           appropriate amounts to be provided by the seller as a reserve, in accordance with Brazilian GAAP, against any liabilities associated with the property or other assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

“Non-Recourse Debt” means Indebtedness (or any portion thereof) of a Minority Interest Construction Company (the “Non-Recourse Debtor”) incurred in the ordinary course of business, consistent with past practice and used to finance (a) the creation, development, construction, improvement or acquisition of projects, properties or assets, or extensions or refinancings of such Indebtedness or (b) the operations of projects, properties or assets of such Non-Recourse Debtor; provided that the recourse of the lender thereof (including any agent, trustee, receiver or other person acting on behalf of such entity) in respect of such Indebtedness is limited solely to the Non-Recourse Debtor, any debt securities issued by the Non-Recourse Debtor, the Capital Stock of the Non-Recourse Debtor (other than such Capital Stock pledged from time to time under the security documents securing the Senior Indebtedness) and any assets, receivables, inventory, equipment, chattels, contracts, intangibles, rights and any other assets of such Non-Recourse Debtor connected with the projects, properties or assets created, developed, constructed, improved, acquired or operated, as the case may be, in respect of which such Indebtedness has been incurred.

“Notice of Redemption” has the meaning set forth for such term in Section 3.01(b).

“Notice of Special Redemption” has the meaning set forth for such term in Section 3.02(a).
        “O&G IPU” means the isolated productive unit, pursuant to Article 60 of the Bankruptcy Law, formed by O&G Shares.

“O&G Shares” means, collectively, the Four Million, Six Hundred, Forty-Three Thousand, Eight Hundred and Eighty-Four (4,643,884) common shares, One Hundred And Ninety-Eight Thousand, Five Hundred and Thirty-Nine (198,539) Class A preferred shares and Three Million, Two Hundred, Twenty-Eight Thousand, Two Hundred and Eighty-Three (3,228,283) Class B preferred shares, representing 61% of the capital stock of OAS Óleo e Gás S.A., a corporation duly organized and validly existing under the laws of the Federative Republic of Brazil, with registered offices at Praia de Botafogo 440, 16th floor, suite 1601, Botafogo, in the City of Rio de Janeiro, State of Rio de Janeiro, Brazil, ZIP Code 22250-040, enrolled as a Taxpayer under CNPJ/MF No. 11.866.604/0001-31, shares which are owned by OASI.

“OAS and/or COAS Refinancing Notes (Group 1 Financial Creditors)” means those 1.00% Senior Notes due 2041 issued and payable in Reais pursuant to that certain Indenture, dated [●], 2018 by and among the Company as issuer, COAS and OAS E&C as guarantors and [●], as trustee, registrar, transfer agent and paying agent.

“OAS E&C” means OAS Engenharia e Construção S.A., named as such in this Indenture, excluding its Subsidiaries, Consorcios and branches, until a successor replaces it, and, thereafter, means the successor.

“OAS Finance” means OAS FINANCE LIMITED, a company organized and existing under the laws of the British Virgin Islands, with registered offices at Trident Chambers, P.O. Box 146, Road Town, Tortola, enrolled under company No. 1766299.

“OAS General Shareholders’ Meeting” means the annual shareholders’ meeting of the Company pursuant to which its audited financial statements are approved.

“OAS GmbH” means OAS INVESTMENTS GMBH, a corporation organized and existing under the laws of Austria, with registered offices at Wiener Neustadt, Fischhof 3/6, 1010, in the city of Vienna, registered under company No. FN 386381.

“OAS Group” means, collectively, (i) the Company, (ii) COAS, (iii) OASI, (iv) OASE; (v) SPE GESTÃO; (vi) OAS Infra; (vii) OAS IMÓVEIS S.A. – EM RECUPERAÇÃO JUDICIAL, a corporation with registered offices at Av. Luís Vianna Filho, s/n., Loteamento Alphaville Salvador, 01, in the city of Salvador, State of Bahia, enrolled as a

Taxpayer under CNPJ/MF No. 09.557.461/0001-34; (viii) OAS GmbH; (ix) OAS Limited; (x) OAS Finance; and (xi) OAS E&C.

“OAS Infra” means OAS INFRAESTRUTURA S.A. – EM RECUPERAÇÃO JUDICIAL, a corporation with registered offices at Avenida Francisco Matarazzo, nº 1.350, 20th floor, suite 2.001, Água Branca, in the city of São Paulo, State of São Paulo, enrolled as a Taxpayer under CNPJ/MF No, 11.780.712/0001-97.

“OAS Limited” means OAS INVESTMENTS LIMITED, a corporation organized and existing under the laws of the British Virgin Islands, with registered offices at Trident Chambers, P.O. Box 146, Road Town, Tortola, registered under company No. 1503490.

“OAS Senior Notes in Reais” means those 13.00% Senior Notes due 2026 issued and payable in Reais pursuant to the Brazillian Reais Secured Indenture.

“OAS Senior Notes in USD” means those 13.00% Senior Secured Notes due 2026 issued and payable in U.S.$ pursuant to that certain USD Secureed Indenture.

“OASE” means OAS EMPREENDIMENTOS S.A. – EM RECUPERAÇÃO JUDICIAL, a corporation with registered offices at Av. Francisco Matarazzo, No. 1350, 18th Floor, Room 1.801, Água Branca, in the city of São Paulo, State of São Paulo, enrolled as a Taxpayer under CNPJ/MF No. 06.324.922/0001-30.

“OASI” means OAS INVESTIMENTOS S.A. – EM RECUPERAÇÃO JUDICIAL, a corporation with registered offices at Avenida Francisco Matarazzo, nº 1.350, 19th floor, suite 1.903, Água Branca, in the city of São Paulo, State of São Paulo, enrolled as a Taxpayer under CNPJ/MF No. 07.584.023/0001-30.

“OASI Assets” means, collectively, (i) the O&G Shares; (ii) the Soluções Ambientais Shares; and (iii) all of the shares issued by the entities controlled by OAS Soluções Ambientais S.A., including SAMAR – Soluções Ambientais de Araçatuba S.A. and SAGUA – Soluções Ambientais de Guarulhos S.A.

“OASI Assets Escrow Account” means the bank account established or to be established by OASI or by the entity succeeding the same, in which the OASI Assets Proceeds and the OASI Assets Free Proceeds existing until the Plan Closing Date shall be deposited.

“OASI Assets Free Proceeds” means 100% of the first One Hundred Fifty Million Reais (R$150,000,000.00) of the proceeds from the sale of the OASI Assets, reduced by (i) 100% of the applicable taxes due and payable in cash in the next twelve (12) months (including, for the avoidance of doubt, any such applicable taxes that would otherwise be due and payable in cash in the next twelve (12) months but for the exercise of the option to make such payments in installments), as certified by an officer’s certificate confirming that the taxes will be due and that there are no tax losses to offset such taxes, (ii) the costs associated with the final delivery of the shares issued by SAMAR – Soluções Ambientais S.A. to its purchaser (which total costs shall not exceed Nine Million Five Hundred Seventy-Four Thousand Two Hundred Forty Reais and Eighty-Eight Centavos (R$9,574,240.88)), and (iii) 100% of the legal and financial advisory fees incurred solely in connection with the sale of the OASI Assets in an amount not to exceed five percent (5%) of the proceeds from the respective sale, to be retained by the OAS Group to fund the performance of its activities, and which shall not be used to make any repayment to any creditor of any entity within the OAS Group, or any Subsidiary thereof, of the principal amount of any Indebtedness for borrowed money that was outstanding on the Issue Date except as required by the Reorganization Plan.

“OASI Assets Proceeds” means one hundred percent (100%) of the proceeds from the sale of the OASI Assets that exceed the first One Hundred Fifty Million Reais (R$150,000,000.00) reduced by (i) the applicable taxes due and payable in cash in the next twelve (12) months (including, for the avoidance of doubt, any such applicable taxes that would otherwise be due and payable in cash in the next twelve (12) months but for the exercise of the option to make such payments in installments), relating solely to proceeds in excess of One Hundred Fifty Million Reais (R$150,000,000.00), as certified by an Officer’s Certificate confirming that the taxes will be and due and that there are no tax losses to offset such taxes, (ii) the costs associated with the final delivery of the shares issued by SAMAR – Soluções Ambientais S.A. to its purchaser (which total costs shall not exceed Nine Million Five Hundred Seventy-Four Thousand Two Hundred Forty Reais and Eighty-Eight Centavos (R$9,574,240.88) and (iii) the legal and financial advisory fees incurred solely in connection with the sale of the OASI Assets and relating solely to proceeds in excess of One Hundred Fifty Million Reais (R$150,000,000.00)) in an amount not to exceed five percent (5%) of the proceeds from the respective sale.

“OASI Assets Proceeds Notes” means the promissory note to be issued pursuant to the Instrument of Non-Financial Affirmative Covenants assumed by OAS and OASI in connection with the Blank Promissory Note Issued for Purposes of Compliance with the Provisions of Clause 1.1.128 of the Reorganization Plan of the OAS Group, of even date herewith, among, inter alia, Invepar Holdings LLC, Invepar Holdings 2 LLC, Invepar Holdings 3 LLC, Invepar Holdings Canada LP, OAS Investimentos S.A. and the Company.

“Obligations” means the unconditional obligations (subordinated to the Senior Indebtedness) of each Obligor hereunder, including without limitation to pay to each Holder and the Trustee, Registrar, Transfer Agent, Paying Agent and Calculation Agent, in full  and when due, whether at maturity, by acceleration, by redemption or otherwise, the principal of, premium, if any, and interest, on the Securities.

“Obligor” means the Issuer, the Company, and each Subsidiary Guarantor.

“Officer” means (i) with respect to the Issuer, any director or authorized representative of the Issuer and (ii) with respect to the Company or any Restricted Subsidiary, any authorized representative of the Company or any Restricted Subsidiary including any President, Vice President, Executive Officer, Financial Officer or General Counsel of the Company or any Restricted Subsidiary, as the case may be.

“Officer’s Certificate” means a certificate signed by any Officer of such Person.

“Opinion of Counsel” means a written opinion from legal counsel who may be an employee of or counsel to the Company, which opinion shall be reasonably satisfactory to the Trustee.

“Optional Redemption” has the meaning set forth for such term in Section 3.04.

“Opt-Out Notice” has the meaning set forth for such term in Section 3.02(a).

“Other Securities” means, collectively and as applicable, the (i) OAS Senior Notes in Reais; (ii) OAS Senior Notes in USD, (iii) OASI Assets Proceeds Notes; and (iv) OAS and/or COAS Refinancing Notes (Group 1 Financial Creditors).

“Paying Agent” means any Person authorized by the Issuer or the Company to act as such.

“Payment Default” has the meaning set forth for such term in Section 6.01(5)(i)(a).

“Permitted Business” means any business conducted by the Company or any Restricted Subsidiary on the Issue Date and other businesses reasonably related or ancillary thereto, including any businesses reasonably related to the infrastructure industry.

“Permitted Financial Institution” means any financial institution existing under the laws of the United States or Brazil to which at least one Rating Agency has assigned an Investment Grade Rating or any other financial institution to which at least one Rating Agency has assigned a rating equivalent to an Investment Grade Rating, but based on local jurisdictional standards; provided, however, that only to the limited extent necessary after utilization by the Company of its best efforts in accordance with the provisions contained in clauses (1) and (2) of the definition of “Temporary Cash Investments” herein, the Investment Grade Rating requirement set forth in this clause shall not apply to financial institutions located in countries where no such bank meets this requirement.

“Permitted Holders” means (i) any descendent or ascendant, in straight or collateral line, of the Shareholders for no consideration so long as such individual assumes all obligations under the Warrant Agreement and is subject to the same restrictions above mentioned in this defined term, which must necessarily be established in writing, with the formal knowledge and unconditional acceptance of such individual, (ii) a company 100% directly owned and controlled by the descendants or ascendants, in straight or collateral line, of the Shareholders for no consideration, as long as such entity and the individuals who own and control such entity assume all obligations under the Warrant Agreement and are subject to the same restrictions above mentioned, which must necessarily be established in writing, with the formal knowledge and unconditional acceptance of such entity and individuals, (iii) managers or employees of the Company and any entities controlled by the Company in market standard transactions as part of such managers’ and employees’ compensation and incentive packages, in any case, limited in the aggregate (and not individually) to twenty-five percent (25%) of the equity of the Company during the term of the Warrant Agreement, as applicable, and (iv) (a) any third party (which for the avoidance of doubt shall not include the OAS Group or any entities that directly or indirectly are controlling, controlled by, affiliated with, subsidiaries of or related entities of the Company) or (b) to CMP Participações Ltda.; provided that any transfer in one or a series of transactions under (iv)(a) or (iv)(b) is not in the aggregate for an amount greater than R$10,000,000, in each case solely involving the shares owned on June 1, 2015 by José Adelmário Pinheiro Filho (or his descendants or ascendants, in straight or collateral line) or any entity controlled by him including LP Participações e Engenharia Ltda.

“Permitted Indebtedness” has the meaning set forth for such term in Section 4.03(2).

“Permitted Investment” means:

(1)           an Investment by (w) an Obligor in another Obligor, (x) a Restricted Subsidiary that is not a Subsidiary Guarantor in another Restricted Subsidiary that is not a Subsidiary Guarantor, (y) an Obligor in a Restricted Subsidiary that is not a Subsidiary Guarantor, provided, that in the case of this clause (y), such Restricted Subsidiary that is not a Subsidiary Guarantor shall become a Subsidiary Guarantor hereunder, by executing and delivering to the Trustee (in accordance with Section 9.01 hereof) a supplemental indenture, pursuant to which the Restricted Subsidiary shall unconditionally guarantee the Securities in accordance with Article 10, within 15 days of any Investment that results in such Restricted Subsidiary that is not a Subsidiary Guarantor (A) owning assets having a Fair Market Value of more than 20% of the consolidated total assets of the Company and its Subsidiaries or (B) representing in excess of 20% of  Consolidated Total Revenue for any prior or subsequent period as determined on a pro forma basis, and (z) a Restricted Subsidiary that is not a Subsidiary Guarantor in an Obligor, provided, that in the case of this clause (z), such Restricted Subsidiary that is not a Subsidiary Guarantor shall become a Subsidiary Guarantor hereunder, by executing and delivering to the Trustee (in accordance with Section 9.01 hereof) a supplemental indenture, pursuant to which the Restricted Subsidiary shall unconditionally guarantee the Securities in accordance with Article 10, if such repayment or prepayment would result in such Restricted Subsidiary that is not a Subsidiary Guarantor (A) owning assets having a Fair Market Value of more than 20% of the consolidated total assets of the Company and its Subsidiaries or (B) representing in excess of 20% of Consolidated Total Revenue for any prior or subsequent period as determined on a pro forma basis;

(2)           Temporary Cash Investments;

(3)           any Investment existing on the Issue Date and as set forth on Schedule 1.01(f) hereto, an Investment consisting of an extension, modification or renewal of any Investment in existence on the Issue Date or any new Investment made with any such Investment in existence on the Issue Date (other than Investments permitted under clause (a) above), provided that the foregoing shall not permit an increase in the original aggregate principal amount of any such Investment, unless such obligation to increase such Investment existed on or prior to the Issue Date and is described on Schedule 1.01(f);

(4)           Indebtedness and Hedging Obligations expressly permitted by Section 4.03;

(5)           Investments in connection with pledges, deposits, payments or performance bonds made or given in the ordinary course of business in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations;

(6)           Investments by the Company or any Restricted Subsidiary in Unrestricted Subsidiaries in an aggregate amount not to exceed $10,000,000 in any fiscal year;

(7)           Receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with reasonable and customary trade terms;

(8)           Investments by the Company and/or any Restricted Subsidiary in one or more Minority Interest Construction Companies in an aggregate amount not to exceed at any time 40% of the aggregate value to the Company and its Restricted Subsidiaries of each construction contract entered into by any such Minority Interest Construction Company; provided that notwithstanding the foregoing, Investments made pursuant to this clause (8) shall not exceed (A) in any fiscal year more than 20% of the cash on hand held by the Company and its Restricted Subsidiaries at the beginning of such fiscal year or (B) at any time an aggregate amount of $70 million from and after the Issue Date.

(9)           Any transaction to the extent it constitutes an Investment that is expressly permitted pursuant to Section 4.07;

(10)         Any Investment acquired from a Person which is merged with or into the Company or any Restricted Subsidiary, or any Investment of any Person existing at the time such Person becomes a Restricted Subsidiary and, in either such case, is not created as a result of or in connection with or in anticipation of any such transaction;

(11)         Any transaction to the extent it constitutes a Restricted Payment that is expressly permitted by and made in accordance with the proviso under the defined term “Asset Disposition”;

(12)         Investments in OASI Assets consisting of certain water and sewage assets owned by SAGUA – Soluções Ambientais de Guarulhos S.A. in preparation for the sale of such assets, in an amount not to exceed R$15,000,000 in aggregate; or

(13)         Investments in the form of intercompany Indebtedness existing on the date hereof and described on Schedule 1.01(g).

“Permitted Junior Securities” means equity securities or subordinated securities of the Issuer and guaranteed by the Company and the Subsidiary Guarantors provided for by a plan of reorganization or readjustment that, in the case of any such subordinated securities, are subordinated in right of payment and otherwise to all Senior Indebtedness that may at the time be outstanding to at least the same extent as the Securities are so subordinated as provided in this Indenture, by executing and delivering to the Trustee (in accordance with Section 9.01 hereof) a supplemental indenture, pursuant to which the Restricted Subsidiary shall unconditionally guarantee the Securities in accordance with Article 10.

“Permitted Lien” has the meaning set forth for such term in Section 4.10.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“PIK Payment” has the meaning set forth for such term in Section 2.14.

“PIK Securities” has the meaning set forth for such term in Section 2.14.

“Plan Closing Date” means [●], 2018.

“Preferred Stock” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Principal Payment Date” means each June 1 and December 1 of each year, commencing on June 1, 2024.

“Process Agent” has the meaning set forth for such term in Section 13.13(2).

“Protected Purchaser” means a purchaser of a Security, or of an interest therein, who (a) gives value, (b) does not have notice of any adverse claim to the Security, and (c) obtains control of the Security.

“PTAX Rate” means the Brazilian Real/U.S. Dollar commercial rate, expressed as the amount of Brazilian Reais per one U.S. Dollar as reported by the Brazilian Central Bank on the SISBACEN Data System and on its website (which, at the date hereof, is located at http://bcb.gov.br) under transaction code PTAX800 (“Consultas de Câmbio” or “Exchange Rate Enquiry”), Option 5, “Venda” (“Cotações para Contabilidade” or “Rates for Accounting Purposes”) (or any successor screen established by the Brazilian Central Bank).

“Purchase Money Indebtedness” means Indebtedness:

(1)           consisting of the deferred purchase price of an asset, conditional sale obligations, obligations under any title retention agreement and other purchase money obligations; or

(2)           Incurred to finance all or any part of the purchase price, or other cost of construction or improvement, of any property;

provided, however, that the aggregate principal amount of such Indebtedness does not exceed the lesser of the Fair Market Value of such asset or property or such purchase price or cost, including any Refinancing of such Indebtedness that does not increase the aggregate principal amount (or accreted amount, if less) thereof as of the date of Refinancing.

“Rate Calculation Date” means the fourth Business Day preceding each Interest Payment Date, Principal Payment Date, redemption date, purchase date, Change of Control Payment Date or Maturity Date in respect of the Securities.

“Rating Agency” means any of Fitch, Moody’s and S&P.

“Reais” or “R$” means the lawful currency of Brazil.

“Real Estate IPU” means one or more isolated productive units, pursuant to Article 60 of the Bankruptcy Law, formed by one or more Real Estate Property.

“Real Estate Property” means certain real estate properties consisting of non-current assets of OASE and/or its Subsidiaries, which are free and clear from any liens, as set forth in Schedule 1.01(h).

“Record Date” means each May 15 and November 15 of each year.

“Redeeming Party” has the meaning set forth for such term in Section 3.01(a)

“Refinance” means, in respect of any Indebtedness, to refinance, extend (including pursuant to any defeasance or discharge mechanism), renew, refund, repay, replace, prepay, redeem, defease or retire, or to issue or amend the terms of other Indebtedness in exchange or replacement for, such Indebtedness.  “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means Indebtedness that is Incurred to Refinance the Securities or any other Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture (including Indebtedness that Refinances Refinancing Indebtedness); provided, however, that:

(1)           the Refinancing Indebtedness has a Stated Maturity no earlier than (i) the Stated Maturity of the Indebtedness being Refinanced or (ii) the ninety-first (91st) day after the Maturity Date of the Securities;

(2)           such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being Refinanced (plus premiums, interest and reasonable expenses incurred in connection therewith);

(3)           [RESERVED]; and

(4)           if the Indebtedness being Refinanced is a Subordinated Obligation, such Refinancing Indebtedness is subordinated in right of payment to the Securities at least to the same extent as the Indebtedness being Refinanced;

provided, further, that Refinancing Indebtedness shall not include Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.
“Registrar” means an office or agency, authorized by the Issuer or the Company, where Securities may be presented for registration of transfer or for exchange; provided that the Trustee shall initially be appointed as the Registrar.

“Related Party” means any entity directly or indirectly controlling, controlled by, affiliated to, subsidiaries of the Company.

“Related Party Claims” means the claims held by any Related Party against one or more of the members of the OAS Group.

“Relevant Date” means, with respect to any payment due under the Securities, whichever is the later of (i) the date on which such payment first becomes due and (ii) if the full amount payable has not been received in New York City, New York by the Trustee on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the Securityholders in accordance with this Indenture.

“Relevant Jurisdiction” has the meaning set forth for such term in Section 4.22.

“Reorganization Plan” means that certain Joint Court-Supervised Reorganization Plan of the OAS Group, confirmed by the Bankruptcy Court of São Paulo as of January 27, 2016, as may be amended or modified from time to time pursuant to its terms.

“Required Holders” means, as of the time of such determination, Holders representing at least a majority in aggregate in principal amount of the outstanding Securities.  For the avoidance of doubt, actions approved at a meeting of Holders in accordance with Article 14 hereof shall be deemed actions of Required Holders for all purposes hereof.

“Restricted Payment” has the meaning set forth for such term in Section 4.04(l).

“Restricted Subsidiaries” means, collectively, (i) the Issuer, (ii) the Subsidiary Guarantors, (iii) each SPV, and (iv) each direct and indirect Subsidiary of the Company other than an Unrestricted Subsidiary.

“Retiring Trustee” has the meaning set forth for such term in Section 7.08.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies Inc., and its successors.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities” means the securities issued under this Indenture.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Securities Register” means a register of Securities kept at the corporate trust office of the Registrar.

“Securityholder” or “Holder” means the Person in whose name a Security is registered on the Registrar’s books.

“Senior Indebtedness” means all obligations of each Obligor under (i) the OAS Senior Notes in USD and (ii) the OAS Senior Notes in Reais (including, in each case, without limitation, for principal, interest, premium, if any, or otherwise) and under each related indenture and the security and other related documents referred to therein (including, in each case, without limitation, and for the avoidance of doubt, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Obligor, whether or not allowed in such proceeding).

“SFH Financing” means Indebtedness Incurred by OASE, or any of its subsidiaries, (i) in the ordinary course of its business, consistent with past practice, without “aval” (which may be secured by assets of the issuer of such Indebtedness) and (ii) existing Indebtedness, including Indebtedness with “aval” incurred in connection with, or related to, projects launched prior to the date of this Indenture for which either (a) the disbursement of funds are evidenced by binding, written commitments or (b) funds have already been disbursed, in each case for this subclause (ii) as set forth on Schedule 1.01(j) hereto.

“Shareholder’s Related Party” means Persons and entities, including their respective direct and indirect shareholders, directly or indirectly controlling, controlled by, affiliated to, subsidiaries of or related entities of any of the Shareholders; provided, however, that such Persons and entities shall not include direct or indirect subsidiaries of the Company or their respective officers or directors.

“Shareholder Restricted Payment” means (i) the distribution of dividends, capital decrease, payment on or execution of any other legal transaction that involves or may involve transfer of funds or assets of the Company or any Restricted Subsidiary, directly or indirectly, to any of the Shareholders or any Shareholder’s Related Party, including their respective officers or directors; (ii) the payment of interests or dividends on Shareholders’ equity (whether in cash, securities or other property or assets) or the incurrence of any liability to make any other payment or distribution of cash or other property or assets to any of the Shareholders or any Shareholder’s Related Party, including their respective officers or directors; (iii) any form of remuneration (whether in cash, securities or other property or assets) to any of the Shareholders or any Shareholder’s Related Parties, including their respective officers or directors; (iv) the payment (whether in cash, securities or other property or assets) of any loans or any contract existing prior to or after December 17, 2015, entered into by the OAS Group, except for OASE, with any of the Shareholders or any Shareholder’s Related Party, including their respective officers or directors; (v) the grant of loans to any of the Shareholders or any Shareholder’s Related Party, including their respective officers or directors; (vi) any payment (whether in cash, securities or other property or assets) made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights of any of the Shareholders or any Shareholder’s Related Parties, including their respective officers or directors; and (vii) any payment (whether in cash, securities or other property or assets) of management fees, transaction fees or other fees of a similar nature, or out-of-pocket expenses in connection therewith to any of the Shareholders or the Shareholder’s Related Parties, including their respective officers or directors. Without limiting the generality of the foregoing, “Shareholder Restricted Payments” with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights, equity incentive or equity achievement plans or any similar equity-based plans or setting aside of or otherwise reserving any funds for the foregoing purposes; provided, however, that the foregoing shall not restrict the ability of any direct or indirect Subsidiary of the Company from making dividends or distributions to any Restricted Subsidiary or to the Company.

“Shareholders” means, collectively, the direct and indirect shareholders of the Company, including the holding companies CMP Participações Ltda. and LP Participações Ltda., and their (direct and indirect) shareholders, including the natural persons who are the ultimate (direct or indirect) shareholders of the Company.

“Shareholders’ Receivables” means, collectively, all amounts due from all shareholders or their respective direct and indirect affiliates to the OAS Group, which amounts shall be timely paid by the Shareholders as originally agreed under the Shareholders’ Receivables Documents.

“Shareholders’ Receivables Documents” means, (i) Instrumento Particular de Cessão e Compensação de Crédito com Confissão de Dívida, dated December 31, 2010, by and between COESA Engenharia Ltda., OAS and EMPI Empreendimentos Imobiliários Ltda.; (ii) Instrumento Particular de Cessão e Compensação de Crédito com Confissão de Dívida, dated December 31, 2010, by and between COAS, OAS and EMPI Empreendimentos Imobiliários Ltda.; (iii) Instrumento Particular de Cessão de Crédito com Confissão de Dívida, dated December 31, 2010 by and between COESA Engenharia Ltda., OAS and RV Participações Ltda.; (iv) Instrumento Particular de Cessões e Compensação de Créditos com Confissão de Dívida, dated November 30, 2010 by and between EPP – Energia Elétrica,

Promoção e Participações Ltda., OAS, Multicorp Patrimonial Ltda., RV Participações Ltda. and CMP Participações Ltda.; (v) Instrumento Particular de Cessão de Crédito com Confissão de Dívida, dated December 31, 2010 by and between EPP – Energia Elétrica, Promoção e Participações Ltda., OAS and EMPI Empreendimentos Imobiliários Ltda.; (vi) Instrumento Particular de Cessão de Crédito com Confissão de Dívida, dated December 31, 2010 by and between COAS, OAS and RV Participações Ltda.; (vii) Instrumento Particular de Cessão de Crédito com Confissão de Dívida, dated December 31, 2010 by and between EPP – Energia Elétrica, Promoção e Participações Ltda., OAS and RV Participações Ltda.; (viii) Instrumento Particular de Cessão de Crédito com Confissão de Dívida, dated December 31, 2010 by and between OAS, CMP Participações Ltda., LP Participações e Engenharia Ltda., RV Participações Ltda., and EMPI Empreendimentos Imobiliários Ltda and (ix) any other instruments pursuant to which any Shareholder, or its direct or indirect affiliate, has undertaken any obligations with respect any member of the OAS Group.

“Soluções Ambientais IPU” means the isolated productive unit, pursuant to Article 60 of the Bankruptcy Law, formed by Soluções Ambientais Shares.

“Soluções Ambientais Shares” means, collectively, the Fifty-Three Million, Three Hundred, Seventy-Six Thousand, Three Hundred and Eighty-One (53,376,381) common shares and Fifty-Three Million, Three Hundred, Seventy-Six Thousand, Three Hundred and Eighty-One (53.376.381) preferred shares issued by OAS Soluções Ambientais S.A., a corporation duly organized and validly existing under the laws of the Federative Republic of Brazil, with registered offices at Avenida Angélica 2220, 4th floor, suite 41, Consolação, in the City of São Paulo, State of São Paulo, Brazil, ZIP Code 01228-200, enrolled as a Taxpayer under CNPJ/MF No. 11.867.422/0001-85, shares which are held by OASI.

“SPE Gestão” means SPE GESTÃO E EXPLORAÇÃO DE ARENAS MULTIUSO S.A. – EM RECUPERAÇÃO JUDICIAL, a corporation with registered offices at Avenida Francisco Matarazzo, nº 1.350, 19th floor, suite 1.905, Água Branca, in the city of São Paulo, State of São Paulo, enrolled as a Taxpayer under CNPJ/MF No. 17.316.830/0001-25.

“Springing Provisions” has the meaning set forth in Section 3.07.
“Springing Provisions Trigger Date” means the date which is thirty (30) days after the earliest to occur of the following (each, a “Springing Provisions Trigger”):
(1) the entry of a final, non-appealable order or decision (a “Final Order”) by any court of competent jurisdiction permanently enjoining or providing similar relief prohibiting or restricting, or purporting to prohibit or restrict, the Special Redemption from being consummated in accordance with the terms hereof; and
(2) the date occurring thirty (30) Business Days from the Issue Date, if the Issuer or another Redeeming Party shall not have consummated the Special Redemption on or before such date; provided, however, that if consummation of the Special Redemption by the Issuer or another Redeeming Party shall have been prevented or delayed within such thirty (30) Business Day period following the Issue Date by virtue of the entry of an order or decision by any court of competent jurisdiction (other than a Final Order), enjoining or providing similar relief prohibiting or restricting, or purporting to prohibit or restrict, the Special Redemption from being consummated in accordance with the terms hereof, or conditioning the consummation of the Special Redemption upon compliance with any procedures set forth in such order or decision, then, if and only for so long as the Issuer or such other Redeeming Party, shall be continuing to use commercially reasonable best efforts to contest such order or decision or the relief set forth therein in good faith or to satisfy the conditions for the consummation of the Special Redemption set forth in such order or decision, as applicable, then the date of this Springing Provisions Trigger shall be extended to the earlier of (a) the date which is twenty (20) Business Days after the injunction or stay provided by such order or decision has been lifted or the conditions for the consummation of the Special Redemption set forth in such order or decision have been satisfied, as applicable, and (b) the occurrence of the first anniversary of the date of this Indenture if the Special Redemption shall not have been consummated prior such first anniversary in accordance with the terms hereof.
“SPV” means a Subsidiary of the Company (x) that is a special purpose vehicle established to construct, develop or finance a project, (y) that becomes a guarantor of the Securities and (z) the majority of whose equity interests owned by the Company are pledged under the security documents securing the Senior Indebtedness.

“Special Redemption” has the meaning set forth in Section 3.04(b).
“Special Redemption Consideration” means the assignment from the OAS Group of such percentage (“Special Redemption Consideration Percentage”) of the rights of the OAS Group in and to the Invepar SPV Free Proceeds, to the extent of the portion thereof constituting the Invepar SPV Free Proceeds Assigned Portion (as defined in the Assignment of Rights to Invepar SPV Free Proceeds), for the ratable benefit of the Redeeming Holders (as defined in the Assignment of Rights to Invepar SPV Free Proceeds), in accordance with and subject to documentation setting forth such assignment, and, with respect to this Indenture and the USD Secured Indenture, such assignment will be pursuant to the Assignment of Rights to Invepar SPV Free Proceeds.  “Special Redemption Consideration Percentage” shall equal the result obtained by dividing (i) the ratio (expressed as a percentage) whose numerator is the aggregate outstanding principal amount of all Securities hereunder being redeemed pursuant to the Special Redemption in accordance herewith together with the outstanding principal amounts of all securities under each of the USD Secured Indenture and the Brazilian Reais Secured Indenture which shall be subject to a substantially concurrent special redemption being so redeemed thereunder, and whose denominator is the aggregate outstanding principal amounts of all Securities hereunder together with the outstanding principal amounts of all securities under each of the USD Secured Indenture and the Brazilian Reais Secured Indenture, by (ii) 95% (it being understood that all conversions of Brazilian Reais to US Dollars (or the reverse) hereunder shall be done according to the PTAX Rate); provided, however, in no event shall Special Redemption Consideration exceed the Invepar SPV Free Proceeds.
“Stated Maturity” means, with respect to any Indebtedness, the date specified in such Indebtedness as the fixed date on which the final payment of principal of such Indebtedness is due and payable, including, with respect to any principal amount which is then due and payable pursuant to any mandatory redemption provision, the date specified for the payment thereof (but excluding any provision providing for the repurchase of any such Indebtedness upon the happening of any contingency unless such contingency has occurred).

“Subject Asset Disposition Proceeds” means all amounts to be applied in accordance with Section 4.06(d)(ii).

“Subordinated Obligation” means any Indebtedness that is subordinate or junior in right of payment to the Securities and Company and Subsidiary Guarantees pursuant to a written agreement.

“Subscription Warrants” means those certain subscription warrants to be issued pursuant to Clause 3.1.9 of the Reorganization Plan and Exhibit 1.1.27 of the Reorganization Plan, by the OAS/COAS Aggregate Financial Creditor (as defined in the Reorganization Plan).

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which more than fifty percent (50%) of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more Subsidiaries of such Person (or a combination thereof).

“Subsidiary Guarantee” means any Guarantee by a Restricted Subsidiary of the Issuer’s obligations with respect to the Securities, executed pursuant to the provisions of this Indenture, including the Guarantee pursuant to the provision of Article 10 hereto granted by each Subsidiary Guarantor on the Issue Date in favor of the Trustee and the Securityholders.

“Subsidiary Guarantor” means any Restricted Subsidiary that has provided a Subsidiary Guarantee.  As of the Issue Date, COAS and OAS E&C are Subsidiary Guarantors.

“Successor Company” has the meaning set forth for such term in Section 5.01(a)(ii).

“Supporting Obligations” means the Equity Support Agreements as set forth in Schedule 1.01(k) hereto, under which the Company and/or Restricted Subsidiaries agreed to contribute, whenever necessary, to a certain directly or indirectly controlled entity, immediately available funds to meet certain financial obligations undertaken by such entity.

“Temporary Cash Investments” means any of the following:

(1)           any investment with a maturity of twelve (12) months or less from the date of acquisition in direct obligations of Brazil, the United States or any agency thereof or obligations Guaranteed by Brazil, the United States or any agency thereof, provided that Restricted Subsidiaries shall be allowed to invest in direct obligations of the country in which such Restricted Subsidiaries are located irrespective of the ratings of any such obligations, and provided further that the Company shall use its continuing best efforts to transfer any such investments in direct obligations of a country pursuant to the immediately preceding proviso to another Temporary Cash Investment;

(2)           investments in time deposit accounts, certificates of deposit and money market deposits issued by a bank or trust company that is organized under the laws of the United States, any state thereof, or Brazil having capital, surplus and undivided profits aggregating in excess of Five Hundred Million Dollars (U.S.$500,000,000.00) (or the foreign currency equivalent thereof) and whose long term debt is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act), provided that Restricted Subsidiaries shall be permitted to invest in time deposit accounts, certificates of deposit and money market deposits of banks and trust companies organized under the country in which such Restricted Subsidiary are located irrespective of whether the long term debt rating is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) and provided further, that the Company shall use its continuing best efforts to transfer any such investments pursuant to the immediately preceding proviso to another Temporary Cash Investment;

(3)           repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

(4)           investments in commercial paper maturing not more than ninety (90) days after the date of acquisition issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States, Brazil or any other foreign country recognized by the United States with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P (or such similar equivalent rating, including similar equivalent ratings in foreign countries);

(5)           investments in securities with maturities of twelve (12) months or less from the date of acquisition issued or fully Guaranteed by any state, commonwealth or territory of the United States, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or “A” by Moody’s (or such similar equivalent rating);

(6)           investments in securities with maturities of twelve (12) months or less from the date of acquisition issued or fully Guaranteed by Brazil;

(7)           certificates of deposit, bankers’ acceptances and time deposits issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any Brazilian or United States office of any Permitted Financial Institution; and

(8)           investments in money market funds substantially all the assets of which are comprised of investments of the types described in clauses (1) through (7) above.

“Temporary Securities” has the meaning set forth for such term in Section 2.10.

“TIA” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “TIA” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Timely Payment Bonus” shall be calculated from time to time as set forth on Exhibit E hereto.

“TR Rate” means the reference rate established by Law No. 8,177 of 1991, as determined and published from time to time by the Central Bank of Brazil.  In the absence of publication of such reference rate for a period exceeding five (5) Business Days after the expected date of publication, or in the event the TR Rate is extinct by statutory or judicial determination, the TR Rate shall be replaced by its legally determined substitute.

“Transfer Agent” means the party named as such in this Indenture and at whose office or agency securities may be presented or surrendered for registration of transfer or for the exchange.

“Trustee” means the party named as such in this Indenture until a successor replaces it pursuant to and in accordance with this Indenture and, thereafter, means the successor.

“Trust Officer” means any officer in the corporate trust department of the Trustee who is directly responsible for the administration of the transactions relevant to the applicable duty, matter or event.

“United States” means the United States of America.

“Unrestricted Subsidiary” means any Subsidiary of the Company that has been designated as an Unrestricted Subsidiary in accordance with the terms hereof.  As of the Issue Date, each of the Unrestricted Subsidiaries is identified on Schedule 1.01(m) hereto which Schedule shall describe which, if any, of the conditions set forth in clauses (1) – (9) below are not satisfied as of the Issue Date and shall provide reasonable detail in respect of each thereof.

The management of the Company may designate any of its Subsidiaries, including any existing, newly acquired or newly formed Subsidiary other than those Subsidiaries identified in clauses (i) – (iii) of the definition of Restricted Subsidiary herein, to be an Unrestricted Subsidiary; provided that:

(1)           neither such Subsidiary to be so designated nor any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any of its Restricted Subsidiaries;

(2)           such Subsidiary to be so designated must be an entity of which the Capital Stock entitled to cast at least a majority of the votes that may be cast by all Capital Stock having ordinary voting power for the election of directors (or Persons performing a similar function) is owned, directly or indirectly, by the Company;

(3)           the aggregate amount of all Subsidiaries designated as Unrestricted Subsidiaries during the then-current fiscal year does not exceed the amount set forth in clause (6) of the definition of Permitted Investments (and, for the avoidance of doubt, each such designation made pursuant to this clause (3) shall be deemed an Investment under, and subject to the limits under, clause (6) of the definition of Permitted Investments hereunder in the amount of the Fair Market Value of all Investments of the Obligors and other Restricted Subsidiaries in such Subsidiary as of the date of designation);

(4)           neither such Subsidiary to be so designated nor any of its Subsidiaries shall, at the time of designation or thereafter, own or Incur any Indebtedness of which the holders thereof (or any agent or other Person acting on behalf thereof) have recourse to the Company, any Restricted Subsidiary or any of their respective assets;

(5)           such Subsidiary to be so designated has no Indebtedness that, directly or indirectly, is recourse to the Company or any Restricted Subsidiary or any of their respective assets;

(6)           such Subsidiary to be so designated is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding, taken as a whole, are not materially less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(7)           such Subsidiary to be so designated is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Capital Stock or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results;

(8)           such Subsidiary to be so designated has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and

(9)           such Subsidiary to be so designated does not, either alone or in the aggregate with all other Unrestricted Subsidiaries, operate, directly or indirectly, all or a material portion of the business of the Company and its Subsidiaries.

The management of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation on a pro forma basis, no Default or Event of Default shall have occurred and be continuing.

Any such designation of a Subsidiary as a Restricted Subsidiary, and any such designation of a Subsidiary as an Unrestricted Subsidiary pursuant to the terms hereof shall be evidenced to the Trustee by promptly filing with the Trustee an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“U.S. dollar” or “U.S.$” means the lawful currency of the United States.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States is pledged and that are not callable or redeemable at the issuer’s option.

“USD Secured Indenture” means that certain Indenture, dated [●], 2018 by and among the Company, the Issuer, COAS and OAS E&C as guarantors, Wilmington Savings Fund Society, FSB, as trustee, and Planner Trustee Distribuidora De Titulos e Valores Mobiliarios Ltda., as collateral agent.
“Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding that are entitled (without regard to the occurrence of any contingency) to vote in the election of the directors of such Person, but excluding such classes of Capital Stock or other interests that are entitled, as a group in a separate cast, to appoint one director of such Person as representative of the minority shareholders.

“Warrant Agreement” means those certain Subscription Warrants, issued by the Company in favor of the applicable holder thereunder, dated as of the Plan Closing Date.

SECTION 1.01  Incorporation by Reference of Trust Indenture Act.

The following TIA terms have the following meanings:

“indenture securities” means the Securities, the Company Guarantee and any Subsidiary Guarantees; and

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions to the extent such terms are not defined herein.

SECTION 1.02  Rules of Construction.  Unless the context otherwise requires:

(1)           a term has the meaning assigned to it;

(2)           (a) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with Brazilian GAAP, (b) except as otherwise herein expressly provided, the term Brazilian GAAP, with respect to any computation required or permitted hereunder, shall mean Brazilian GAAP as of the date of such computation, and (c) except as otherwise herein expressly provided, all ratios and computations based on Brazilian GAAP contained in this Indenture should be computed in conformity with Brazilian GAAP;

(3)           “or” is not exclusive;

(4)           “including” means including without limitation;

(5)           words in the singular include the plural and words in the plural include the singular;

(6)           unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

(7)           the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the Company dated such date prepared in accordance with Brazilian GAAP;

(8)           the principal amount of any Preferred Stock shall be (a) the maximum liquidation value of such Preferred Stock or (b) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater;

(9)           all references to the date the Initial Securities were originally issued shall refer to the Issue Date;

(10)         unless context requires otherwise, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Indenture shall refer to this Indenture as a whole and not to any particular provision of this Indenture;

(11)         unless otherwise stated, any agreement, contract or document defined or referred to herein shall mean such agreement, contract or document and all schedules, exhibits and attachments thereto as in effect as of the date hereof, as the same may thereafter be amended, supplemented or otherwise modified from time to time; and

(12)         all references in this Indenture and the Securities to interest in respect of any Security shall be deemed to include all Additional Amounts, if any, in respect of such

Security, unless the context otherwise requires, and express mention of the payment of Additional Amounts in any provision hereof or thereof shall not be construed, without more, as excluding reference to Additional Amounts in those provisions hereof or thereof where such express mention is not made.

ARTICLE 2

THE SECURITIES

SECTION 2.01  Form and Dating.  Provisions relating to the Securities are set forth in the Appendix attached hereto (the “Appendix”) which is hereby incorporated in, and expressly made part of, this Indenture.  The Initial Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit 1 to the Appendix which is hereby incorporated in, and expressly made a part of, this Indenture.  The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuer or the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company).  Each Security shall be dated the date of its authentication.  The Securities will be fully and unconditionally guaranteed by the Company in accordance with Article 11 and the Subsidiary Guarantors in accordance with Article 10.  The terms of the Initial Securities set forth in the Appendix and Exhibit 1 thereto are part of the terms of this Indenture.

SECTION 2.02  Execution and Authentication.

(1)          An Officer of the Issuer shall sign the Securities for the Issuer, and an Officer of the Company, and of each of the Subsidiary Guarantors, shall sign the notation in the Securities relating to the Company Guarantee or the Subsidiary Guarantee, as applicable.  Each such signature may be by manual or facsimile signature of such Officer.  If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

(2)          A Security shall not be valid until an authorized signatory of the Trustee, manually or by facsimile, signs the certificate of authentication on the Security.  The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

(3)          The Trustee shall, upon receipt of a written order signed by an Officer of the Issuer (an “Authentication Order”) on the Issue Date, authenticate and deliver R$725,000,000 aggregate principal amount of 5.00% Senior Secured Notes due 2035.  The Trustee shall, upon receipt of an Authentication Order from the Issuer delivered in accordance with Section 2.14, in respect of PIK Securities following the Issue Date, authenticate and deliver such PIK Securities.  An Authentication Order shall specify:

(a)           the aggregate principal amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated; and

(b)           the applicable provision of this Indenture pursuant to which the Securities will be issued.

(4)         The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate the Securities.  Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

SECTION 2.03  Registrar and Paying Agent.

(1)          The Issuer shall maintain the Registrar and the Paying Agent.  The Registrar shall keep a register of the Securities and of their transfer and exchange. A Securities Register will be held at the registered office of the Issuer.  For this purpose, the Registrar shall send to the Issuer as soon as practicable after any change to the register held with the Registrar a copy of such register or the information to enable the update of the Securities Register kept at the registered office of the Issuer.  In the case of discrepancy between any register held by the Registrar and the Securities Register kept by the Issuer at its registered office, the latter shall prevail for purposes under the laws of the British Virgin Islands.

(2)          The Issuer may appoint from time to time one or more co-registrars and one or more additional paying agents.  The term “Paying Agent” includes any additional paying agent and the term “Registrar” includes any additional Registrar or co-registrar.

(3)          The Issuer shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture.  Such agreement shall implement the provisions of this Indenture that relate to such agent.  The Issuer shall notify the Trustee of the name and address of any such agent.  If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07.  The Issuer, the Company or any Restricted Subsidiary may act as Paying Agent, Registrar, co-registrar or Transfer Agent.

The Issuer initially appoints (i) the Trustee as Registrar, Transfer Agent, Paying Agent and Calculation Agent with respect to the Securities and (ii) DTC as Depositary with respect to the Securities.

SECTION 2.04  Paying Agent To Hold Money in Trust.   By 12:00 noon New York time, no later than one Business Day prior to each Interest Payment Date, Principal Payment Date, redemption date, purchase date, Change of Control Payment Date or Maturity Date on any Securities, the Issuer shall deposit with a Paying Agent in immediately available funds a sum sufficient to pay such principal and interest when so becoming due on any such Interest Payment Date, Principal Payment Date, redemption date, purchase date, Change of Control Payment Date or Maturity Date on any Securities.  All payments under the Securities shall be in U.S.$ as set forth therein.  Each Paying Agent (other than the Trustee) (i) shall hold in trust, for the benefit of Holders or the Trustee, all money held by such Paying Agent for the payment of principal and interest on the Securities and (ii) upon its obtaining actual knowledge of any default by the Issuer, shall deliver written notice to the Trustee advising it of such default.  If the Issuer or an Affiliate acts as Paying Agent, it will segregate and hold in a separate trust, for the benefit of the Holders, all money held by it in its capacity as Paying Agent. The Issuer or the

Trustee at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by it.  Upon complying with this Section 2.04, the Paying Agent shall have no further liability for the money delivered to the Trustee.

The receipt by the Paying Agent or the Trustee from the Issuer of each payment of principal, interest and/or other amounts due in respect of the Securities in the manner specified herein and on the date on which such amount of principal, interest and/or other amounts are then due, shall be valid and effective to satisfy the obligations of the Issuer herein and under the Securities to make such payment to the Holders on the due date thereof.

So long as any of the Securities remain outstanding, the Issuer will maintain one or more agents in the United States of America to whom the Securities may be presented for payment.

SECTION 2.05  Securityholder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders.  If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee, in writing at least five (5) Business Days before each Interest Payment Date and Principal Payment Date and at such other times as the Trustee may reasonably request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

SECTION 2.06  Transfer and Exchange.  The Securities shall be issued in registered form and shall be transferable only as provided in the Appendix to this Indenture.  The Issuer may require from a transferee, payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to the terms of this Indenture (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 4.09 and 9.04).  The Issuer shall not be required to make and the Registrar need not register transfers or exchanges of Securities selected and delivered for redemption or any Securities for a period of fifteen (15) days before an Interest Payment Date or Principal Payment Date.

Within fifteen (15) days prior to the due presentation for registration of transfer of any Security, the Issuer, the Trustee, the Paying Agents, the Registrar or any co-registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest (and Additional Amounts, if any) on such Security and for all other purposes whatsoever, whether or not presentation of such Security is overdue, and none of the Issuer, the Trustee, any Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among participants in DTC or beneficial owners of interests in any Global Securities).

None of the Trustee, the Registrar, the Transfer Agent or any Paying Agent shall have any responsibility for any actions taken or not taken by the Depositary.

SECTION 2.07  Replacement Securities.  If (a) any mutilated Security is surrendered to the Issuer, a Registrar, or the Trustee, or (b) the Issuer, a Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and, unless otherwise agreed by the Issuer, the Registrar and the Trustee, there is delivered to the Issuer, the Registrar and the Trustee such security and/or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Issuer, the Registrar or the Trustee that such Security has been acquired by a Protected Purchaser, the Issuer shall issue and the Trustee, upon receipt of an Authentication Order,  shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a replacement Security of like tenor and principal amount, bearing a certificate number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become due and payable, or has been called for redemption by the Issuer pursuant to Article 3 of this Indenture, the Issuer in its discretion (but subject to any conversion rights applicable thereto) may, instead of issuing a replacement Security, pay or redeem such Security, as the case may be.

Upon the issuance of any replacement Security under this Section 2.07, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Trustee or the Registrar) in connection therewith.

Every replacement Security is an additional obligation of the Issuer.

The provisions of this Section 2.07 are exclusive and, to the extent lawful, shall preclude all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 2.08  Outstanding Securities.  The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those Securities (a) canceled by it pursuant to Section 2.12 hereof, (b) delivered to the Trustee for cancellation, (c) otherwise surrendered for transfer or exchange and (d) those described in this Section 2.08 as not outstanding.  Except as set forth in Article 9 and Section 13.06, a Security does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Security.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

If any Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or the Maturity Date money sufficient to pay all principal,

premium, interest and Additional Amounts (if any) payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date, such Securities (or portions thereof) will cease to be outstanding and interest on them will cease to accrue.

SECTION 2.09Treasury Securities. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Issuer, or by any Affiliate of the Issuer, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that the Trustee receives an Officer’s Certificate from the Issuer certifying that such Security is so owned shall be so disregarded. Upon request of the Trustee, the Issuer shall promptly furnish an Officer’s Certificate to the Trustee, listing and identifying all Securities, if any, known by the Issuer to be owned or held by or for the account of the Issuer or by any Affiliate of the Issuer, and the Trustee shall be entitled to accept and rely upon such Officer’s Certificate as conclusive evidence of the facts set forth therein.

SECTION 2.10  Temporary Securities.  Until definitive Securities are ready for delivery, the Issuer may prepare and execute, and the Trustee shall, upon receipt of an Authentication Order, authenticate, temporary Securities (“Temporary Securities”).  Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Issuer considers appropriate for Temporary Securities.  Without unreasonable delay, the Issuer shall prepare and execute and the Trustee shall, upon receipt of an Authentication Order, authenticate definitive Securities and deliver them in exchange for Temporary Securities.

SECTION 2.11  Defaulted Interest. If the Issuer defaults in a payment of interest on the Securities, it will pay, until and excluding the date that such default is no longer continuing, the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Securities and in Section 4.01 hereof. In the event of a Default in the payment of interest on the Securities, the Issuer will furnish an Officer’s Certificate to the Trustee certifying the amount of defaulted interest to be paid on each Security and the date of the proposed payment and deposit with the Trustee an amount of money in immediately available funds in United States dollars equal to the aggregate amount to be paid in respect of such defaulted interest. The Trustee agrees to hold such money in trust for the benefit of the Persons entitled to such defaulted interest as provided in this clause. The Issuer will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuer (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.12  Cancellation.  The Issuer at any time may deliver Securities to the Trustee for cancellation, along with a written notice to the Trustee advising it of the cancellation.  The Registrar and any Paying Agent shall forward to the Trustee any Securities surrendered to it for registration of transfer, exchange or payment.  The Trustee and no one else shall cancel and dispose of (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation in accordance with its procedures for the disposition of canceled securities in effect from time to time. Upon receipt by the Trustee of a written request from the Issuer, the Trustee shall deliver a certificate of such disposition to the Issuer (unless the Issuer directs the Trustee in writing to deliver canceled Securities to the Issuer).  The Issuer may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

SECTION 2.13  CUSIP Numbers and ISINs.  The Issuer in issuing the Securities may use “CUSIP” numbers and “ISINs” (if then generally in use) or similar numbers and, if so, the Trustee shall use “CUSIP” numbers, “ISINs” or similar numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Issuer shall promptly notify the Trustee, in writing, of any change in any “CUSIP” or “ISIN” numbers.

SECTION 2.14  Issuance of PIK Securities.  In connection with the payment of pay-in-kind interest as set forth in the Appendix in respect of the Securities, the Issuer is entitled to, without the consent of the Holders, either (a) increase the outstanding principal amount of such Securities by an amount equal to the amount of pay-in-kind interest for the applicable interest period (rounded up to the nearest whole dollar) or (b) issue additional Securities (the “PIK Securities”) in an aggregate principal amount equal to the amount of PIK interest for the applicable interest period (rounded up to the nearest whole dollar) under the same terms and conditions as the Initial Securities (each, a “PIK Payment”), other than (i) the date of issuance and (ii) any adjustments to reflect differences with respect to the original issue discount for U.S. federal income tax purposes.  The Trustee will, at the written request of the Issuer, authenticate and deliver any such PIK Securities in certificated form for original issuance to the Persons who are registered Holders at the close of business on the Record Date immediately preceding the relevant Interest Payment Date.  Any PIK Securities issued in certificated form will be issued with the description “PIK” on the face of such PIK Security, dated as of the applicable Interest Payment Date and will bear interest from and after such date in accordance with the terms of this Indenture and the Securities.  All PIK Securities issued pursuant to a PIK Payment will mature on the Maturity Date, will be governed by, and subject to the terms, provisions and conditions of, this Indenture and shall have the same rights and benefits as the Initial Securities.  The Initial Securities and any PIK Securities will be treated as a single class for all purposes under this Indenture, including waivers, amendments, redemptions and offers to purchase; provided, however, that if the PIK Securities are not fungible with the Initial Securities for U.S. federal income tax purposes, such PIK Securities shall have a separate CUSIP Number.  Unless the context requires otherwise, for all purposes of this Indenture and the Reorganization Plan, references to, in the case of this Indenture, the “Securities” and, in the case of the Reorganization Plan, the “OAS and/or COAS Refinancing Notes (Group 2 Financial Creditors)” include any PIK Securities actually issued and any increase in the principal amount of the outstanding Initial Securities (including PIK Securities) as a result of a PIK Payment hereunder, and references to “principal amount” of the Securities shall include any increase in the principal amount of the outstanding Securities (including PIK Securities) as a result of a PIK Payment hereunder.

With respect to any PIK Securities, the Issuer shall furnish an Officer’s Certificate to the Trustee, certifying the following information:

(1)           the aggregate principal amount of such PIK Securities to be authenticated and delivered pursuant to this Indenture;

(2)           the issue price, the issue date and the CUSIP and ISN numbers, if any, of such PIK Securities;

(3)           that the issuance of such PIK Securities does not contravene any provision of the Indenture; and

(4)           whether such PIK Securities shall be issued in the form of Initial Securities as set forth in the Appendix to this Indenture.

The Trustee shall have the right to decline to authenticate and deliver any PIK Securities under this Section 2.14 if the Trustee determines that such action may not be lawfully taken by the Issuer or if the Trustee in good faith by its board of directors or board of trustee, executive committee or a trust committee of directors or trustees or Trust Officers shall determine that such action would expose the Trustee to personal liability.

SECTION 2.15  Adjustments to Principal Amount.  Notwithstanding any other provision in this Indenture to the contrary, the aggregate principal amount of the Securities that shall be deemed outstanding from time to time for all purposes hereof and thereof shall be the principal amount of the Securities otherwise outstanding from time to time as adjusted, on each Rate Calculation Date by the Calculation Agent, by an amount determined by the Calculation Agent by multiplying such outstanding principal amount on such Rate Calculation Date by the TR Rate then in effect, in order to arrive at the relevant adjustment amount, and then by adding such adjustment amount to (if positive), or subtracting such adjustment amount from (if negative), the principal amount of Securities then outstanding (each such amount being an “Adjusted Principal Amount” of the Securities).

ARTICLE 3

REDEMPTION

SECTION 3.01  Notices to Trustee.

(a)   If the Issuer (or the Redeeming Party, as applicable) elects or is required to redeem Securities pursuant to the provisions of this Article 3, it shall notify the Trustee in writing of the redemption date and the principal amount of Securities to be redeemed and Additional Amounts, if any, as hereinafter provided.  The Issuer shall deliver each Notice of Redemption (as defined below) (other than a Notice of Special Redemption) to the Trustee as provided for in this Section 3.01 at least thirty-five (35) days but not more than sixty (60) days before the redemption date (unless a shorter period shall be acceptable to the Trustee or specified herein) and the Issuer or any member of the OAS Group which is a wholly owned subsidiary of the Company (the “Redeeming Party”) shall deliver the Notice of Special Redemption to the Trustee, as provided for in Sections 3.01 and 3.02, at least fifteen (15) Business Days but not more than thirty (30) Business Days before the date of the Special Redemption (unless a shorter period shall be acceptable to the Trustee or specified herein).  Each Notice of Redemption shall be accompanied by an Officer’s Certificate from the Issuer to the effect that such redemption will comply with the conditions set forth in this Article 3 of this Indenture.

(b)              At least (i) thirty (30) days but not more than sixty (60) days before a date for redemption of Securities (other than a Special Redemption), the Issuer shall mail a notice of redemption (a “Notice of Redemption”) and (ii) at least fifteen (15) Business Days but not more than thirty (30) Business Days before the date of the Special Redemption, the Redeeming Party shall mail a notice of redemption (unless, in either case, a shorter period shall be acceptable to the Trustee or specified herein), in each case, by first-class mail to each Holder to be redeemed at such Holder’s address as set forth in the Securities Register.

The Notice of Redemption shall identify the Securities to be redeemed and shall state:

(1)                      the redemption date;

(2)                      the redemption price;

(3)                      the principal amount of Securities to be redeemed;

(4)                      that Securities called for redemption must be surrendered to any Paying Agent to collect the redemption price;

(5)                      that, unless the Company defaults in making such redemption payment, interest on Securities called for redemption ceases to accrue on and after the redemption date;

(6)                      the paragraph of the Securities and the provision of this Indenture pursuant to which the Securities called for redemption are being redeemed;

(7)                      the “CUSIP” or “ISIN” number, if any; and

(8)                      that no representation is made as to the correctness or accuracy of the CUSIP or ISIN numbers, if any, listed in such notice or printed on the Securities.

With respect to an Optional Redemption pursuant to Section 3.04 below, at the Issuer’s option in its sole discretion, a Notice of Redemption may be subject to the completion of one or more Incurrence(s) of Indebtedness or other financings, the proceeds of which are used to fund such redemption.

At the Issuer’s request, or the Issurer's request on behalf of the redeeming party, as applicable, delivered at least five (5) days prior to the date such Notice of Redemption is to be given to the Holder(s), the Trustee or any Paying Agent shall forward the Notice of Redemption in the Issuer’s name and at the Issuer’s expense.  In such event, the Issuer shall provide the Trustee or such Paying Agent with the information required by this Section 3.01.

SECTION 3.02  Effect of Notice of Redemption.  (a)  Once a Notice of Redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the Notice of Redemption and from and after such redemption date, such Securities shall cease to bear interest;

 provided, that if (i) the Notice of Redemption is a notice of Special Redemption hereunder (such notice, the “Notice of Special Redemption”) and (ii) any Holder sends a notice to the Trustee and the Redeeming Party indicating such Holder’s election to opt out of the Special Redemption (an “Opt-Out Notice”) within ten (10) Business Days after delivery of the Notice of Special Redemption, the Redeeming Party shall comply, to the extent applicable, with the requirements of Regulation 14E under the Exchange Act and any other applicable securities laws or regulations and the Securities called for redemption in such Notice of Special Redemption shall not be subject to such redemption and shall remain outstanding hereunder for all purposes (and, for the avoidance of doubt, shall continue to bear interest in accordance herewith); provided, further, that in no event shall any Opt-Out Notice from a Holder contain an election to opt out of the Special Redemption for an amount less than the aggregate principal amount of all of the Securities held by such Holder. Any Securities surrendered to the Trustee pursuant to a call for redemption shall be paid at the redemption price stated in the Notice of Redemption, plus accrued and unpaid interest to, but not including, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related Interest Payment Date and/or principal due on the related Principal Payment Date). Failure to give a Notice of Redemption or any defect in the Notice of Redemption to any Holder shall not affect the validity of the notice to any other Holder.

(b)           Other than as expressly set forth in Section 3.04(b), the Issuer is redeeming less than all the Securities at any time, the Issuer will select Securities on a pro rata basis, by lot or by such other method as the Depositary in its sole discretion shall deem to be fair and appropriate, unless otherwise required by law or applicable stock exchange or depositary requirements.  Othere than in connection with a redemption in accordance with Section 3.04(b), any such partial redemption in accordance with this Indenture will be permitted so long as at least U.S.$50,000,000 equivalent amount of Securities remain outstanding after giving effect to such redemption.  The Issuer will redeem Securities in amounts of One Dollar (U.S.$1.00) or whole multiples of One Dollar (U.S. $1.00) in excess thereof.  The Issuer will cause each Notice of Redemption to be mailed by first-class mail at least thirty (30) but not more than sixty (60) days before the redemption date to each Holder to be redeemed at its registered address and the Redeeming Party will cause the Notice of Special Redemption to be mailed by first-class mail at least fifteen (15) Business Days but not more than thirty (30) Business Days before the date of the Special Redemption (unless a shorter period shall be acceptable to the Trustee or specified herein).  If any Security is to be redeemed in part only, the Notice of Redemption that relates to that Security will state the portion of the principal amount thereof to be redeemed.  The Issuer will issue a new Security in a principal amount equal to the unredeemed portion of the original Security in the name of the Holder upon cancellation of the original Security.  Securities called for redemption become due on the date fixed for redemption.  On and after the redemption date, interest shall cease to accrue on Securities or any portions thereof that are called for redemption. Notwithstanding anything to the contrary contained herein, any redemption shall be effected in accordance with, and shall be subject to, the operating procedures and requirements of (x) the Trustee and (y) DTC, Euroclear or Clearstream (as applicable), as in effect from time to time. Further, the Trustee shall have no obligation or duty to monitor or determine as to compliance with any restrictions, rules or regulations with respect to a redemption of any Security under this Article 3, under applicable law or under the operating procedures and requirements of DTC, Euroclear or Clearstream (as applicable).

SECTION 3.03  [RESERVED]

SECTION 3.04  Optional Redemption.

(a)   At any time and from time to time, without premium or penalty, the Issuer may, on any one or more occasions, redeem or cause to be redeemed (such redemption, an “Optional Redemption”) all or any portion of the Securities at a redemption price equal to one hundred percent (100%) of the principal amount of such Securities to be redeemed plus all accrued and unpaid interest on the principal amount being redeemed and Additional Amounts, if any, to, but excluding, the applicable redemption date (subject to the rights of Holders on the relevant Record Date to receive interest due and Additional Amounts, if any, on the relevant Interest Payment Date and principal due on the relevant Principal Payment Date).

(b)   Notwithstanding any other provision hereof, at any time prior to the Springing Provisions Trigger Date, the Redeeming Party  may, on not more than one (1) occasion, redeem or cause to be redeemed up to 95% in aggregate principal amount of the Securities then outstanding at a redemption price equal to the Special Redemption Consideration (such redemption, the “Special Redemption”); provided that, (i) the Redeeming Party  shall not redeem or cause to be redeemed any Securities pursuant to such Special Redemption to the extent a Holder sends an Opt-Out Notice pursuant to Section 3.02; (ii) all Securities with respect to which no Opt-Out Notice shall have been so received by the Trustee and the Redeeming Party shall be subject to such redemption and shall be deemed surrendered hereunder for the Special Redemption Consideration in accordance herewith; and (iii) each Holder shall be entitled to a pro rata portion of the Special Redemption Consideration based on (A) the outstanding principal amount of  the Securities held by such Holder that is being so redeemed and (B) the aggregate outstanding principal amounts of all Securities hereunder being so redeemed together with the outstanding principal amounts of all securities under each of the USD Secured Indenture and the Brazilian Reais Secured Indenture subject to a substantially concurrent special redemption and being so redeemed thereunder; and provided further, that following any Special Redemption at least 5% in aggregate principal amount of the Securities originally issued hereunder shall remain outstanding. For the avoidance of doubt, the Issuer shall be responsible for calculating the Special Redemption Consideration.
SECTION 3.05   Call Protection.  Notwithstanding anything to the contrary contained herein, in no event shall the Issuer effect an Optional Redemption pursuant to Section 3.04(a) and/or purchases of Securities pursuant to a tender offer described in Section 3.06 below if as a result thereof less than 5% in aggregate principal amount of the Securities originally issued hereunder  would remain outstanding unless and until the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the sale of the Invepar Shares and the application of the proceeds therefrom in accordance with the Reorganization Plan (a) shall have been completed and (b) is authorized or permitted pursuant to the terms of this Indenture.

SECTION 3.06  Open Market Purchases.  None of the Issuer, the Company or any of their Affiliates may purchase Securities in the market or in negotiated transactions at any time (in any manner and at any price), except pursuant to a tender offer that is made (i) following or concurrently with the delivery of the Officer's Certificate described in Section 3.05 above and (ii) solely for cash, on the same terms, to each Securityholder and is not conditioned upon or consummated in connection with any amendment or modification of this Indenture or any of the Securities.

SECTION 3.07 Springing Provisions.  The following modifications of certain provisions of this Indenture (such modifications, collectively, the “Springing Provisions”) shall automatically take effect for all purposes of this Indenture upon the occurrence of the Springing Provisions Trigger Date without any further act or consent of any person or entity: (i) the defined terms set forth on Exhibit A hereto (Springing Definitions) shall replace in their entirety the corresponding definitions in Section 1.01 hereof or shall be added as new defined terms thereunder (as applicable); (ii) a new Article IV as set forth on Exhibit B hereto (Springing Covenants) shall replace in its entirety Article IV hereof; (iii) a new Section 6.01 as set forth on Exhibit C hereto (Springing Events of Default) shall replace in its entirety section 6.01 hereof; and (iv) a new Section 13.20 as set forth on Exhibit D hereto (Springing Additional Section) shall be added as a new Section 13.20 hereto.

ARTICLE 4

COVENANTS

SECTION 4.01  Performance of Obligations under the Securities.  The Issuer shall duly and punctually pay the principal of and premium, if any, and interest and Additional Amounts, if any, on the Securities in accordance with the terms of the Securities and this Indenture.  The Company shall duly and punctually pay any amounts owed by it under its Guarantee in accordance with the terms of the Securities and this Indenture.  Each Subsidiary Guarantor shall duly and punctually pay any amounts owed by it under its respective Guarantee in accordance with the terms of the Securities and this Indenture.  The principal and interest shall be considered paid on each of the dates due if on such date the Trustee holds in accordance with this Indenture, deposited by the Issuer in immediately available funds, money sufficient to pay all principal and interest then due.

SECTION 4.02  Reports.  The Company shall provide or cause to be provided to the Trustee and, upon request, to the Holders, in electronic form (and for purposes of this Indenture the information required by this Section 4.02 shall be deemed delivered upon receipt by the Trustee of such information in the English language or an English translation thereof):

(a)          commencing with the audited annual consolidated financial statements of the Company for the fiscal year ended December 31, 2018, as soon as available and in any event within one hundred twenty (120) calendar days following the end of each fiscal year of the Company, copies of the audited annual consolidated financial statements (including the notes thereto) of the Company prepared in accordance with Brazilian GAAP and a report thereon by the Company’s certified independent public accountants, and of the unaudited annual consolidating financial statements of the Company and each of its Subsidiaries prepared in accordance with Brazilian GAAP;

(b)          commencing with the unaudited quarterly consolidated and consolidating financial statements of the Company and its Subsidiaries for the fiscal period ended March 31, 2019, as soon as available and in any event within seventy-five (75) calendar days following the end of the first, second and third quarter in each fiscal year of the Company, copies of the unaudited quarterly consolidated and consolidating financial statements of the Company and its Subsidiaries, prepared in accordance with Brazilian GAAP, which in each case shall include a reasonably detailed presentation of financial information relating to the Company and its Subsidiaries, on a consolidated and consolidating basis, including a calculation of Consolidated Total Revenues for the respective portion of the fiscal year then-elapsed; and

(c)          within three (3) Business Days of receiving a notice of default or event of default, a notice of acceleration or a notice of intention to exercise remedies (or any other similar notice) from the holders (or any agent or trustee therefor) of any Other Securities, a copy of such notice.

Each delivery of financial statements pursuant to this Section 4.02 shall be accompanied by an Officer’s Certificate to the effect that (A) such financial statements fairly present, in all material respects, the consolidated and consolidating financial condition of the Company and its Subsidiaries as of the date of such financial statement and the results of operations for the period covered thereby; and (B) such financial statements have been prepared in accordance with Brazilian GAAP, consistently applied.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s or any Subsidiary Guarantor’s compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

For so long as any of the Securities are outstanding, the Issuer shall deliver the above information to the specified offices of the Trustee and shall simultaneously post and make publicly available all such information on the Company website.  If the Company fails to do so, the Trustee and/or any Holder shall have the right to post and make publicly available all such information.  The Trustee shall have no obligation to determine if and when the Company’s information is available on the Company’s website.

SECTION 4.03  Limitation on Indebtedness.  (1) The Company will not, and will not permit any Restricted Subsidiary or Minority Interest Construction Company to, Incur any Indebtedness.

(2)           Notwithstanding clause (1) above, the Company, any Restricted Subsidiary or any Minority Interest Construction Company may Incur the following Indebtedness (“Permitted Indebtedness”):

(a)                      intercompany Indebtedness (i) between or among Obligors, (ii) owing by a Restricted Subsidiary that is not a Subsidiary Guarantor to an Obligor, provided, that in the case of this clause (ii), such Restricted Subsidiary that is not a Subsidiary Guarantor shall become a Subsidiary Guarantor hereunder, by executing and delivering to the Trustee (in accordance with Section 9.01 hereof) a supplemental indenture, pursuant to which the Restricted Subsidiary shall unconditionally guarantee the Securities in accordance with Article 10, within 15 days after the Incurrence of any such intercompany Indebtedness that results in such Restricted Subsidiary that is not a Subsidiary Guarantor (A) owning assets having a Fair Market Value of more than 20% of the consolidated total assets of the Company and its Subsidiaries or (B)

representing in excess of 20% of Consolidated Total Revenue for any prior or subsequent period as determined on a pro forma basis, (iii) owing by a Restricted Subsidiary that is not a Subsidiary Guarantor or by a Minority Interest Construction Company to a Restricted Subsidiary that is not a Subsidiary Guarantor or to a Minority Interest Construction Company, (iv) owing by an Obligor to a Restricted Subsidiary that is not a Subsidiary Guarantor; provided, that, in the case of this clause (iv), such Restricted Subsidiary that is not a Subsidiary Guarantor shall become a Subsidiary Guarantor hereunder and prior to the time of any repayment or prepayment of such Indebtedness, if such repayment or prepayment would result in such Restricted Subsidiary that is not a Subsidiary Guarantor (A) owning assets having a Fair Market Value of more than 20% of the consolidated total assets of the Company and its Subsidiaries or (B) representing in excess of 20% of Consolidated Total Revenue for any prior or subsequent period as determined on a pro forma basis, and (v) owing by an Obligor to one or more Minority Interest Construction Companies, provided, that (x) such Indebtedness is incurred for cash consideration only and is unsecured and (y) such Indebtedness does not exceed $60,000,000 in the aggregate at any time outstanding.

(b)                    Indebtedness:
(i)	represented by the Securities (including any PIK Securities issued pursuant to Section 2.14) and the Company Guarantee and the Subsidiary Guarantees;

(ii)
 represented by (1) the Other Securities, (2) the Subscription Warrants, (3) any payment-in-kind securities issued in connection with the Other Securities and (4) Indebtedness incidental to performance of capital increases in the OAS E&C by means of any transfer of equity interests of branches and subsidiaries of the Engineering & Construction Division;

(iii)	outstanding on the Issue Date and listed on Schedule 4.03(2)(b)(iii);

(iv)	consisting of Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (b); or

(v)
consisting of Guarantees of any Indebtedness expressly permitted under this Indenture, provided that, notwithstanding any other provision hereof, in the case of a Guarantee by any Restricted Subsidiary that is not a Subsidiary Guarantor of any Indebtedness of a Minority Interest Construction Company, such Guarantee may not at any time exceed, in its percentage of such Indebtedness so Guaranteed, the percentage of the total equity in such Minority Interest Construction Company directly or indirectly owned at such time by the Company;

(c)         (i)      Indebtedness of a Restricted Subsidiary or Minority Interest Construction Company Incurred and outstanding on or prior to the date on which such Restricted Subsidiary or Minority Interest Construction Company was acquired by the Company (other than Indebtedness Incurred in contemplation of, or as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary of, or was otherwise acquired by, the Company); and

(ii)       Refinancing Indebtedness Incurred by the Company, any Restricted Subsidiary or any Minority Interest Construction Company in respect of Indebtedness Incurred pursuant to this clause (c);

(d)           Hedging Obligations of the Company, any Restricted Subsidiary or any Minority Interest Construction Company (entered into for non-speculative purposes) in the ordinary course of business or directly related to Indebtedness permitted to be Incurred by the Company, any Restricted Subsidiary or any Minority Interest Construction Company pursuant to this Indenture;

(e)           (i)     Indebtedness that is not for borrowed money arising from agreements providing for insurance, indemnification, adjustment of purchase price or similar obligations, or guarantees or letters of credit, advance bonds, retention bonds, judicial bonds, surety bonds, banking guarantees, performance bonds, or similar bonds or guarantees securing any obligations of the Company, any Restricted Subsidiary or any Minority Interest Construction Company pursuant to such agreements, in any case Incurred in the ordinary course of business and consistent with past practice or in connection with the disposition of any assets not in violation of Section 4.06 (other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such assets), so long as, in the case of the disposition of any assets, the amount does not exceed the gross proceeds (including non-cash proceeds) actually received by the Company or any Restricted Subsidiary or any Minority Interest Construction Company in connection with such disposition (and which Indebtedness may only be secured, if at all, by Liens on receivables, rights or equipment of the Company or any such Restricted Subsidiary or any Minority Interest Construction Company, as applicable) and (ii) Refinancing Indebtedness Incurred by the Company or any Restricted Subsidiary or any Minority Interest Construction Company in respect of Indebtedness Incurred pursuant to this clause (e);

(f)           Indebtedness Incurred to finance or lease any new equipment used in the ordinary course of business (which may be secured by purchase money liens on such new equipment only); provided that the aggregate principal amount of Indebtedness to be incurred per calendar year under this clause (f) shall not exceed Three Hundred Fifteen Million Reais (R$315,000,000.00) (as adjusted annually for inflation pursuant to the IPCA);

(g)           Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five (5) Business Days of its Incurrence;

(h)           Indebtedness to the extent that the net proceeds thereof are promptly deposited to defease or to satisfy and discharge the Securities in accordance with this Indenture;

(i)           If OASE becomes a Restricted Subsidiary, then OASE or any of its Subsidiaries may Incur Indebtedness in connection with an SFH Financing; provided, that any indebtedness described in clause (ii) of the definition of SFH Financing may only be secured by Liens if and to the extent that (x) such Indebtedness was secured by Liens as of the date of this Indenture set forth on Schedule 1.01(j) and (y) the assets of the issuer of such Indebtedness are owned by OASE or any of its Subsidiaries;

(j)           If OASE becomes a Restricted Subsidiary, then OASE or any of its Subsidiaries may Incur Indebtedness in the ordinary course of its business without “aval” (which may be secured by assets of the issuer of such indebtedness only);

(k)           If OASE is a Restricted Subsidiary, any existing Indebtedness of OASE or any Subsidiary thereof, including indebtedness with “aval” (crédito imobiliário) in connection with current projects that have already been launched (i.e., ongoing construction) and for which (i) there is a binding, written commitment to disburse funds or (ii) funds have already been disbursed pursuant to Schedule 4.03(2)(k) hereto, which amounts in each of cases (i) and (ii) above shall be set forth on such schedule;

(l)           Indebtedness in respect of bankers’ acceptances, deposits, promissory notes, letters of credit, self-insurance obligations, completion guarantees, performance, surety, appeal and other similar bonds and Guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of its business consistent with past practice but solely in respect of bid, supply or service contracts of the Company or any Restricted Subsidiary or any Minority Interest Construction Company;

(m)          Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims;

(n)           Indebtedness consisting of the financing of (i) insurance premiums, surety bonds or premiums, surety bonds or premiums (ii) bank guarantees or premiums or (iii) take or pay obligations contained in supply agreements entered into in the ordinary course of business; which Indebtedness, in each case, may only be secured if at all, by Liens on receivables or equipment of the Company and/or any Restricted Subsidiary and/or a Minority Interest Construction Company, as applicable), in each case, in the ordinary course of business consistent with past practice;

(o)           up to an amount equal to Four Hundred Twenty Million Reais (R$420,000,000.00) (as adjusted annually for inflation pursuant to the IPCA) in Indebtedness at any one time outstanding Incurred by the Engineering Entities under any working capital facility or lines of credit so long as the proceeds are used to pay accounts payable with suppliers or costs and expenses related to construction projects (which may be secured by receivables and equipment); provided, however that the proceeds of any Indebtedness Incurred by an SPV shall be used to fund working capital for COAS, OAS E&C and any of their respective Subsidiaries, Minority Interest Construction Companies, Consorcio and branches;

(p)           Indebtedness between or among the Company or any Restricted Subsidiary as obligor, on the one hand, and any Unrestricted Subsidiary as creditor, on the other hand; provided, that the terms of such Indebtedness must be no less favorable to the Unrestricted Subsidiary than those that could be obtained in an arm’s length transaction by such Unrestricted Subsidiary, provided that (x) such Indebtedness is incurred for cash consideration only and is unsecured and (y) such Indebtedness shall not exceed $30,000,000 in the aggregate at any time outstanding;

(q)           Non-Recourse Debt; and

(r)           Indebtedness owing to Shareholders, provided, that (i) such Indebtedness shall be unsecured and shall not exceed $50,000,000 in the aggregate at any time outstanding, (ii) the annual interest rate on any such Indebtedness shall not exceed the CDI Rate and (iii) no repayment whatsoever on or with respect to the principal amount of such Indebtedness shall be permitted at any time prior to the sale of the Invepar Shares.

(3)           For purposes of determining compliance with this covenant:

(a)          in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, may classify, and from time to time may reclassify, such item of Indebtedness in one of the types of Indebtedness described above;

(b)          the Company will be entitled to divide and classify, and from time to time may reclassify, an item of Indebtedness in more than one of the types of Indebtedness described above; and

(c)           notwithstanding any other provision hereof, any Indebtedness Incurred by any Minority Interest Construction Company, Consorcio or branch that is not a direct or indirect Subsidiary of the Company will be accounted on a pro rata share of the Engineering & Construction Division’s ownership of or participation in such Person, provided, that the Obligors are not responsible for any amount above the pro rata share of any such Indebtedness.

Notwithstanding any other provision of this covenant, (x) neither the Company nor any Restricted Subsidiary shall, with respect to any outstanding Indebtedness Incurred, be deemed to be in violation of this covenant solely as a result of fluctuations in the exchange rates of currencies, and (y) only Restricted Subsidiaries that are not Subsidiary Guarantors shall be permitted to Guarantee Indebtedness of a Minority Interest Construction Company, which Guarantees, in any and all of the above cases, shall in any event be limited as set forth in Section 4.03(2)(b)(v) (other than, in respect of this clause (y), any Guarantees by an Obligor of Indebtedness of a Minority Interest Construction Company under bid bonds, retention bonds, advance payment bonds, defect liability bonds, or surety or performance bonds Incurred in the ordinary course of business and consistent with past practice, which Indebtedness under any such Guarantees may not at any time exceed, in its percentage of the total Indebtedness under such performance bonds so Guaranteed, the percentage of the total equity in such Minority Interest Construction Company directly or indirectly owned at such time by the Company).

For purposes of determining compliance with any Reais-denominated restriction on the Incurrence of Indebtedness, the Reais-equivalent principal amount of Indebtedness denominated in any other currency shall be calculated based on the relevant currency exchange rate determined on the date of Incurrence, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness.  The principal amount of any Indebtedness Incurred to Refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being Refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated calculated based on the relevant currency exchange rates as calculated in the first sentence of this paragraph.

The accrual of interest, the accretion or amortization of original issue discount and the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant.

SECTION 4.04  Limitation on Restricted Payments.  (1) The Company will not, and will not permit any Restricted Subsidiary, whether directly or indirectly, to:

(a)                      declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company or any Restricted Subsidiary) except (i) dividends or distributions payable solely in the form of its Capital Stock (other than Disqualified Stock) and (ii) dividends or distributions payable by a Restricted Subsidiary to the Company or any other Restricted Subsidiary and any other shareholder of the Restricted Subsidiary, if any, on a pro rata basis;

(b)                     purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or of any Restricted Subsidiary (other than in respect of Capital Stock of any Restricted Subsidiary involving aggregate consideration of less than $1,000,000 in connection with any and all acquisitions by the Company or any Restricted Subsidiary for Fair Market Value of all of the Capital Stock thereof held by Persons other than the Company or any Restricted Subsidiary) or make any dividend, distribution or other payment to effect a purchase, redemption, retirement or other acquisition for value of any Capital Stock of any direct or indirect parent of the Company);

(c)                     make any payment on or with respect to, or purchase, repurchase, redeem, defease or otherwise acquire or retire for value  any Subordinated Obligations, except as otherwise expressly permitted hereunder;

(d)                     make any Investment (other than a Permitted Investment) in or to any Person;

(e)                     [RESERVED];

(f)                      make any payment on or with respect to (whether in cash, securities or other property or assets) any senior indebtedness other than as expressly permitted to be so made under Section 4.03; and

(g)                     declare or make any Shareholder Restricted Payment (whether in cash, securities or other property or assets);

(the actions described in clauses (a) through (g) above being herein referred to as “Restricted Payments” and each, a “Restricted Payment”).  Without limiting the generality of the foregoing, “Restricted Payments” with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights, equity incentive or equity achievement plans or any similar equity-based plans or setting aside of or otherwise reserving any funds for the foregoing purposes.

(2)           So long as no Default or Event of Default has occurred and is continuing, the provisions of Section 4.04(1) above will not prohibit:

(a)                      Restricted Payments made to Creditors set forth in the List of Creditors of the Judicial Administrator;

(b)                      Restricted Payments to Shareholders from any Cash Surplus in an amount not to exceed (i) 20% in aggregate of such Cash Surplus prior to repayment in full of the Securities and of the OAS Senior Notes in Reais and (ii) 33% in aggregate of such Cash Surplus after repayment in full of the Securities and of the OAS Senior Notes in Reais;

(c)                      Restricted Payments consisting of Supporting Obligations that are restructured after becoming enforceable and required to be paid pursuant to the Court-Supervised Reorganization and the Reorganization Plan;

(d)                     Restricted Payments required to be paid pursuant to the Court-Supervised Reorganization and the Reorganization Plan in respect of: (a) Claims generated prior to the Date of Filing, which shall be subordinated to full payment of Claims subject to Court-Supervised Reorganization, or (b) claims generated after the Date of Filing, which shall be kept under the originally agreed terms; provided, that that the claims described in the foregoing clauses may be extinguished in an alternative form, other than through setoff, including conversion of such Claims into Capital Stock of the respective entity of the OAS Group;

(e)                      any Restricted Payment in respect of any Indebtedness of the Company or any Restricted Subsidiary made with the proceeds of any Refinancing Indebtedness that is (i) permitted to be Incurred hereunder and (ii) Incurred in order to refinance such Indebtedness, so long as the proceeds of such Refinancing Indebtedness are used substantially concurrently with the making of such payment to repay in full the Indebtedness being refinanced;

(f)                      Restricted Payments consisting of pay-in-kind interest in respect of Subordinated Obligations permitted to be incurred pursuant to Section 4.03(2)(b)(iv);

(g)                      any Restricted Payment in respect of the Securities, any Other Securities or any Subscription Warrant that is expressly permitted or required to be made under this Indenture and the definitive documentation for the applicable Other Securities or Subscription Warrants (as in effect on the Issue Date or as modified in accordance with this Indenture) and is made in exchange for, or out of the proceeds of the substantially concurrent issuance or sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Restricted Subsidiary of the Company) or a substantially concurrent capital contribution to the Company;

(h)                      non-cash repurchase of Capital Stock deemed to occur upon the exercise of stock options, warrants or other convertible securities if such Capital Stock represents a portion of the exercise price thereof and cash payments in lieu of the issuance of fractional shares in connection therewith;

(i)                     remuneration in the ordinary course of business to any Shareholder’s Related Party serving (i) on the board of directors of the Company or any Restricted Subsidiary in an aggregate amount not to exceed Sixty Three Thousand Reais (R$63,000.00) per month (as adjusted by inflation pursuant to the IPCA) and (ii) as officers of the Company or any Restricted Subsidiary in an aggregate amount not to exceed the amounts previously disclosed in writing to the Holders (with customary and reasonable adjustments that are approved by the applicable board of directors in the ordinary course of business);

(j)                     remuneration to employees and managers to the extent set forth in clause (iii) of the definition of “Permitted Holder” in Section 1.01 of this Indenture;

(k)                      in the event that any Person of the OAS Group is merged into, consolidated with or otherwise becomes the property of the Company or any Restricted Subsidiary as set forth in Schedule 1.01(c) hereto and in compliance with Article 5, any Restricted Payment in respect of such Person’s Affiliates set forth on such Schedule 1.01(c); and

               (l)                      the repayment of Indebtedness incurred pursuant to Section 4.03(2)(r), solely to the extent and at such times as expressly permitted thereunder.

The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred, issued, purchased, repurchased, redeemed, retired, defeased or otherwise acquired by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment.

SECTION 4.05  Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.  The Company will not, and will not permit any Restricted Subsidiary to, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)           pay dividends or make any other distributions on the Capital Stock of the Restricted Subsidiary owned by the Company to the Company or any Restricted Subsidiary;

(2)           pay any Indebtedness owed to the Company or any Restricted Subsidiary;

(3)           make loans or advances to the Company or any Restricted Subsidiary; or

(4)           transfer any of its properties or assets to the Company or any Restricted Subsidiary.

However, the preceding restrictions will not apply to encumbrances or restrictions:

(a)                      existing under or by reason of applicable law or governmental rule, regulation or order;

(b)                      existing with respect to any Person, or on any property or assets acquired from a Person which is acquired by or merged with or into the Company or any Restricted Subsidiary, or by reason of any Liens on the property or assets, or relating to the Indebtedness, of any Person or other entity existing at the time such Person or other entity becomes a Restricted Subsidiary, or restriction relating to Indebtedness of any such Person and, in any such case, is not created as a result of or in connection with or in anticipation of any such transaction; provided, that such Liens and any extensions, renewals, replacements or refinancing thereof may not extend to any other property owned by the Company or any Restricted Subsidiary; provided further that such encumbrance or restriction, taken as a whole, will not materially impair the Issuer’s, the Company’s or the Subsidiary Guarantors’ (taken as a whole) ability to pay interest or principal, when due;

(c)                      on any property or assets existing at the time of acquisition thereof and which are not created as a result of or in connection with or in anticipation of such acquisition; provided that such encumbrances and restrictions and any extensions, renewals, replacements or refinancing thereof may not extend to any other property owned by the Company or any Restricted Subsidiary; provided further that such encumbrance or restriction, taken as a whole, will not materially impair the Issuer’s, the Company’s or the Subsidiary Guarantors’ (taken as a whole) ability to pay interest or principal, when due;

(d)                      in the case of clause (4) above:

(i)      that exist by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture;

(ii)     that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license or other contract or contractual right;

(iii)    contained in mortgages, pledges or other security agreements permitted under this Indenture securing Indebtedness of the Company or any Restricted Subsidiary to the extent such encumbrances or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements;

(iv)    imposed by Purchase Money Indebtedness for property acquired in the ordinary course of business or by Capitalized Lease Obligations permitted under this Indenture on the property so acquired, but only to the extent that such encumbrances or restrictions restrict the transfer of the property; or

(v)     arising or agreed to in the ordinary course of business, not relating to Indebtedness, and that do not, individually or in the aggregate, detract from the value of the property or assets of the Company or any Restricted Subsidiary in any manner material to the Company and the Restricted Subsidiaries;

(e)           [RESERVED];

(f)            imposed by any agreement governing Indebtedness of any Restricted Subsidiary that is permitted to be Incurred by the covenant described under Section 4.03; provided, that the encumbrance or restriction, taken as a whole, will not materially impair the Issuer’s, the Company’s or the Subsidiary Guarantors’ (taken as a whole) ability to pay interest or principal, when due, on the Securities;

(g)           existing by reason of Liens that secure Indebtedness otherwise permitted to be incurred under the provisions of the covenant described under Section 4.10 and that limit the right of the debtor to dispose of the assets subject to such Liens;

(h)           imposed with respect of a Restricted Subsidiary pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

(i)            with respect to a Restricted Subsidiary and imposed pursuant to a customary provision in a joint venture or other similar agreement with respect to such Restricted Subsidiary that was entered into in the ordinary course of business;

(j)            required pursuant to this Indenture; or

(k)           existing on the Issue Date and any amendments, extensions, renewals, replacements or refinancing thereof; provided, that the encumbrances and restrictions in the extension, renewal, replacement or refinancing are, taken as a whole, not materially less favorable to the Securityholders than the encumbrances or restrictions being extended, renewed, replaced or refinanced.

SECTION 4.06  Limitation on Sales of Assets.  (1) The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless the following conditions are met:

(a)           the Asset Disposition is for Fair Market Value;

(b)           one hundred percent (100%) of the consideration consists of cash, Temporary Cash Investments and/or forgiveness of Indebtedness owed by the Company or any Restricted Subsidiary to any suppliers, so long as any such forgiveness of Indebtedness is at Fair Market Value;

(c)          the Asset Disposition is not made to any Unrestricted Subsidiary or any Affiliate (other than the Company or a Restricted Subsidiary); and

(d)         the Net Available Cash shall be:

(i)                      if the assets sold in any such Asset Disposition are OASI Assets, within thirty (30) days of receipt thereof, used to repay the OASI Assets Proceeds Notes; provided, however, that 100% of the first One Hundred Fifty Million Reais (R$150,000,000.00) of Net Available Cash received from the sale of any OASI Assets, shall be retained by the OAS Group to fund the performance of its activities; or

(ii)                      to the extent the assets sold in any such Asset Disposition are not OASI Assets and the Net Available Cash from all such Asset Dispositions exceeds Fifteen Million Reais (R$15,000,000) per month or exceeds One Hundred Million Reais (R$100,000,000) in a calendar year, within 180 days of receipt thereof, used to:

(A)                      acquire Additional Assets; or

(B)                      subject to Section 4.06(5), prepay, repay or purchase the Securities.

(2)          The Issuer will comply, to the extent applicable, with the requirements of Regulation 14E undere the Exchange Act and any other applicable securities laws or regulations in connection with any repurchase of Securities or Other Securities with the Net Available Cash from any Asset Disposition.  To the extent that the provisions of any applicable securities laws or regulations conflict with provisions of this Indenture or the definitive documentation governing such Other Securities, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations hereunder by virtue thereof.

        (3) Notwithstanding the foregoing, the Obligors shall not be required to use any Net Cash Proceeds to redeem the Securities in accordance with  the foregoing to the extent such Net  Cash Proceeds shall have been  used to redeem the OAS Senior Notes in USD, and all such  obligations  of the Obligors in respect of such Net Cash  Proceeds  hereunder shall in any event be  subject to the subordination terms applicable to the Securities in accordance with Article 12 hereof.

SECTION 4.07  Limitation on Transactions with Affiliates.  The Company will not, and will not permit any Restricted Subsidiary to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”).

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(i) (x) transactions between or among Obligors, (y) transactions between or among Restricted Subsidiaries that are not Subsidiary Guarantors and (z) transactions between or among Obligors and Restricted Subsidiaries that are not Subsidiary Guarantors, but only to the extent such transactions are otherwise expressly permitted pursuant to the terms hereof;

(ii)           strictly for purposes of cash management, transactions (a) between or among the Issuer, Company and/or any Restricted Subsidiary, on the one hand, and any entity within the Engineering & Construction Division, on the other hand, and (b) between or among two or more entities within the Engineering & Construction Division, in each case in clauses (a) and (b) on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable arm’s length transaction by the Company or such Restricted Subsidiary with a Person that is not an Affiliate;

(iii)           the payment of reasonable and customary regular fees to the directors of the Company or of any Restricted Subsidiary;

(iv)           transactions or payments (including loans and advances) in the ordinary course of business pursuant to any employee, officer or director compensation or benefit plans, customary indemnifications or arrangements entered into in the ordinary course of business consistent with market practice and on terms that are no less favorable to the Company or any Restricted Subsidiary, taken as a whole, than those that other similarly situated companies provide to their employees, officers, and directors in comparable arm’s length transactions;

(v)           any agreement in effect as of the Issue Date set forth on Schedule 4.07(v) and any amendment, supplement, restatement, replacement, renewal, extension, refinancing thereof or thereto (so long as the renewed or replaced agreement, when taken as a whole, is not materially more disadvantageous to the Securityholders than the original agreement in effect on the Issue Date);

(vi)           any sale of equipment in the ordinary course of business consistent with past practice, for Fair Market Value and on terms that are no less favorable to the Company or the relevant Restricted Subsidiary, taken as a whole, than those that would have been obtained in a comparable arm’s-length transaction by the Company or such Restricted Subsidiary with a Person that is not an Affiliate; provided, that the prior written approval of FTI Consulting, Inc. shall be required for any such sale or series of related sales involving in aggregate in excess of $10 million in Fair Market Value of equipment;

(vii)           with respect to a Restricted Subsidiary any issuance or sale of its equity interests (other than Disqualified Stock);

(viii)           Permitted Investments and Restricted Payments that are expressly permitted by the provisions of the covenant described under Section 4.04;

(ix)             Asset Dispositions to the extent expressly permitted by Section 4.06 hereof; and

(x)             Indebtedness expressly permitted by Section 4.03(2)(r).

SECTION 4.08  [RESERVED].

SECTION 4.09  Repurchases at the Option of the Holders Upon Change of Control.  If a Change of Control occurs, each Holder will have the right to require the Issuer to repurchase all or any part (in an amount equal to One Dollar (U.S. $1.00) and integral multiples thereof) of that Holder’s Securities pursuant to a Change of Control Offer on the terms set forth in this Indenture.  In the Change of Control Offer, the Issuer will offer a payment (a “Change of Control Payment”) in U.S. dollars equal to one hundred one percent (101%) of the aggregate principal amount of Securities repurchased plus accrued and unpaid interest and Additional Amounts, if any, on the Securities repurchased, to the date of purchase (subject to the right of the holders of record on the relevant Record Date to receive interest and Additional Amounts, if any, on the relevant Interest Payment Date and principal on the relevant Principal Payment Date).

No later than thirty (30) days following a Change of Control, the Issuer will make an offer (a “Change of Control Offer”) by notice to each Holder by mailing and publishing such notice in accordance with the provision set out under Section 3.01, describing the transaction or transactions that constitute the Change of Control and offering to repurchase Securities on the date specified in the notice (the “Change of Control Payment Date”), which date will be no earlier than thirty (30) days and no later than sixty (60) days from the date such notice is mailed, pursuant to the procedures required by this Indenture and described in such notice.

The Issuer will comply, to the extent applicable, with the requirements of Section 14(e)-1 of the Exchange Act and any other applicable securities laws or regulations in connection with the repurchase of Securities pursuant to this covenant.  To the extent that the provisions of any applicable securities laws or regulations conflict with provisions of this covenant, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of its compliance with such securities laws or regulations.

Upon surrender of the Security to the Trustee in accordance with the Change of Control Offer notice, the Issuer will promptly deliver to each Holder the Change of Control Payment for such Securities.  The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The provisions described above that require the Issuer to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of this Indenture are applicable.

The Issuer will not be required to make a Change of Control Offer if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements, set forth in this Indenture, that are applicable to a Change of Control Offer made by the Issuer and such third party purchases all Securities properly tendered and not withdrawn under the Change of Control Offer or (ii) notice of redemption for all outstanding Securities has been given pursuant to this Indenture as described above, unless and until there is a default in payment of the applicable redemption price.  Notwithstanding anything to the contrary contained herein, the Issuer may make an offer to purchase in advance of a Change of Control and conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the offer to purchase is made.

In the event that the Holders of not less than ninety percent (90%) of the aggregate principal amount of the outstanding Securities accept a Change of Control Offer and the Issuer or a third party purchases all the Securities held by such Holders, the Issuer will have the right, on not less than thirty (30) nor more than sixty (60) days’ prior notice, given not more than thirty (30) days following the purchase pursuant to the Change of Control Offer described above, to redeem all of the Securities that remain outstanding following such purchase at the purchase price equal to that in the Change of Control Offer plus, to the extent not included in the Change of Control Offer Payment, accrued and unpaid interest and Additional Amounts, if any, on the Securities that remain outstanding, to, but excluding, the date of redemption.

SECTION 4.10  Limitation on Liens.  The Company will not, and will not permit any Restricted Subsidiary, to issue or assume any Indebtedness secured by a Lien (other than Permitted Liens) on any of its property or assets.

“Permitted Lien” means:

(a)          any Lien to secure Permitted Indebtedness described in Sections 4.03(2)(b)(i), (b)(ii), and (b)(iv) (solely to the extent the Refinancing Indebtedness is in respect of clauses (b)(i) or (b)(ii)), (e), (f), (g), (i), (j), (l), (m), (n) and (o), in each case subject to the limitations specified therein;

(b)          Liens on any property or assets acquired from a Person which is merged with or into the Company or any Restricted Subsidiary, or any Liens on the property or assets of any Person or other entity existing at the time such Person or other entity becomes a Restricted Subsidiary and, in either such case, is not created as a result of or in connection with or in anticipation of any such transaction; provided that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

(c)          any Lien on any property or assets existing at the time of acquisition thereof and which is not created as a result of or in connection with or in anticipation of such acquisition; provided that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

(d)          Liens for taxes, assessments, governmental charges, levies or claims which are not yet due or thereafter can be paid without penalty or are being contested in good faith by appropriate proceedings;

(e)          pledges or deposits in connection with workers’ compensation laws, unemployment insurance laws or similar legislation, any deposit to secure appeal bonds in proceedings being contested in good faith to which the Company or any Restricted Subsidiary is a party, good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which the Company or any Restricted Subsidiary is a party or deposits for the payment of rent, in each case made in the ordinary course of business;

(f)          any Lien in favor of issuers of insurance, advance bonds, retention bonds, judicial bonds, surety or performance bonds, banking guarantees or similar bonds or guarantees or letters of credit issued pursuant to the request of and for the account of the Company or any Restricted Subsidiary in the ordinary course of business;

(g)          Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens and other similar Liens, on the property or assets of the Company or any Restricted Subsidiary arising in the ordinary course of business and securing payment of obligations that are not yet due or are being contested in good faith by appropriate proceedings;

(h)          easements, rights of way, restrictions, defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any Restricted Subsidiary, and any leases and subleases of real property that do not interfere with the ordinary conduct of the business of the Company or any Restricted Subsidiary, and which are made on customary and usual terms applicable to similar properties;

(i)          (x) Liens arising solely by virtue of any statutory or common law provision relating to bankers’ liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that such deposit account is not a dedicated cash collateral account and is not intended by the Company or any Restricted Subsidiary to provide collateral to such depository institution; and (y) any rights of set-off of any Person with respect to any deposit account of the Company or any Restricted Subsidiary arising in the ordinary course of business;

(j)          judgment Liens not giving rise to an Event of Default so long as such Lien is bonded in accordance with applicable law and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(k)          Liens on inventory, equipment, supplies or receivables and related assets securing the obligations under any advance, loan, working capital facility or extension of credit (i) arising in connection with the purchase of inventory, equipment or supplies in the ordinary course of business or (ii) to secure Indebtedness Incurred by the Engineering Entities under any working capital facility or line of credit;

(l)          Liens on assets of OASE or its Subsidiaries securing SFH Financing Incurred by such entity;

(m)          Liens in existence on the Issue Date listed on Schedule 4.10(m);

(n)          If OASE becomes a Restricted Subsidiary pursuant to the terms hereof, any Liens securing existing indebtedness with “aval” Incurred by OASE (crédito imobiliário) in connection with current projects that have already been launched (i.e., ongoing construction) and for which there are (i) binding, written commitments to disburse funds or (ii) funds have already been disbursed;

(o)          [RESERVED]

(p)          Liens on the OASI Assets, the OASI Assets Proceeds and the OASI Assets Escrow Account, in each case to secure the OASI Assets Proceeds Notes;

(q)          Liens on the Capital Stock or dividends of any Unrestricted Subsidiary;

(r)          any Lien securing Hedging Obligations so long as such Hedging Obligations are entered into for bona fide, non-speculative purposes and in the ordinary course of business consistent with past practice;

(s)          any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in clauses (c) or (m) above; provided that the principal amount of Indebtedness secured by any such extension, renewal or replacement shall not exceed the principal amount of Indebtedness so secured at the time it was initially incurred (plus premiums, interest and reasonable expenses incurred in connection therewith), and that such extension, renewal or replacement Lien shall be limited to all or part of the property which secured the Lien extended, renewed or replaced (plus improvements on or additions to such property); and

  (t) Liens not otherwise permitted by clause (a) through (s) above securing obligations in an aggregate amount at any time outstanding not in excess of 10% of the consolidated total assets of the Company and its Restricted Subsidiaries.
SECTION 4.11  [RESERVED]
SECTION 4.12  Maintenance of Corporate Existence.  Subject to Article 5 hereof, each of the Issuer, the Company, and each Subsidiary Guarantor shall, and shall cause each of their respective Restricted Subsidiaries to, do or cause to be done all things necessary to preserve and keep in full force and effect their corporate existence and shall use their reasonable efforts to do or cause to be done all things necessary to preserve and keep in full force and effect their rights (charter and statutory) and franchises; provided, however, that the Issuer, the Company and each Subsidiary Guarantor shall not be required to preserve any such right or franchise (x) if the failure to do so does not, and would not reasonably be expected to adversely affect the ability of each of the Company, the Issuer or any Subsidiary Guarantor to comply with their respective obligations hereunder or (y) that is not material to the business operations of the Company, the Issuer or any Restricted Subsidiary.

SECTION 4.13  Limitation on Business Activities.  The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses.

SECTION 4.14  Maintenance of Properties.  The Company shall cause all properties used or useful in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals and replacements, thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 4.14 shall prevent the Company and its Restricted Subsidiaries from discontinuing the operation or maintenance of any of such properties or the supply of equipment if such discontinuance is, in the reasonable business judgment of the Company, desirable in the conduct of its business or the business of the Company and the Restricted Subsidiaries and (x) such discontinuance does not, and would not reasonably be expected to adversely affect the ability of each of the Obligors to comply with their respective obligations hereunder or (y) the operation or maintenance of any such properties or the supply of equipment is not material to the business operations of the Company and the Restricted Subsidiaries.

SECTION 4.15  Compliance with Applicable Laws.  The Company shall, and shall cause each of its Restricted Subsidiaries to, comply with all laws, rules, regulations and orders of any governmental authority applicable to it or its property, except if the failure to do so (x) does not, and would not reasonably be expected to adversely affect the ability of each of the Obligors to comply with their respective obligations hereunder or (y) is not and would not be material to the business operations of the Company and the Restricted Subsidiaries.

SECTION 4.16  Maintenance of Governmental Approvals.  The Company shall, and shall cause its Restricted Subsidiaries to, maintain and renew all permits, licenses, authorizations, approvals, and consents held by the Company and its Restricted Subsidiaries and required for the Company and its Restricted Subsidiaries to conduct their respective businesses or to perform their obligations under this Indenture, except where the failure to do so, individually or in the aggregate, (a) does not and would not reasonably be expected to adversely affect the ability of each of the Obligors to comply with its respective obligations hereunder or (b) is not and would not be material to the business operations of the Company and the Restricted Subsidiaries.  If any permit, license, authorization, approval or consent not held by the Company or any Restricted Subsidiary is or becomes required for the Company or any Restricted Subsidiary to conduct their business or to perform any of their obligations under this Indenture, the Company shall, and/or shall cause the applicable Restricted Subsidiary to promptly take all reasonable steps within its power to obtain such permit, license, authorization, approval, or consent and shall promptly notify the Trustee in writing that such steps have been taken, unless the failure to hold such permit, license, authorization, approval, or consent (x) does not and would not reasonably be expected to adversely affect the ability of each of the Obligors to comply with their respective obligations hereunder or (y) is not and would not be material to the business operations of the Company and the Restricted Subsidiaries.

SECTION 4.17  Payment of Taxes and Other Claims.  The Company shall, and shall cause each of its Restricted Subsidiaries to, pay and discharge (a) all taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties before they shall become delinquent and (b) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, would reasonably be expected to give rise to a Lien upon any of its properties, unless in each of clause (a) and clause (b), such taxes, assessments, governmental charges or levies or lawful claims are then the subject of a Good Faith Contest or except where nonpayment thereof (x) does not and would not reasonably be expected to adversely affect the ability of each of the Obligors to comply with their respective obligations hereunder or (y) that is not material to the business operations of the Company and the Restricted Subsidiaries.

SECTION 4.18  Appointment of Trustee.  The Issuer, whenever necessary to avoid or fill a vacancy in the office of Trustee, shall appoint in the manner and subject to the requirements provided in Section 7.08, a successor Trustee, so that there shall at all times be a Trustee with respect to the Securities.

SECTION 4.19   [RESERVED].

SECTION 4.20  Maintenance of Cash Management.  The Company shall, and shall cause each of its Restricted Subsidiaries to, maintain any cash management arrangements between or among any members of the OAS Group in effect as of the Issue Date without modification, except where any such modifications (a) would not be reasonably expected to materially adversely affect the ability of each of the Obligors to comply with their respective obligations hereunder and (b) is not and would not be material to the business operations of the Company and the Restricted Subsidiaries.

SECTION 4.21  Statement as to Compliance; Notices of Certain Events.  The Company will deliver to the Trustee within one hundred twenty (120) days of the end of each fiscal year of the Company commencing with the fiscal year ending December 31, 2018, an Officer’s Certificate presented in the English language stating that (A) the Company (i) has fulfilled its obligations under this Indenture, (ii) is in compliance with all conditions and covenants under this Indenture; or (B)(i) if the Company is not in compliance, specifying such non-compliance and the nature and status thereof of which such signer may have knowledge or, (ii) if there has been a Default or Event of Default, specifying the Default or Event of Default and its nature and status.

Notwithstanding the foregoing, the Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, within ten (10) Business Days after obtaining actual knowledge thereof, written notice in the form of an Officer’s Certificate presented in the English language, of any Default that has occurred and is still continuing, of the status thereof and what action the Company is taking or proposing to take with respect thereof.

For purposes of this Indenture, the information required by this Section 4.21 shall be deemed delivered upon receipt by a Trust Officer of such information in the English language or an English translation thereof.

SECTION 4.22  Additional Amounts.  All payments of principal and interest by or on behalf of the Issuer, the Company or any Subsidiary Guarantor in respect of the Securities shall be made without withholding or deduction for or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within the British Virgin Islands, Brazil or any other jurisdiction in which the Issuer, the Company or any Subsidiary Guarantor is organized, engaged in business or resident for tax purposes, or from or through which such payments are made or by any political subdivision thereof or any authority therein or thereof having power to tax (each a “Relevant Jurisdiction”), unless such withholding or deduction is required by law.  In the event of any such withholding or deduction, the Issuer, the Company or such Subsidiary Guarantor (in the case of payments made by the Company or such Subsidiary Guarantor) shall, in a manner that is in all respects consistent with the Reorganization Plan, pay to Holders of the Securities in U.S. dollars such additional amounts (“Additional Amounts”) as will result in the payment to such Holders of the U.S. dollar amount that would otherwise have been receivable by such

Holders in the absence of such withholding or deduction, except that no such Additional Amounts shall be payable:

(a)           in respect of any tax that would not have been so withheld or deducted but for the existence of any present or former connection, including a permanent establishment, between the holder or beneficial owner of the Security (or, if the Holder or beneficial owner is an estate, nominee, trust, partnership or corporation, between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, the holder or beneficial owner) and the Relevant Jurisdiction other than the mere receipt of payment on the Security or the mere holding or ownership of such Security or beneficial interest or enforcement of rights thereunder;

(b)           in respect of any tax that would not have been so withheld or deducted if the Security had been presented for payment within thirty (30) days after the Relevant Date;

(c)           in respect of any tax that would not have been so withheld or deducted but for the failure by the holder or the beneficial owner of the Security to (i) make a declaration of non-residence, or any other claim or filing for exemption, to which it is entitled or (ii) comply with any reasonable certification, identification, information, documentation or other reporting requirement concerning its nationality, residence, identity or connection with the Relevant Jurisdiction;

(d)           in respect of any estate, inheritance, gift, value added, sales, use, excise, transfer, personal property or similar taxes, duties, assessments or other governmental charges;

(e)           in respect of any tax, assessment or other government charge payable other than by withholding or deduction;

(f)           in respect of any payment to a Holder of a Security that is a fiduciary or partnership or any Person other than the sole beneficial owner of such payment or Security, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such partnership or the beneficial owner of such payment or Security would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual holder of such Security;

(g)           in respect of any withholding or deduction imposed on a payment to an individual that is required to be made pursuant to the European Council Directive ( “Directive”) 2003/48/EC or any other Directive implementing the conclusions of the European Council of Economic and Finance Ministers (ECOFIN) meeting of November 26-27, 2000 on the taxation of savings income, or any law implementing or complying with, or introduced in order to conform to, such Directive;

(h)           in respect of any taxes imposed in connection with a Security presented for payment by or on behalf of a holder thereof who is a resident of the European Union for tax purposes and who would have been able to avoid such tax by presenting the relevant Security to another paying agent in a member state of the European Union to whom presentation could have been made; or

(i)           in respect of any combination of (a) through (h) above.

Notwithstanding anything to the contrary in the preceding paragraph, none of the Issuer, the Company, the Subsidiary Guarantors, any Paying Agent or any other Person shall be required to pay any Additional Amounts with respect to any withholding or deduction imposed on or in respect of any Security pursuant to the Foreign Account Tax Compliance Act (“FATCA”), the laws of the British Virgin Islands implementing FATCA, or any agreement between the Issuer and the United States or any authority thereof entered into for FATCA purposes.

All references to principal and interest in respect of the Securities shall be deemed also to refer to any Additional Amounts, unless the context requires otherwise, which may be payable as set forth in this Indenture or in the Securities.

At least thirty (30) days prior to the first Interest Payment Date (and at least thirty (30) days prior to each succeeding Interest Payment Date if there has been any change with respect to the matters set forth in the below-mentioned Officer’s Certificate), the Issuer, the Company or the relevant Subsidiary Guarantor, as the case may be, will furnish to the Trustee and each Paying Agent an Officer’s Certificate instructing the Trustee and each such Paying Agent whether payments of principal of or interest on the Securities due on such Interest Payment Date shall be without deduction or withholding for or on account of any tax.  If any such deduction or withholding shall be required, on a date that is at least thirty (30) days prior to such Interest Payment Date, the Issuer, the Company or the relevant Subsidiary Guarantor, as the case may be, will furnish the Trustee and each such Paying Agent with an Officer’s Certificate which specifies the amount, if any, required to be withheld on such payment to Holders of the Securities and certifies that the Issuer, the Company or the relevant Subsidiary Guarantor, as the case may be, shall pay such withholding or deduction.  Any Officer’s Certificate required by this Indenture to be provided to the Trustee and any Paying Agent for these purposes shall be deemed to be duly provided if presented in the form required hereunder and transmitted to a Trust Officer of the Trustee and such Paying Agent.

The Issuer, the Company or the relevant Subsidiary Guarantor, as the case may be, shall furnish to the Trustee the official receipts (or a certified copy of the official receipts) evidencing payment of any tax.  Copies of such receipts shall be made available to holders of the Securities upon written request.

The Issuer, the Company and each Subsidiary Guarantor shall promptly pay when due and indemnify the Holder for any present or future stamp, issue, registration, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery, issuance or registration of each Security or any other document or instrument referred to herein or therein, excluding any such taxes, charges or similar levies imposed by any jurisdiction other than a Relevant Jurisdiction and except, in certain cases, for taxes, charges or similar levies resulting from certain registration of transfer or exchange of Securities.

SECTION 4.23  [RESERVED].

SECTION 4.24  Payments and Paying Agents.  (a) Whenever the Issuer shall appoint a Paying Agent other than the Trustee with respect to the Securities, it will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 4.24:

(i)     that it will hold all sums received by it as such Paying Agent for the payment of the principal of or interest, as the case may be, on any Securities (whether such sums have been paid to it by or on behalf of the Issuer or by any other obligor on the Securities) in trust for the benefit of the Holders or the Trustee;

(ii)    that it will give the Trustee written notice of any failure by the Issuer (or by any other obligor on the Securities) to make any payment of the principal of or interest on any Securities, as the case may be (including Additional Amounts) and any other payments to be made by or on behalf of the Issuer under this Indenture or the Securities when the same shall be due and payable; and

(iii)   that it will pay any such sums so held in trust by it to the Trustee upon the Issuer or the Trustee’s written request at any time and to account for any funds disbursed by it.

(b)               The Trustee shall arrange with the Paying Agent for the payment, from funds furnished by the Issuer to the Trustee pursuant to this Indenture, of the principal of and interest and other amounts due on the Securities (including Additional Amounts) and of the compensation of such Paying Agent for its services as such.

(c)              Anything in this Section 4.24 to the contrary notwithstanding, the Issuer may at any time, for the purpose of obtaining a satisfaction and discharge with respect to any Securities hereunder, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust for such Securities by the Issuer or the Paying Agents (other than the Trustee) hereunder as required by this Section 4.24, such sums to be held by the Trustee upon the trusts herein contained.

(d)              Anything in this Section 4.24 to the contrary notwithstanding, the agreements to hold sums in trust as provided in this Section are subject to the provisions of Section 8.02.

(e)              The Issuer agrees to indemnify the Holders and the Trustee (which for purposes of this Section 4.24(e) shall be deemed to include its directors, officers, agents and employees) against any failure on the part of the Paying Agent to pay, in accordance with the terms hereof, any sum due in respect of the Securities on the applicable payment date.

SECTION 4.25  Ranking.  The Issuer, the Company and each Subsidiary Guarantor shall ensure that the Securities, the Company Guarantee and any Subsidiary Guarantee, respectively, will constitute general senior unconditional and unsubordinated obligations of the Issuer, the Company and the Subsidiary Guarantors (other than as set forth in Article 12), respectively, and will rank at least equally to all other present and future senior obligations of the Issuer, the Company and the Subsidiary Guarantors, respectively (other than obligations preferred by statute or by operation of law or as set forth in Article 12 hereof).

SECTION 4.26  Capital Expenditures.  The Company shall not, and shall not permit its Restricted Subsidiaries, on a consolidated basis, to contract for, purchase or make any expenditure or commitments for Capital Expenditures in an aggregate amount for any fiscal year of the Company in excess of ten percent (10%) of the Consolidated Total Revenue for such fiscal year.

SECTION 4.27  Limitation on the Modification of Organizational Documents. The Company shall not, and shall not permit any Restricted Subsidiary to amend or modify the charter, by-laws or any other organizational documents of any of the Company or any Restricted Subsidiary in any way unless such amendment or modification (x) does not, and would not reasonably be expected to adversely affect the ability of each of the Obligors to comply with their obligations hereunder or (y) is not and would not be material to the business operations of the Company and the Restricted Subsidiaries.

SECTION 4.28  Amendment of Certain Subordinated Obligations.  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, amend or modify, or permit the amendment or modification of any agreement evidencing Indebtedness owed by any members of the OAS Group to any shareholder thereof that is contractually subordinated to the Securities,  other than amendments or modifications that (1) are not adverse to the Securityholders, (2) do not affect the subordination or payment provision thereof (if any) in a manner adverse to the Securityholders or (3) otherwise comply with the definition of Permitted Indebtedness..

SECTION 4.29  [RESERVED].

SECTION 4.30  Legend.  The Issuer shall cause (a) the Securities to be assigned an unrestricted CUSIP number and (b) the Securities to be freely tradable by Holders (without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Securities), provided, however, that Securities issued to an entity that is deemed to be an underwriter, as defined in Section 1145(b) of the United States Bankruptcy Code, as set forth in the Appendix, shall be assigned a restricted CUSIP number and shall bear an appropriate restricted legend as set forth in the Appendix to this Indenture.

SECTION 4.31  Further Assurances.

(a)         [RESERVED].

        (b)         [RESERVED].

       (c)       [RESERVED].

(d)              Upon the exercise by the Trustee or any Holder of any power, right, privilege or remedy under this Indenture which requires any consent, approval, recording, qualification or authorization of any governmental authority, the Issuer, the Company and the Subsidiary Guarantors will promptly execute and deliver all applications, certifications, instruments and other documents and papers that may be required from the Issuer, the Company or any of the Subsidiary Guarantors for such governmental consent, approval, recording, qualification or authorization.  The Trustee shall not have any responsibility for filing the initial, or any periodic updates or renewals of any other documents.

SECTION 4.32  Further Actions.  Each of the Issuer, the Company and each Subsidiary Guarantor shall execute and deliver such further documents and do all acts and things as may be reasonably necessary or proper in order to carry out more effectively the purpose of this Indenture or to give effect to this Indenture, the Securities, the Company Guarantee and any Subsidiary Guarantee.

SECTION 4.33  [RESERVED].

ARTICLE 5

CONSOLIDATION, MERGER, CONVEYANCE, SALE OR LEASE

SECTION 5.01  Consolidation, Merger, Conveyance, Sale or Lease.  The Company will not consolidate with or merge into another Person or convey, transfer or lease, in one transaction or a series of related transactions, all or substantially all of its assets (determined on a consolidated basis) to any Person (other than any merger or consolidation involving the Company, on the one hand, and OASI, OAS Infra, SPE Gestão, OAS GmbH, OAS Limited and/or OAS Finance, on the other hand) unless:

(a)          (i) the Company is the continuing Person or (ii) the resulting, surviving or transferee Person (the “Successor Company”) is organized and existing under the laws of the British Virgin Islands, Brazil or any political subdivision thereof, the United States, any state thereof or the District of Columbia or any other country member of the Organization for Economic Co-operation and Development (OECD) and expressly assumes by supplemental indenture, executed and delivered to the Trustee, in a form as set forth in this Indenture or as otherwise satisfactory to the Trustee, all of the obligations of the Company under this Indenture and the Company Guarantee;

(b)         immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(c)         such transaction is not consummated with any Unrestricted Subsidiary or any Affiliate (other than any Restricted Subsidiary);

(d)         each Subsidiary Guarantor shall have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to such Person’s obligations in respect of this Indenture and the Securities unless such Subsidiary Guarantor’s then existing Subsidiary Guarantee remains in full force and effect; and

(e)         the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Indenture and that all conditions precedent therein relating to such transaction have been complied with.

None of the Subsidiary Guarantors shall, and the Company will not cause or permit any Subsidiary Guarantor to, consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person (other than the Company, any other Subsidiary Guarantor or any Restricted Subsidiary) unless:

(1)           (x) the resulting, surviving or transferee Person (if not such Subsidiary Guarantor) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary Guarantor was organized or under the laws of the British Virgin Islands, Brazil or any political subdivision thereof, the United States or any state thereof or the District of Columbia or any other country member of the Organization for Economic Co-operation and

Development (OECD), and (y) such Person shall expressly assume, by supplemental indenture, all the obligations of such Subsidiary Guarantor, if any, under such Subsidiary Guarantee;

(2)           immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing;

(3)           such transaction is not consummated with any Unrestricted Subsidiary or any Affiliate (other than the Company or any Restricted Subsidiary); and

(4)           the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such guarantee agreement, if any, complies with this Indenture;

provided, however, that the provisions of this paragraph shall not apply if such Subsidiary Guarantor is released from its Subsidiary Guarantee pursuant to Section 10.09 as a result of such sale, disposition, consolidation, amalgamation or merger.

Notwithstanding the foregoing provisions of this Article 5, the following corporate transactions shall be permitted:

(a)            OASI and OAS Infra may be merged into OAS;

(b)           subject to certain negative covenants set forth in the Reorganization Plan, the Company or a Restricted Subsidiary may (i) perform capital increases in OAS E&C, by means of (a) the transfer of equity interests of OAS Arenas, of branches and subsidiaries of the Engineering & Construction Division, both in Brazil and abroad, (b) machinery and equipment, and (c) current assets; (ii) spin-off of OAS E&C; (iii) merger with spun-off assets of other entities of the Engineering & Construction Division, and (iv) assignment of engineering and construction contracts in course and executed by other entities of the OAS Group;

(c)          SPE Gestão may be merged into OAS;

(d)          pursuant to the applicable legislation, OAS GmbH may be merged into OAS (or by an entity directly or indirectly controlled by it) after the restructuring and full payment of all Group 2 Financial Claims held against OAS Finance, OAS Limited and OAS GmbH; and

(e)           If OASE becomes a Restricted Subsidiary pursuant to the terms herein, OASE may incorporate specific purpose entities controlled by OASE, so as to conform its corporate structure to the redesigning of the activities developed, as such vehicles were established for the exclusive purpose of exploiting real estate developments that may no longer integrate the Investment Division’s new business plan.

ARTICLE 6

DEFAULTS AND REMEDIES

SECTION 6.01  Events of Default.  An “Event of Default” with respect to the Securities and this Indenture occurs if:

(1)           the Issuer defaults for thirty (30) days in payment of any interest or Additional Amounts on the Securities when the same becomes due and payable;

(2)           the Issuer defaults in payment of principal of or premium, if any, on the Securities when the same becomes due and payable, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise;

(3)           the Company, the Issuer or any Subsidiary Guarantor fails to comply with the provisions described under Article 5;

(4)           there is a default in the performance, or breach, of any other covenant or obligation of the Issuer, the Company, any Restricted Subsidiary or any Minority Interest Construction Company in this Indenture, or under the Reorganization Plan and continuance of such default or breach for a period of thirty (30) consecutive days after written notice specifying such default or breach is given to the Issuer by the Trustee (acting pursuant to the written instructions of the Required Holders), or to the Issuer and the Trustee by the holders of at least twenty-five percent (25%) in aggregate principal amount of the Securities (which for the avoidance of doubt may be furnished in accordance with Article 14 hereof);

(5)           there occurs a default under (i) any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by the Company or any Subsidiary Guarantor (or the payment of which is Guaranteed by the Company or any Subsidiary Guarantor) and such Indebtedness or Guarantee is created on or after the Issue Date, if that default (a) is caused by a failure to pay principal of or interest or premium on such Indebtedness (and after the expiration of any applicable grace period) (a “Payment Default”) or (b) results in the acceleration of such Indebtedness prior to its Stated Maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates Forty Million Dollars (U.S.$40,000,000.00) (or its equivalent in other currencies at the time of determination) or more, or (ii) the terms of the definitive documentation governing or applicable to any Other Securities if that default constitutes a Payment Default, results in the acceleration of the Other Securities or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of the applicable Other Securities, or any trustee or agent for such holder or holders, to cause such Other Securities to become due and payable, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or to exercise remedies in respect thereof;

(6)           any final judgment or order for the payment of money in excess of Forty Million Dollars (U.S.$40,000,000.00) (or its equivalent in other currencies at the time of determination) is rendered against the Company or any Subsidiary Guarantor and such judgment or order is not paid (whether in full or if there is a failure to pay installments in accordance with the terms of the judgment aggregating in excess of Forty Million Dollars (U.S.$40,000,000.00) (or its equivalent in other currencies at the time of determination)) or otherwise discharged and remains unstayed for a period of thirty (30) days after such judgment becomes final and nonappealable, and, in the event (and only in the event) such judgment or order is primarily in respect of outstanding advisory fees (including without limitation success fees) under the Reorganization Plan, such judgment or order is not so paid or otherwise discharged and remains unstayed for an aggregate period of ninety (90) days after such judgment becomes final and nonappealable and enforcement action has been commenced in respect of such judgment or order;

(7)           other than the Court-Supervised Reorganization, any involuntary case or other proceeding is commenced against the Issuer, the Company or any Subsidiary Guarantor with respect to it or its debts under any bankruptcy, insolvency, recuperaҫão judicial, or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, administrador judicial, liquidator, custodian or other similar official of it or any substantial part of its assets, and such involuntary case or other proceeding remains undismissed and unstayed for a period of sixty (60) days; or other than pursuant to the Court-Supervised Reorganization, a non-appealable final order for relief is entered against the Issuer, the Company or any Subsidiary Guarantor under any relevant bankruptcy, insolvency or similar laws as now or hereafter in effect;

(8)           the Issuer, the Company or any Subsidiary Guarantor (i) commences a voluntary case or other proceeding seeking liquidation, reorganization, recuperaҫão judicial or extrajudicial or other relief with respect to itself or its debts under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, other than the Court-Supervised Reorganization, (ii) consents to the appointment of or taking possession by a receiver, administrador judicial, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer, the Company or any Subsidiary Guarantor or for all or substantially all of the assets of the Issuer, the Company or any such Subsidiary Guarantor or (iii) effects any general assignment for the benefit of creditors;

(9)           any Guarantee of the Securities by the Company or any Subsidiary Guarantor ceases to be in full force and effect, other than in accordance with the terms of this Indenture, or the Company or any Subsidiary Guarantor denies or disaffirms its obligations under the Securities;

(10)           [RESERVED];

(11)           all or substantially all of the assets and revenues of the Issuer, the Company and the Subsidiary Guarantors, taken as a whole, are condemned, seized or otherwise appropriated by any Person acting under the authority of any national, regional or local government or the Issuer, the Company or any Subsidiary Guarantor is prevented by any such Person for a period of sixty (60) consecutive days or longer from exercising normal control over all or substantially all of the assets and revenues of the Issuer, the Company and the Subsidiary Guarantors, taken as a whole;

(12)           any information contained in the schedules to this Indenture shall fail to be true and accurate in all material respects as of the date hereof; or

(13)           [RESERVED].

The Company will deliver to the Trustee, within ten (10) Business Days after obtaining actual knowledge thereof, written notice of any Default or Event of Default that has occurred and is still continuing, its status and what action the Company is taking or proposing to take in respect thereof.  The Trustee may withhold notice to the Securityholders of any Default or Event of Default (except in payment of principal of, or interest or premium (and Additional Amounts), if any, on the Securities) if the Trustee in good faith determines that it is in the interest of the Securityholders to do so.  If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8)) with respect to the Securities specified therein shall have happened and be continuing, either the Trustee or the Holders of at least twenty-five percent (25%) in aggregate principal amount of the Securities (which for the avoidance of doubt may be furnished in accordance with Article 14 hereof), by written notice to the Company (and to the Trustee if notice is given by the Holders), may declare the principal amount of (and interest on) all the Securities to be due and payable immediately.  If an Event of Default specified in Section 6.01(7) or (8) occurs and is continuing, the principal amount of all the Securities will be immediately due and payable without notice or any other act on the part of the Trustee or any Holder of the Securities.  In this case, the Company will comply with any and all then applicable regulations of the Central Bank for remittance of funds outside of Brazil.  However, if the Company cures all Defaults (except the nonpayment of principal of and accrued interest or premium (and Additional Amounts) on Securities at maturity or which shall become due by acceleration) and certain other conditions are met, including the deposit with the Trustee of a sum sufficient to pay all sums paid or advanced by the Trustee and the reasonable fees, expenses, disbursements and advances of the Trustee, its agent and counsel incurred in connection with such Event of Default, such declaration may be rescinded and annulled by consent of the Holders of not less than a majority in aggregate principal amount of the Securities.  In addition, past Defaults with respect to the Securities may be waived by the Holders of not less than a majority in aggregate principal amount of the Securities except (i) a Default in the payment of principal of (or premium, if any) or interest or premium (and Additional Amounts), if any, on any Security or (ii) in respect of a provision of this Indenture which cannot be amended without the consent of the Holder of each outstanding Security affected thereby.

Subject to the provisions of this Indenture relating to the duties of the Trustee, the Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders of the Securities, unless such Holders shall have offered to the Trustee security and/or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby.  Subject to such provision for indemnification, the Holders of a majority in principal amount of the Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Securities; provided that the Trustee shall have the right to decline to follow any such direction if the Trustee shall determine (i) that the action so directed conflicts with any applicable law or the provisions of this Indenture, (ii) such action would be prejudicial to Holders of the Securities not taking part in such direction or (iii) that such action would involve the Trustee in personal liability and the Trustee is not offered indemnity and/or security reasonably satisfactory to it in connection therewith.

Notwithstanding any other provision of this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and interest (and Additional Amounts), if any, on such Security and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

The Trustee shall not be deemed to have knowledge of any Default or Event of Default (other than a default in the payment of principal or interest on the Securities) unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by a Trust Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

SECTION 6.02   Other Remedies.  If an Event of Default occurs and is continuing of which the Trustee has actual knowledge, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of, or any right under, the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative.

SECTION 6.03  Collection Suit by Trustee.  If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

SECTION 6.04  Waiver of Past Defaults. The Holders of at least a majority in aggregate principal amount of the then outstanding Securities, by written notice to the Company, the Issuer and the Trustee, may (for the avoidance of doubt, including without limitation in accordance with Article 14 hereof), on behalf of the Holders of all of the Notes, waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of principal of, premium on, if any, interest or Additional Amounts, if any, on, the Securities; provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Securities may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration; provided further that all sums paid or incurred by the Trustee hereunder and the reasonable compensation, expenses and disbursements of the Trustee and its agents and counsel have been paid by the Issuer or the Company. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05  Control. Holders of at least a majority in aggregate principal amount of the then outstanding Securities may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Securities or that may involve the Trustee in personal liability.

SECTION 6.06  Trustee May File Proofs of Claim.  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relating to the Issuer, the Company, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Bankruptcy Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

SECTION 6.07  Limitation on Suits.  No Holder of any Security shall have any right, by virtue of or by availing of any provision of this Indenture, to institute any proceeding under this Indenture unless:

(1)           to the extent such Holder has actual knowledge of the occurrence and continuance of an Event of Default, such Holder gives to the Trustee written notice thereof;

(2)           such Holder shall have made a written request to the Trustee to institute such proceeding in its own name as Trustee thereunder;

(3)           such Holder or Holders have offered to the Trustee indemnity or security reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)           the Trustee declines, in writing, to institute any such proceeding or, for forty-five (45) days after its receipt of such notice, request and offer of indemnity, has failed to institute any such proceeding; and

(5)           no direction inconsistent with such written request has been given to the Trustee by the Required Holders prior to the Trustee’s declination or, if the Trustee fails to act, during the forty-five (45)-day period described immediately above;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner therein provided and for the equal and ratable benefit of all such Holders.

SECTION 6.08  Rights of Holders of Notes To Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal, premium and Additional Amounts, if any, and interest on the Security, on or after the respective due dates expressed in the Security (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.09  Priorities.  If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

FIRST:  to the Trustee for amounts due under Sections 7.07 and 12.06;

SECOND:  to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

THIRD:  to the Issuer.

The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.09 and shall promptly notify the Issuer thereof.  At least fifteen (15) days before such record date, the Issuer shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

SECTION 6.10  Waiver of Stay or Extension Laws.  Neither the Issuer nor the Company (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Issuer and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

TRUSTEE

SECTION 7.01  Duties of Trustee. (1) Except during the continuance of an Event of Default of which a Trust Officer of the Trustee has actual knowledge:

(a)                the Trustee (in all of its capacities) undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee;

(b)                the Trustee will not be liable for any action it takes, allows or omits to take in good faith in reliance on an Officer’s Certificate or opinion of counsel of national reputation; and

(c)                as to any fact or matter which is not specifically described herein, the Trustee shall be entitled to receive and may conclusively rely on a certificate, signed by an Officer, as to such fact or matter and the truth of the statements and the correctness of the opinions expressed therein, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.  The Trustee may consult with counsel and any advice or opinion of counsel of national reputation which will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(2)           Following the occurrence and continuance of an Event of Default, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(3)           The Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(a)                    this Section 7.01(3) does not limit the effect of Section 7.01(1);

(b)                    the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

(c)                    the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.01.

(4)          Every provision of this Indenture that in any way relates to the Trustee is subject to Sections 7.01(1), (2) and (3).

(5)          The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer or the Company.

(6)          Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(7)          No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity and/or security satisfactory to it against such risk or liability is not reasonably assured to it.

(8)          Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01.

SECTION 7.02  Rights of Trustee.  (1)  Subject to Section 7.01 hereof, the Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person.  The Trustee need not investigate any fact or matter stated in the document but may, in its discretion, make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer and the Company, personally or by agent or attorney at the sole cost of the Issuer and the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(2)           Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate and/or an Opinion of Counsel.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate or Opinion of Counsel.

(3)           The Trustee may act through agents, attorneys, custodians or nominees and shall not be responsible for the misconduct or negligence on the part of, or for the supervision of any agent, attorney, custodian or nominee appointed with due care.

(4)           The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(5)           The Trustee may consult with counsel appointed with due care and the advice or Opinion of Counsel of such counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or such Opinion of Counsel of such counsel.

(6)           In no event shall the Trustee be responsible or liable for any special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(7)           The Trustee shall have no duty (A) to see to any recording, filing, or depositing of this Indenture or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, re-filing or re-depositing of any thereof, (B) to see to any insurance, (C) [RESERVED], or (D) to confirm or verify the contents of any reports or certificates of the Company or the Issuer delivered to the Trustee pursuant to this Indenture believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

(8)           The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and the Paying Agent, each agent, custodian and other Person employed to act hereunder.

(9)           The Trustee may request that the Company and the Issuer deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(10)           In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(11)           Any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an Officer’s Certificate of the Issuer (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors of the Issuer may be evidenced to the Trustee or the Paying Agent by copies thereof certified by an Officer of the Issuer.

(12)           The Trustee and the Paying Agent shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee or the Paying Agent security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred thereby.

(13)           The permissive rights of the Trustee enumerated herein shall not be construed as duties of the Trustee.

SECTION 7.03  Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuer, the Company or their Affiliates with the same rights it would have if it were not Trustee.  Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights.  However, the Trustee must comply with Sections 7.09 and 7.10.

SECTION 7.04  Trustee’s Disclaimer.  The Trustee shall not be: (a) responsible for and makes no representation as to the validity or adequacy of this Indenture, the Company Guarantee, the Subsidiary Guarantees or the Securities, (b) accountable for the Issuer’s use of the proceeds from the Securities and (c) responsible for any statement of the Issuer or the Company in this Indenture or in any document issued in connection with the sale of the

Securities or in the Securities other than the Trustee’s certificate of authentication relating thereto.

SECTION 7.05  Notice of Defaults.  If an Event of Default occurs and is continuing and if it is known to a Trust Officer (it being understood and agreed that any Event of Default with respect to the Securities will only be known by the Trustee upon a Trust Officer’s receipt of a written notice specifying such Event of Default at its Corporate Trust Office, with such notice referencing the Securities and/or this Indenture), the Trustee shall send to each Securityholder notice of the Event of Default within twenty  (20) days after it receives such written notice.  The Trustee shall not be charged with knowledge of any Default or Event of Default hereof unless a Trust Officer in the Corporate Trust Office of the Trustee shall have received written notice thereof from the Issuer, the Company or a Securityholder, expressly referencing this Indenture and the Securities.

SECTION 7.06  Reports by Trustee to Holders of the Notes.

Within 60 days after each March 15, beginning with [March 15, 2019], and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Issuer and filed with each stock exchange, if any, on which the Notes are listed in accordance with TIA Section 313(d). The Issuer shall promptly notify the Trustee in writing when the Notes are listed on any stock exchange or delisted therefrom.

SECTION 7.07  Compensation and Indemnity.  The Issuer and the Company jointly and severally agree to pay to the Trustee and the Paying Agent from time to time such compensation for its services hereunder as the parties may from time to time agree in writing.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  Except as otherwise expressly provided herein, the Issuer and the Company jointly and severally agree to reimburse the Trustee and the Paying Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the compensation and the reasonable and documented expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its willful misconduct or gross negligence as determined in a final judgment of a court of competent jurisdiction.  The Issuer and the Company, jointly and severally, shall indemnify the Trustee or any predecessor Trustee (which for purposes of this Section 7.07 shall be deemed to include its directors, officers, agents and employees), the Paying Agents and the Registrar against any and all loss, claim, obligation, damages, penalties, causes of action, demands, judgments, suits, costs, liability or expense (including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) and reasonable and documented attorneys’ fees and expenses) incurred by it in connection with the administration of this trust and/or the performance of its duties hereunder, including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Company, the Issuer, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, or in connection with enforcing the provisions of this Section 7.07, except to the extent that such loss, damage, claim, liability or expense is due to its own willful misconduct or gross negligence as determined in a final judgment of a court of competent jurisdiction.  The Trustee, the Paying Agents or the Registrar, as applicable, shall notify the Issuer and the Company promptly of any claim for which it may seek indemnity.  Failure by the Trustee, the Paying Agents or the Registrar to so notify the Issuer and the Company shall not relieve the Issuer and the Company of their obligations hereunder.  The Issuer and the Company shall defend the claim and the Trustee, the Paying Agents or the Registrar may have separate counsel and the Issuer and the Company shall pay the reasonable and documented fees and expenses of such counsel; provided, that the Issuer and the Company shall not be required to pay such fees and expenses of such separate counsel if they assume such indemnified party’s defense and, in such indemnified party’s reasonable judgement, there is no conflict of interest between the Issuer and the Company and such parties in connection with such defense.

To secure the Issuer’s and the Company’s obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee or the Paying Agent other than money or property held in trust to pay principal of and interest and Additional Amounts, if any, on particular Securities.

The Issuer and the Company agree to pay by wire transfer the fees and expenses of the Trustee, each Paying Agent and their respective counsel in connection with the negotiation, execution and delivery of this Indenture within three (3) Business Days of receipt of invoices for such fees and expenses.

The Issuer’s and the Company’s payment obligations pursuant to this Section 7.07 shall survive the discharge of this Indenture, final payment on the Securities and resignation or removal of the Trustee.  When the Trustee incurs expenses after the occurrence of an Event of Default specified in Section 6.01(7) or (8) with respect to the Issuer or the Company, the expenses are intended to constitute expenses of administration under the U.S. Bankruptcy Code.

SECTION 7.08  Replacement of Trustee.  The Trustee (in any of its capacities) may resign at any time by so notifying the Issuer.  The Required Holders may remove the Trustee by 30 days’ prior written notice so notifying the Trustee and may appoint a successor Trustee.  The Issuer, subject to the prior written consent of the Required Holders, shall remove the Trustee if:

(1)           the Trustee fails to comply with Section 7.10;

(2)           the Trustee is adjudged bankrupt or insolvent;

(3)           a receiver or other public officer takes charge of the Trustee or its property; or

(4)           the Trustee otherwise becomes incapable of acting.

Furthermore, so long as no Event of Default has occurred and is continuing, the Issuer may, in its discretion but in any case only with the prior written consent of the Required Holders, remove the Trustee to the extent the Issuer has given at least 30 days’ written notice to the Trustee.

If the Trustee resigns, is removed by the Issuer or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the “Retiring Trustee”), with the prior written consent of the Required Holders, the Issuer shall promptly appoint a successor Trustee; provided that such successor Trustee complies, at the time of such appointment, with Section 7.10 hereof.

A successor Trustee duly appointed in accordance with this Section 7.08 shall deliver a written acceptance of its appointment to the Retiring Trustee and to the Issuer.  Thereupon, the resignation or removal of the Retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall promptly mail a notice of its succession to all Securityholders.  The Retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

If a successor Trustee does not take office within sixty (60) days after the Retiring Trustee resigns or is removed, the Retiring Trustee, the Issuer (with the prior written consent of the Required Holders) or the Holders of ten percent (10%) in principal amount of the Securities may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of another successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Issuer’s and the Company’s obligations under Section 7.07 shall continue for the benefit of the Retiring Trustee.

SECTION 7.09  Successor Trustee by Merger.  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10  Eligibility; Disqualification. There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trust power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

This Indenture will always have a Trustee who satisfies the requirements of TIA §310(a)(1), (2) and (5). The Trustee is subject to TIA §310(b).

SECTION 7.11  Preferential Collection of Claims Against Issuer.  The Trustee is subject to the TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

SECTION 7.12  Appointment of Co-Trustee.

(a)           Notwithstanding any other provisions of this Indenture, the Trustee shall have the power and may execute and deliver all instruments necessary to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, and to vest in such Person or Persons, in such capacity and for the benefit of the Securityholders, subject to the other provisions of this Section 7.12, such powers, duties, obligations and rights as the Trustee may consider necessary or desirable.  No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 7.10 and no notice to Holders of the appointment of any co-trustee or separate trustee shall be required under Section 7.08 hereof.

(b)           Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)           all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(ii)           no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii)          the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c)           Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them.  Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article 7.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection or rights (including the rights to compensation, reimbursement and indemnification hereunder) to, the Trustee.  Every such instrument shall be filed with the Trustee.

(d)           Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name.  If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

ARTICLE 8

DISCHARGE OF INDENTURE

SECTION 8.01    Satisfaction and Discharge of Liability on Securities.  This Indenture (and the Company Guarantee and any Subsidiary Guarantee) will be discharged and (together with all Guarantees) will cease to be of further effect as to all Securities issued thereunder, when:

(1) (a)           all Securities that have been authenticated, except lost, stolen or destroyed Securities that have been replaced or paid and Securities for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or

(b)           all Securities that have not been delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable within one (1) year of their Stated Maturity or (iii) are to be called for redemption within one (1) year under arrangements satisfactory to the Trustee for the giving of notice of a redemption by the Trustee and, in each case, the Issuer or the Company or any Restricted Subsidiary has irrevocably deposited or caused to be deposited with the Trustee as funds in trust solely for the benefit of the holders, cash in U.S. dollars, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Securities not delivered to the Trustee for cancellation for principal, premium and Additional Amounts, if any, and accrued interest to the date of maturity or redemption;

(2)           no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which the Issuer, the Company or any Restricted Subsidiary is a party or by which the Company or any Restricted Subsidiary is bound;

(3)           the Issuer, the Company or any Restricted Subsidiary has paid or caused to be paid all other sums payable by it under this Indenture; and

(4)           the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Securities at maturity or the redemption date, as the case may be.

In addition the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding this Section 8.01, this Article 8 and the Issuer’s obligations in Sections 2.03, 2.04, 2.06, 2.07, 3.06, 7.06 and 7.07 shall survive until the Securities have been paid in full.  Thereafter, Section 8.03 and the Issuer’s and the Company’s obligations in Sections 7.07 and 8.04 shall survive.

SECTION 8.02  Application of Trust Money.  The Trustee shall hold in trust U.S. dollars or U.S. Government Obligations deposited with it pursuant to this Article 8.  It shall apply the deposited money and the U.S. dollars from U.S. Government Obligations through the Paying Agents and in accordance with this Indenture to the payment of principal of and interest and Additional Amounts, if any, on the Securities.

SECTION 8.03  Repayment to Issuer.  The Trustee and the Paying Agents shall promptly turn over to the Issuer upon written request any excess money or securities held by them at any time.

Subject to any applicable abandoned property law, the Trustee and the Paying Agents shall pay to the Issuer upon request any money held by them for the payment of principal and interest and Additional Amounts, if any, that remains unclaimed for two (2) years, and, thereafter, Securityholders entitled to the money must look only to the Issuer and not to the Trustee or any of the Paying Agents for payment as general creditors.

SECTION 8.04  Reinstatement.  If the Trustee or any of the Paying Agents are unable to apply any U.S. dollars or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or such Paying Agent is permitted to apply all such U.S. dollars or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Issuer has made any payment of principal, interest or Additional Amounts, if any, on any Securities because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Securities to receive such payment from the U.S. dollars held by the Trustee or such Paying Agent.

ARTICLE 9

AMENDMENTS

SECTION 9.01  Without Consent of Holders.  Notwithstanding Section 9.02, the Issuer, the Company and the Trustee may amend this Indenture, the Company Guarantee, any Subsidiary Guarantee or the Securities without notice to or consent of any Securityholder to:

(1)           provide for the assumption by a successor Person of the obligations of the Issuer, the Company and any Subsidiary Guarantor under this Indenture in accordance with the terms of this Indenture;

(2)           add Guarantees, security or credit support with respect to the Securities;

(3)           add to the covenants of the Issuer, the Company or the Restricted Subsidiaries for the benefit of the Holders or to surrender any right or power herein conferred upon the Issuer, the Company or the Restricted Subsidiaries; or

(4)           provide for the appointment of a successor trustee; provided that the successor trustee meets the requirements of Section 7.10 hereof.

(5) provide additional provisions for purposes of facilitating a Special Redemption, including, but not limited to, making any changes to satisfy or facilitate satisfaction with any requirements, conditions or guidelines contained in any rule, regulation or restriction of DTC, Euroclear or Clearstream (as applicable).

After an amendment under this Section 9.01 becomes effective, the Company shall promptly mail to Securityholders a notice briefly describing such amendment.  The failure to give such notice to all Securityholders, or any defect therein, will not impair or affect the validity of an amendment under this Section 9.01.

SECTION 9.02  With Consent of Holders.  The Issuer, the Company and the Trustee may amend or supplement this Indenture or any supplemental indenture or the rights of the Holders without notice to any Securityholder but with the written consent of the Required Holders (or waive any Default (other than a Default in the payment of principal of, premium, accrued plus unpaid interest or Additional Amounts, if any, on the Securities)).  However, without the consent of the Holder of each outstanding Security directly affected thereby, an amendment, supplement or waiver may not:

(1)           change the stated maturity upon which the principal of, the interest on or any other amount in respect of any Security is due and payable pursuant to this Indenture and/or such Security;

(2)           reduce the principal amount of any Security;

(3)           reduce the rate of interest on any Security (including Additional Amounts) or any fee or premium payable upon the redemption in respect thereof;

(4)           change any place of payment in which any Security or any fee or premium or the principal or interest thereon is payable;

(5)           change the currency in which any Security or any fee or premium or the principal or interest thereon is payable;

(6)           impair the right to institute suit for the enforcement of any such payment on or after the stated maturity of any Security (or, in the case of redemption, on or after the stated or otherwise applicable redemption date);

(7)           reduce the percentage in principal amount of the outstanding Securities, the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults thereunder and their consequences) provided for in this Indenture or otherwise modify the definition of “Required Holders” hereunder;

(8)           make any change to this Article 9;

(9)           amend or modify any payment provision of the Company Guarantee that adversely affects the Securityholders or releases any Subsidiary Guarantee of any Subsidiary Guarantor (other than in accordance with the terms of this Indenture);

(10)           modify the obligations of the Issuer to make a Change of Control Offer;

(11) (a) modify or change any provision of this Indenture that affords pro rata treatment to the Securities or Company Guarantee and any Subsidiary Guarantees or the Holders in respect of any redemption, payment, purchase, tender or exchange of the Securities, or any offer by the Company to do any of the foregoing, including, without limitation, as set forth in Article 3 and Section 9.06 of this Indenture or otherwise modify the pro rata treatment of the Securities and the Guarantees or (b) subordinate, re tranche or alter the ranking of any Securities or Guarantees or otherwise modify any provisions of this Indenture that provide for the Securities to be treated as a single class of securities;

(12)           [RESERVED];

(13)           permit any Securityholder to sell, exchange or transfer its Securities (or any portion thereof or interest therein) to the Company or any of its Affiliates, or accept any payment from the Company or any of its Affiliates in respect of its Securities (or any portion thereof or interest therein), unless such sale, exchange transfer or payment is made ratably among all Securityholders; or

(14)           directly or indirectly grant any security or provide other credit support to any Securityholder as consideration for or as an inducement to the entering into by such Securityholder of any amendment, supplement or waiver of any of the provisions of this Indenture any Security or any Company Guarantee or Subsidiary Guarantee, unless such security is concurrently granted, or other credit support concurrently provided, on the same terms, ratably to each Securityholder even if such Securityholder did not consent to such amendment, supplement or waiver.

Notwithstanding the foregoing, other than as expressly set forth in Section 3.06, without the consent of the Holders of all outstanding Securities, (I) neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of the Securities for or as an inducement to or in connection with any exchange, redemption, replacement, refinancing or other disposition of any of the Securities by any Holder and (ii) Section 3.04(b) of this Indenture may not be amended in any manner.

Securities owned by the Issuer, the Company or any of their Affiliates shall be deemed not to be outstanding for, among other purposes, consenting to any such modification.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section 9.02 becomes effective, the Issuer shall promptly mail to Securityholders a notice briefly describing such amendment.  The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

SECTION 9.03  Revocation and Effect of Consents and Waivers.  (1) A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security.  However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective.  After an amendment or waiver becomes effective, it shall bind every Securityholder.  An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

(2)           The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture.  If a record date is fixed, then notwithstanding Section 9.03(1), those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.  No such consent shall be valid or effective for more than one hundred twenty (120) days after such record date.

SECTION 9.04  Notation on or Exchange of Securities.  If an amendment changes the terms of a Security, the Trustee may require the Holder of that Security to deliver it to the Trustee.  The Trustee may place an appropriate notation on that Security regarding the changed terms and return it to the Holder.  Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for that Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.  Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

SECTION 9.05  Trustee to Sign Amendments.  The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  If it does, the Trustee may but need not sign it.  In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 13.04, an Officer’s Certificate and an Opinion of Counsel each stating that such amendment is authorized or permitted by this Indenture.

SECTION 9.06  Payment for Consent.  Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of the Securities for or as an inducement to any consent, waiver or amendment of any of the terms of provisions of this Indenture or the Securities unless such consideration is offered to all Holders of the Securities and is paid to all Holders that so consent, waive or agree to amend in the timeframe set forth in solicitation documents relating to such consent, waiver or agreement.

ARTICLE 10

SUBSIDIARY GUARANTEES

SECTION 10.01  Guarantees.  Subject to the provisions of this Article 10, each of the Subsidiary Guarantors hereby irrevocably and unconditionally guarantees to each Securityholder and to the Trustee, jointly and severally with the Company and all current and subsequent Subsidiary Guarantors, if any, on a basis subordinated to the Senior Indebtedness, the full, due and punctual payment (whether at the Maturity Date, upon redemption, purchase pursuant to an offer to purchase or acceleration or otherwise) of the principal (and premium, if any), interest, Additional Amounts and all other amounts payable by the Issuer under this Indenture and the Securities as they come due. Upon failure by the Issuer to pay punctually any such amount, each Subsidiary Guarantor shall forthwith pay the amount not so paid at the place and time and in the manner specified in this Indenture or any Security.  Each Subsidiary Guarantee constitutes a direct, general and unconditional obligation of each Subsidiary Guarantor which will at all times rank at least pari passu with all other present and future obligations of such Subsidiary Guarantor (other than the Senior Indebtedness), except for such obligations as may be preferred by mandatory provisions of law.

SECTION 10.02  Guarantee Unconditional.  The obligations of the Subsidiary Guarantors hereunder are unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged or otherwise affected by:

(a)           any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Issuer under this Indenture or any Security, by operation of law or otherwise;

(b)           any modification or amendment of or supplement to this Indenture or any Security;

(c)           any change in the corporate existence, structure or ownership of the Issuer, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Issuer or its assets or any resulting release or discharge of any obligation of the Issuer contained in this Indenture or any Security;

(d)           the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Issuer, the Trustee or any other Person, whether in connection with this Indenture or any unrelated transactions; provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;

(e)           any invalidity or unenforceability relating to or against the Issuer for any reason of this Indenture or any Security, or any provision of applicable law or regulation purporting to prohibit the payment by the Issuer of the principal of or any interest on any Security or any other amount payable by the Issuer under this Indenture; or

(f)           any other act or omission to act or delay of any kind by the Issuer, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to such Subsidiary Guarantors’ obligations hereunder.

SECTION 10.03  Discharge; Reinstatement.  The Subsidiary Guarantors’ obligations hereunder will remain in full force and effect until the principal of, premium, if any, and interest on the Securities and all other amounts payable by the Issuer under this Indenture and the Securities have been paid in full.  If at any time any payment of the principal of, premium, if any, or interest on any Security or any other amount payable by the Issuer under this Indenture or any Security is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Issuer or otherwise, the Subsidiary Guarantors’ obligations hereunder with respect to such payment will be reinstated as though such payment had been due but not made at such time.

SECTION 10.04  Waiver by the Subsidiary Guarantors.  The Subsidiary Guarantors irrevocably waive acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Issuer or any other Person.  The Subsidiary Guarantors irrevocably waive all benefits set forth under Brazilian law, including those set forth in articles 275, 366, 821, 827, 829, 830, 834, 835, 836, 837, 838 and 839 of the Brazilian Civil Code, and article 794 of the Brazilian Civil Procedure Code.

SECTION 10.05  Subrogation and Contribution.  Upon making any payment with respect to any obligation of the Issuer under this Subsidiary Guarantee, the Subsidiary Guarantor making such payment will be subrogated to the rights of the payee against the Issuer with respect to such obligation; provided that the Subsidiary Guarantor may not enforce either any right of subrogation, or any right to receive payment in the nature of contribution, or otherwise, from any other Subsidiary Guarantor, if any, with respect to such payment so long as any amount payable by the Issuer hereunder or under the Securities remains unpaid.

SECTION 10.06  Stay of Acceleration.  If acceleration of the time for payment of any amount payable by the Issuer under this Indenture or the Securities is stayed upon the insolvency, bankruptcy or reorganization of the Issuer, all such amounts otherwise subject to acceleration under the terms of this Indenture are nonetheless payable by the Subsidiary Guarantors hereunder forthwith on demand by the Trustee or the Holders.

SECTION 10.07  Limitation on Amount of Guarantee.  Notwithstanding anything to the contrary in this Subsidiary Guarantee, each of the Subsidiary Guarantors and, by its acceptance of Securities, each Holder hereby confirms that it is the intention of all of them that the Guarantee of the Subsidiary Guarantors not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the laws of Brazil, the U.S. Bankruptcy Code or any comparable provision of state law.  To effectuate that intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of each Subsidiary Guarantor under its Guarantee are limited to the maximum amount that would not render the Subsidiary Guarantors’ obligations subject to avoidance under applicable fraudulent conveyance provisions of the laws of Brazil, the U.S. Bankruptcy Code or any comparable provision of state law.

The Holders and the Subsidiary Guarantors further hereby irrevocably agree that the obligations of each Subsidiary Guarantor under its Guarantee are limited to the maximum amount that (1) would not render each Subsidiary Guarantor’s obligations subject to avoidance under applicable law, including applicable fraudulent conveyance laws or (2) would not result in a breach or violation by such Subsidiary Guarantor of any agreement to which such Subsidiary Guarantor is a party and entered into prior to the date that the Subsidiary Guarantor constituted a Subsidiary Guarantor.

No payment made by the Issuer, the Company, any of the Subsidiary Guarantors, any other guarantor or any other Person or received or collected by the Trustee or any Holder from the Issuer, the Company, any of the Subsidiary Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Securities shall be deemed to modify, reduce, release or otherwise affect the liability of the Subsidiary Guarantors hereunder which shall, notwithstanding any such payment, remain liable for its obligations in respect of the Securities up to the maximum liability of the Subsidiary Guarantors hereunder until the Securities have been paid in full and no Securities remain outstanding.  In addition, the obligations of the Subsidiary Guarantors hereunder are independent obligations of the Subsidiary Guarantors and shall not be affected, limited, reduced or otherwise modified as a result of any condition or circumstance affecting the Issuer, the Company, any of the Subsidiary Guarantors, any other guarantor or any other Person, including any reduction or limitation of the obligations of the Issuer, the Company, any of the Subsidiary Guarantors, any other guarantor or any other Person as a result of the application of any fraudulent conveyance or avoidance provisions of the laws of Brazil, the U.S. Bankruptcy Code or any comparable provisions of state law or any provisions of any document, agreement or instrument to which such entity is a party.

SECTION 10.08  Execution and Delivery of Guarantee.  The execution by the Subsidiary Guarantors of this Indenture evidences the Guarantee of the Subsidiary Guarantors, whether or not the person signing as an officer of the respective Subsidiary Guarantor still holds that office at the time of the authentication of any Security.  The delivery of any Security by the Trustee after authentication constitutes due delivery of the Guarantee set forth in this Subsidiary Guarantee on behalf of the Subsidiary Guarantors.

SECTION 10.09  Release of Subsidiary Guarantor.  The Guarantee of a Subsidiary Guarantor will terminate:

(a)          upon a sale or other disposition (including by way of consolidation or merger) of all or a portion of the Capital Stock of such Subsidiary Guarantor, following which such Subsidiary Guarantor is no longer a Subsidiary of the Company;

(b)          upon sale or disposition (including by way of consolidation or merger) of all or substantially all of the assets of such Subsidiary Guarantor to a Person that is not the Company or a Restricted Subsidiary;

(c)          if the Guarantee was required pursuant to the terms of this Indenture, upon the cessation of the circumstances requiring the Guarantee;

(d)          upon defeasance or discharge of the Securities, as provided in Article 8 of this Indenture; or

(e)          if any Subsidiary Guarantor ceases to be a Subsidiary of the Company pursuant to a transaction expressly permitted by and in accordance with the terms of this Indenture;

provided that the transaction is carried out pursuant to, and in accordance with, all other applicable provisions of this Indenture.

Upon delivery by the Issuer to the Trustee of an Officer’s Certificate and an Opinion of Counsel to the foregoing effect, the Trustee will execute any documents reasonably requested by the Issuer in writing in order to evidence the release of the Subsidiary Guarantor from its obligations under its Guarantee.

ARTICLE 11

GUARANTEE BY THE COMPANY

SECTION 11.01  Guarantee.  Subject to the provisions of this Article 11, the Company hereby irrevocably and unconditionally guarantees to each Securityholder and to the Trustee, jointly and severally with all current and subsequent Subsidiary Guarantors, if any, on a basis subordinated to the Senior Indebtedness, the full, due and punctual payment (whether at the Maturity Date, upon redemption, purchase pursuant to an offer to purchase or acceleration or otherwise) of the principal (and premium, if any), interest, Additional Amounts and all other amounts payable by the Issuer under this Indenture and the Securities as they come due.  Upon failure by the Issuer to pay punctually any such amount, the Company shall forthwith pay the amount not so paid at the place and time and in the manner specified in this Indenture or any Security.  This Guarantee constitutes a direct, general and unconditional obligation of the Company which will at all times rank at least pari passu with all other present and future obligations of the Company (other than the Senior Indebtedness), except for such obligations as may be preferred by mandatory provisions of law.

SECTION 11.02  Guarantee Unconditional.  The obligations of the Company hereunder are unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged or otherwise affected by:

(a)          any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Issuer under this Indenture or any Security, by operation of law or otherwise;

(b)          any modification or amendment of or supplement to this Indenture (other than this Article 11) or any Security;

(c)          any change in the corporate existence, structure or ownership of the Issuer, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Issuer or its assets or any resulting release or discharge of any obligation of the Issuer contained in this Indenture or any Security;

(d)          the existence of any claim, set-off or other rights which the Company may have at any time against the Issuer, the Trustee or any other Person, whether in connection with this Indenture or any unrelated transactions; provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;

(e)          any invalidity or unenforceability relating to or against the Issuer for any reason of this Indenture or any Security, or any provision of applicable law or regulation purporting to prohibit the payment by the Issuer of the principal of or interest on any Security or any other amount payable by the Issuer under this Indenture;

(f)          any other act or omission to act or delay of any kind by the Issuer, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to the Company’s obligations hereunder; or

(g)          any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Indenture.

SECTION 11.03  Discharge; Reinstatement.  The Company’s obligations hereunder will remain in full force and effect until the principal of, premium, if any, and interest on the Securities and all other amounts payable by the Issuer under this Indenture have been paid in full.  If at any time any payment of the principal of, premium, if any, or interest on any Security or any other amount payable by the Issuer under this Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Issuer or otherwise, the Company’s obligations hereunder with respect to such payment will be reinstated as though such payment had been due but not made at such time.

SECTION 11.04  Waiver by the Company.  (a) The Company unconditionally and irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Issuer or any other Person.  The Company Guarantee constitutes a guarantee of payment and not of collection.

(b)           The Company unconditionally and irrevocably waives any and all rights provided under the relevant applicable law of Brazil on prior demand and protest.  The Company irrevocably waives all benefits set forth under Brazilian law, including those set forth in articles 275, 366, 821, 827, 829, 830, 834, 835, 836, 837, 838 and 839 of the Brazilian Civil Code, and article 794 of the Brazilian Civil Procedure Code.

SECTION 11.05  Subrogation and Contribution.  Upon making any payment with respect to any obligation of the Issuer under this Article 11, the Company will be subrogated to the rights of the payee against the Issuer with respect to such obligation; provided, however, that the Company shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of (and premium, if any) interest, and Additional Amounts on all Securities shall have been paid in full.

SECTION 11.06  Stay of Acceleration.  If acceleration of the time for payment of any amount payable by the Issuer under this Indenture or the Securities is stayed upon the insolvency, bankruptcy or reorganization of the Issuer, all such amounts otherwise subject to acceleration under the terms of this Indenture are nonetheless payable by the Company forthwith on demand by the Trustee.

SECTION 11.07  Execution and Delivery of Guarantee.  The execution by the Company of this Indenture evidences the Guarantee of the Company, whether or not the person signing as an Officer of the Company still holds that office at the time of authentication of any Security.  The delivery of any Security by the Trustee after authentication constitutes due delivery of the Guarantee set forth in this Indenture on behalf of the Company.

SECTION 11.08  Purpose of Guarantee.  The Company hereby acknowledges that the purpose and intent of the Company in executing this Indenture and providing the Guarantee is to give effect to the agreement of the Company to guarantee the payment of any such amounts due by the Issuer under the Securities and this Indenture, whether such amounts are in respect of principal, interest or any other amounts (including Additional Amounts).  Therefore, the Company agrees that if the Issuer shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any principal (and premium, if any), interest or any other amounts (including Additional Amounts) with respect to this Indenture and the Securities, the Company shall promptly pay the same, without any demand or notice whatsoever.  The Trustee shall promptly deposit in the account designated by the Trustee to receive payments from the Issuer with respect to the Securities for further payment to the Holders any funds it receives from the Company under or pursuant to this Guarantee in respect of the Securities.

ARTICLE 12

SUBORDINATION TO OAS SENIOR NOTES IN USD

SECTION 12.01  Agreement to Subordinate.  Each Obligor covenants and agrees, and each Holder of a Security, by its acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article, the Obligations are hereby expressly made subordinate to and subject in right of payment as provided in this Article to the prior payment in full in cash of the Senior Indebtedness. All provisions of this Article 12 shall be subject to Section 12.11.

This Article 12 shall constitute a continuing offer to all Persons who, in reliance upon such Article, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of the Senior Indebtedness, and such holders are made obligees hereunder and they or each of them may enforce such provisions.

SECTION 12.02  Liquidation; Dissolution; Bankruptcy.  In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to any Obligor or to its assets, whether voluntary or involuntary from any source, (b) any liquidation, dissolution or other winding-up of any Obligor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshaling of assets or liabilities of any Obligor, then and in any such event:

(i)              (A) the holders of Senior Indebtedness of such Obligor shall receive payment in full in cash of all amounts due on or in respect of all Senior Indebtedness of such Obligor, or provision shall be made for such payment in full in cash to the satisfaction of the holders of Senior Indebtedness of such Obligor and (B) the Trustee shall receive compensation for its services rendered hereunder in accordance with Section 7.07, before the Holders of the Securities are entitled to receive any payment or distribution of any kind or character from any source (other than Permitted Junior Securities) on account of the Obligations or on account of the purchase or redemption or other acquisition of Securities; and

(ii)              any payment or distribution of assets of any Obligor of any kind or character from any source, whether in cash, property or securities (other than a payment or distribution in the form of Permitted Junior Securities), including by way of set-off or enforcement of any guarantee or otherwise, which the Trustee or the Holders would be entitled to receive but for the provisions of this Article shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness of such Obligor or to the trustee under the related indenture, ratably according to the aggregate amounts remaining unpaid on account of such Senior Indebtedness held or represented by each, to the extent necessary to make payment in full in cash of all Senior Indebtedness of such Obligor remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor to the satisfaction of the holders of such Senior Indebtedness, to or for the holders of such Senior Indebtedness.

SECTION 12.03  Default on Senior Indebtedness of an Obligor.   (a) No Obligor may make any payment pursuant to any of its Obligations if (i) any principal, premium, if any, interest or other amount payable in respect of any Senior Indebtedness of such Obligor is not paid within any applicable grace period (including at maturity) or (ii) any other default on Senior Indebtedness of such Obligor occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (A) the default has been cured or waived and any such acceleration has been rescinded or (B) such Senior Indebtedness has been paid in full in cash.

(b)           In the event that, notwithstanding the foregoing provisions of this Section, any Obligor shall make any payment to the Trustee (which is not paid over to Holders of Securities) prohibited by the foregoing provisions of this Section, then and in such event such payment shall be paid over to the authorized representatives of such Senior Indebtedness, to be held in trust for distribution to the holders of Senior Indebtedness or, to the extent amounts are not then due in respect of Senior Indebtedness, promptly returned to such Obligor, or otherwise as a court of competent jurisdiction shall direct.

SECTION 12.04  Subrogation.  After all Senior Indebtedness of an Obligor is paid in full and until the Securities are paid in full, Holders shall be subrogated (equally and ratably with the holders of all indebtedness of such Obligor which by its express terms is subordinated to Senior Indebtedness of such Obligor to the same extent as the Securities are subordinated and which is entitled to like rights of subrogation) to the rights of holders of Senior Indebtedness of such Obligor to receive distributions applicable to such Senior Indebtedness. A distribution made under this Article 12 to holders of Senior Indebtedness of such Obligor that otherwise would have been made to Holders, shall not constitute, as between such Obligor and Holders, a payment by such Obligor of its Obligations hereunder.

SECTION 12.05  Relative Rights.  This Article 12 defines the relative rights of Holders and holders of Senior Indebtedness of an Obligor. Nothing in this Indenture shall:

(a)           impair, as between an Obligor and Holders, the obligation of such Obligor, which subject to this Section 12, is absolute and unconditional, to pay its Obligations set forth herein; or

(b)           affect the relative rights against an Obligor of Holders and creditors of an Obligor other than the holders of Senior Indebtedness of an Obligor; or

(c)           except as set forth in Section 6.01 or Section 6.02, prevent the Trustee or any Holder from exercising its available remedies upon a default by such Obligor of its Obligations, subject to the rights of holders of Senior Indebtedness of such Obligor to receive distributions otherwise payable to Holders and the rights of the Trustee to receive compensation for its services hereunder, in accordance with Section 7.07.

SECTION 12.06  Subordination May Not Be Impaired by Obligor.

(a)           No right of any holder of Senior Indebtedness of any Obligor to enforce the subordination of the Obligations shall be impaired by any act or failure to act by such Obligor or by its failure to comply with this Indenture.

(b)           Without in any way limiting the generality of subsection (a) of this Section, the holders of Senior Indebtedness of an Obligor, or their trustee or other duly appointed representative, may, at any time and from time to time, without the consent of or notice to the

Trustee or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article 12 or the obligations hereunder of the Holders to the holders of Senior Indebtedness of an Obligor, do any one or more of the following:

(i)           change the manner, place or terms of payment or extend the time of payment of, or renew or alter, the terms of Senior Indebtedness of an Obligor or the terms of any instrument evidencing the same or any agreement under which such Senior Indebtedness is outstanding (including any increase in the aggregate principal amount of any indebtedness thereunder, it being understood that any such additional indebtedness shall not constitute Senior Indebtedness to the extent Incurred in violation of Section 4.03 of this Indenture);

(ii)           sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Indebtedness;

(iii)           release any Person liable in any manner for the collection of such Senior Indebtedness; and

(iv)           exercise or refrain from exercising any rights against an Obligor and/or any other Person.

(c)           If the Trustee on behalf of the Holders or any Holders should fail to file a proof of claim in any bankruptcy, insolvency, receivership or similar proceeding relating to an Obligor at least thirty (30) days before the expiration of the time to file such claim or claims, each holder of Senior Indebtedness of an Obligor (or its representative) is hereby authorized to file an appropriate claim for and on behalf of all or any of the Holders.

SECTION 12.07  Rights of Trustee and Paying Agent.

Notwithstanding Section 12.03, the Trustee or Paying Agent may continue to make payments on any Obligations and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than one (1) Business Day prior to the date of such payment, a Trust Officer receives notice satisfactory to it that payments may not be made under this Article 12. The Company, the Registrar, the Paying Agent, a holder of Senior Indebtedness or the trustee or other duly appointed representative for such holders may give the notice.

SECTION 12.08  Distribution or Notice.  Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness of an Obligor, the distribution may be made and the notice given to the trustee for such holders.

SECTION 12.09  Article 12 Not to Prevent Events of Default or Limit Right to Accelerate.  The failure to make a payment of any Obligations by reason of any provision in this Article 12 shall not be construed as preventing the occurrence of a Default or an Event of Default.  Nothing in this Article 12 shall have any effect on the right of the Holders or the Trustee to make a demand for payment of the Obligations hereunder.

SECTION 12.10  Trustee Entitled to Rely.  Upon any payment or distribution pursuant to this Article 12, the Trustee and the Holders shall be entitled to rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 12.02 are pending, (b) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (c) upon the trustee or other duly appointed representative for the holders of Senior Indebtedness of any Obligor for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness of any Obligor and other Indebtedness of such Obligor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12.

SECTION 12.11  Trustee to Effectuate Subordination.  Each Holder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Indebtedness of any Obligor as provided in this Article 12 and appoints the Trustee as attorney-in-fact for any and all such purposes.

ARTICLE 13

MISCELLANEOUS

SECTION 13.01  Trust Indenture Act Controls.  If any provision of this Indenture limits, qualifies or conflicts with a provision of the TIA that is required under such Act to be part of and govern this Indenture, the latter shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION 13.02  Notices.  (1) (a) Any notice or communication to the Issuer, the Company, any Subsidiary Guarantor, the Trustee or the Paying Agent shall be in writing in the English language or a certified translation, and delivered in person, sent by fax, other electronic method or mailed by first-class mail addressed as follows:

if to the Issuer, the Company or any Subsidiary Guarantor:  [Company to update contact info]

OAS S.A.
Avenida Francisco Matarazzo, nº 1.350
19th floor, Suite 1.902, Água Branca
05001-100 São Paulo, SP
Brasil
Att:

with copies to:

OAS Engenharia e Construção S.A.
Avenida Francisco Matarazzo, nº 1.350
17th floor, Suite 1.707, Água Branca
05001-100 São Paulo, SP
Brasil
Att:

and

Construtora OAS S.A.
Avenida Francisco Matarazzo, nº 1.350
17th floor, suite 1.701, Água Branca
05001-100 São Paulo, SP
Brasil
Att:  .

if to the Trustee, Paying Agent, Transfer Agent or Registrar:

Wilmington Savings Fund Society, FSB
500 Delaware Avenue
Wilmington, Delaware 19801
Atten:  OAS Restructuring (BVI) Limited B4 Senior Note 2026

with copy to (which shall not constitute notice):

Seward & Kissel LLP
Attn:  John R. Ashmead
One Battery Park Plaza
New York, New York 10004

If to any of the Holders, a copy to each of:

Dechert LLP
Attn: Jeffrey M. Katz, Esq.
and Allan S. Brilliant, Esq.
1095 Avenue of the Americas
New York, New York 10036

and

Morgan, Lewis & Bockius LLP
Attn: Timothy B. DeSieno, Esq.
and Felipe Alice, Esq.
101 Park Avenue
New York, New York 10178

(b)           The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, fax transmission or other similar unsecured electronic methods.  If the party elects to give the Trustee e-mail or fax instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling.  The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction.  The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

(c)           The Trustee may rely upon and comply with instructions or directions sent via unsecured fax or email transmission and the Trustee shall not be liable for any loss, liability or expense of any kind incurred by the Issuer or the Holders due to the Trustee’s reliance upon and compliance with instructions or directions given by unsecured fax or email transmission; provided, however, that such losses have not arisen from the negligence or willful misconduct of the Trustee, it being understood that the failure of the Trustee to verify or confirm that the person providing the instructions or directions, is, in fact, an authorized person does not constitute negligence or willful misconduct.

(d)           Notwithstanding anything to the contrary contained herein, as long as the Securities are in the form of Global Securities, notice to the Holders may be made electronically in accordance with procedures of the Depositary.

(e)           The Issuer, the Company, any Subsidiary Guarantor, the Trustee or the Paying Agent by notice to the other may designate additional or different addresses for subsequent notices or communications.

(2)           (a)           Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder’s address as it appears on the Securities Register.  A notice shall be deemed to have been given to a Holder upon the mailing by first class mail, postage prepaid, of such notice to such Holder at its registered addresses as recorded in the Securities Register not later than the latest date, and not earlier than the earliest date, prescribed in the Securities for the giving of such notice. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

(b)           Failure to mail a notice or communication to a Securityholder or any defect in a notice or communication to a Securityholder shall not affect the sufficiency of such notice or communication with respect to other Securityholders.

SECTION 13.03  Communication by Holders with Other Holders.  Securityholders may communicate pursuant to TIA § 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities.  The Issuer, the Company, any Subsidiary Guarantor, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 13.04  Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Issuer or the Company to the Trustee to take or refrain from taking any action under this Indenture, the Issuer or the Company, as the case may be, shall furnish to the Trustee:

(1)           an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to taking the proposed action or to refraining from taking the proposed action have been complied with; and

(2)           an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Notwithstanding the foregoing, such Officer’s Certificate and Opinion of Counsel shall not be required in the case of the initial issuance of the Securities hereunder.

SECTION 13.05  Statements Required in Certificate or Opinion.  Each Officer’s Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

(1)           a statement that the individual making such certificate or opinion has read such covenant or condition;

(2)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)           a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)           a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

SECTION 13.06  When Securities Disregarded.  In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Issuer, the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common Control with the Issuer or the Company shall be disregarded; provided, that only Securities which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded.

SECTION 13.07  Rules by Trustee, Paying Agents and Registrar.  The Trustee may make reasonable rules for action by or a meeting of Securityholders.  The Registrar and the Paying Agents may make reasonable rules for their functions.

SECTION 13.08  Legal Holidays.  If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.  If a regular Record Date is not a Business Day, the Record Date shall not be affected.

SECTION 13.09  Governing Law.  This Indenture and the Securities shall be construed in accordance with, and this Indenture and the Securities and all matters arising out of or relating in any way whatsoever to this Indenture and the Securities (whether in contract, tort or otherwise) shall be governed by, the laws of the state of New York.  For the purposes of paragraph 2 of Article 9 of Brazilian decree-law no. 4,657, of September 4, 1942, the Issuer is the proponent of this Indenture.

SECTION 13.10  Successors.  All agreements of the Issuer and the Company in this Indenture and the Securities shall bind their successors.  All agreements of the Trustee in this Indenture shall bind their successors.

SECTION 13.11  Multiple Originals.  The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Indenture.

SECTION 13.12  Table of Contents; Headings.  The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 13.13  Consent to Jurisdiction; Appointment of Agent to Accept Service of Process.  (1) The Issuer and the Company each irrevocably consent and agree, for the benefit of the Holders from time to time of the Securities and the Trustee, that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter arising out of or in connection with this Indenture or the Securities may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of the Securities have been paid, hereby irrevocably consent and submit to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself and in respect of its properties, assets and revenues.

(2)           The Issuer and the Company have validly and effectively appointed National Corporate Research, Ltd. (the “Process Agent”), with offices on the date hereof at 10 East 40th Street, 10th Floor, New York, NY 10016, as its authorized agent upon which process may be served in any action, suit or proceeding referred to in Section 13.13(1).  If for any reason such agent hereunder shall cease to be available to act as such, each of the Issuer and the Company agrees to designate a new agent in the Borough of Manhattan, New York City, New York on the terms and for the purposes of this Section 13.13 reasonably satisfactory to the

Trustee.  Each of the Issuer and the Company further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any such action, suit or proceeding against the Issuer or the Company by serving a copy thereof upon the relevant agent for service of process referred to in this Section 13.13 (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) or by mailing copies thereof by registered or certified air mail, postage prepaid, to each of the Issuer and the Company at its address specified in or designated pursuant to this Indenture.  Each of the Issuer and the Company agrees that the failure of any such designee, appointee and agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.  Nothing herein shall in any way be deemed to limit the ability of the Holders and the Trustee to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the Issuer and the Company or bring actions, suits or proceedings against the Issuer or the Company in such other jurisdictions, and in such manner, as may be permitted by applicable law.  Each of the Issuer and the Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Indenture brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder to a Holder from U.S. dollars into another currency, the Issuer has agreed, and each Holder by holding such Security will be deemed to have agreed, to the fullest extent that the Issuer and they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures such Holder could purchase U.S. dollars with such other currency in New York City, New York on the day two (2) Business Days preceding the day on which final judgment is given.

The obligation of each of the Issuer and the Company in respect of any sum payable by it to a Holder shall, notwithstanding any judgment in a currency (the “judgment currency”) other than U.S. dollars, be discharged only to the extent that on the Business Day following receipt by such Holder of any sum adjudged to be so due in the judgment currency, such Holder may, in accordance with normal banking procedures, purchase U.S. dollars with the judgment currency; if the amount of U.S. dollars so purchased is less than the sum originally due to such Holder in the judgment currency (determined in the manner set forth in the preceding paragraph), each of the Issuer, the Company and the Subsidiary Guarantors agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Holder against such loss, and if the amount of the U.S. dollars so purchased exceeds the sum originally due to such Holder, such Holder agrees to remit to the Issuer or the Company such excess, provided, that such Holder shall have no obligation to remit any such excess as long as the Issuer or the Company shall have failed to pay such Holder any obligations due and payable under such Security, in which case such excess may be applied to such obligations of the Issuer or the Company under such Security in accordance with the terms thereof.

(3)           The provisions of this Section 13.13 shall survive any termination of this Indenture, in whole or in part.

SECTION 13.14  Waiver of Jury Trial.  EACH OF THE ISSUER, THE COMPANY, EACH SUBSIDIARY GUARANTOR AND THE TRUSTEE (SOLELY IN ITS CAPACITY AS TRUSTEE, WHICH, FOR THE AVOIDANCE OF DOUBT, SHALL NOT IN ANY WAY AFFECT ANY RIGHT OF ANY HOLDER), HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 13.15  Regarding the Paying Agent.  (1) Each payment in full of principal, redemption amount, Additional Amounts, interest or any other amounts payable under this Indenture in respect of any Securities deposited by or on behalf of the Issuer to the Trustee in the manner provided herein or in the Securities on the date due shall be valid and effective to satisfy and discharge the obligation of the Issuer to make payment of principal, redemption amount, Additional Amounts interest or any other amounts payable under this Indenture and the Securities on such date; provided, however, that the liability of the Paying Agent hereunder shall not exceed any amounts paid to it by the Issuer, or held by it, on behalf of the Holders hereunder; provided further that, in the event that there is a default by the Paying Agent in any payment of principal, redemption amount, Additional Amounts, interest or any other amounts payable in respect of any Security in accordance with the terms hereof, the Issuer shall pay on demand such further amounts as will result in the receipt by the Holders of such amounts as would have been received by them had no such default occurred.

(2)           Each of the Issuer and the Company, jointly and severally, undertakes to indemnify each of the Paying Agents and their affiliates against all losses, liabilities, including any and all tax liabilities, which, for the avoidance of doubt, shall include Brazilian taxes and associated penalties, costs, claims, actions, damages, expenses or demands which any of them may incur or which may be made against any of them as a result of or in connection with the appointment of or the exercise of the powers and duties by any Paying Agent or its affiliates under this Indenture except (a) as may result from its own negligence, willful misconduct or bad faith or that of its directors, officers or employees or any of them and (b) any taxes imposed on its net income attributable to any fees or compensation payable to such Paying Agent in accordance with this Indenture.

(3)           Each of the Issuer and the Company acknowledges that the Paying Agent makes no representations as to the interpretation or characterization of the transactions herein undertaken for tax or any other purpose, in any jurisdiction.  Each of the Issuer, the Company and each Subsidiary Guarantor represents that it has fully satisfied itself as to any tax impact of this Indenture before agreeing to the terms herein, and is responsible for any and all federal, state, local, income, franchise, withholding, value added, sales, use, transfer, stamp or other taxes imposed by any jurisdiction in respect of this Indenture or the Securities.

(4)           The Issuer agrees to pay any and all stamp and other documentary taxes or duties which may be payable in connection with the execution, delivery, performance and enforcement of this Indenture by the Paying Agent.

SECTION 13.16  USA PATRIOT Act.  The parties hereto acknowledge that in order to help the United States government fight the funding of terrorism and money laundering activities, federal regulations that became effective on October 1, 2003 (Section 326 of the USA PATRIOT Act) require all financial institutions to obtain, verify, record and update information that identifies each person establishing a relationship or opening an account.  The parties to this Indenture agree that they will provide to the Trustee such information as it may request, from time to time, in order for the Trustee to satisfy the requirements of the USA PATRIOT Act, including but not limited to the name, address, tax identification number and other information that will allow it to identify the individual or entity who is establishing the relationship or opening the account and may also ask for formation documents such as articles of incorporation or other identifying documents to be provided.

SECTION 13.17  Actions by Holder or Beneficial Owner.  Notwithstanding any other provisions of this Indenture to the contrary, for purposes of providing any consent, waiver, vote or instruction to the Trustee or other Person hereunder (including without limitation under Article 14 hereof), a Holder shall include a Person who provides to the Trustee or other Person, as the case may be (and the Trustee or such other Person may conclusively rely on and shall be protected in acting upon) any (i) brokerage statement, (ii) beneficial owner certificate, (iii) screen shot of a beneficial owner’s holdings, or (iv) other documentation evidencing beneficial ownership of a Security believed by the Trustee or such other Person to be genuine evidence of beneficial ownership of such Security.  The Trustee or such other Person need not investigate any fact or matter stated in the document and may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein.

SECTION 13.18  Unrestricted Securities.  By its acceptance of its interest in the Securities issued hereunder, each Holder represents, warrants and acknowledges that it is not an “underwriter” as defined in Section 1145(b) of the United States Bankruptcy Reform Act of 1978, as amended.

SECTION 13.19  Calculation Agent.

(a)           For the avoidance of doubt and notwithstanding anything to the contrary herein, all of the rights, protections, immunities and indemnities granted to the Trustee hereunder shall also inure to the benefit of the Calculation Agent (and each of Calculation Agent’s sub-agents) acting hereunder, and all of the provisions of this Indenture granting such rights, protections, immunities and indemnities (including but not limited to Section 7.01 and Section 7.02 hereof) shall apply to the Calculation Agent (and the Calculation Agent’s sub-agents) as if such Persons were named in such provisions.

(b)           The Calculation Agent shall notify the Trustee and the Issuer in writing of each determination by the Calculation Agent hereunder, in each case on the Business Day of such determination as set forth herein and in the Securities.

SECTION 13.20.  [RESERVED].

ARTICLE 14

MEETINGS OF HOLDERS OF SECURITIES

SECTION 14.01  Purposes for Which Meetings May Be Called.  Holders representing not less than 15% of the aggregate principal amount of the outstanding Securities may, at any time and from time to time, direct the Trustee to call a meeting pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action (each, a “Specified Action”) under the Indenture to be made, given or permitted to be taken by the Required Holders or Holders of a majority of the outstanding Securities (or a lesser specified percentage thereof, in accordance with Section 14.04(b)) (including, without limitation, and for the avoidance of doubt, in connection with the acceleration and/or the exercise of remedies under any thereof and the furnishing of directions to the Trustee in connection therewith and otherwise), but not with respect to any of the foregoing expressly requiring the consent or approval of all Holders or all affected Holders.  For the avoidance of doubt and notwithstanding anything to the contrary herein, each act duly taken at a meeting of Holders in accordance herewith shall constitute the action of the Required Holders or Holders of a majority of the outstanding Securities (or such lesser percentage thereof, in accordance with Section 14.04(b)) for all purposes of this Indenture, binding upon all Holders.

SECTION 14.02  Call, Notice and Place of Meetings.

(a)        Upon receipt of a request from Holders representing not less than 15% of the aggregate principal amount of outstanding Securities, the Trustee shall call a meeting of the Holders of Securities for any purpose permitted by Section 14.01, which meeting will be held in New York City, United States of America, at such time, and during regular business hours, as the Trustee shall determine after consultation with the Holders calling such meeting, on a date not less than 20 nor more than 30 Business Days after receipt of such request.  The Trustee shall, within 5 Business Days after receipt of such notice, notify all Holders of the time and the place of such meeting and describe in general terms the action proposed to be taken at such meeting.

(b)           In the event the Trustee shall not have notified all Holders of such meeting within 5 Business Days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Holders of Securities in the amount above specified may determine the time and place for such meeting and may call such meeting for such purposes by giving notice thereof as provided in subsection (a) of this Section.

SECTION 14.03  Persons Entitled to Vote at Meetings.  To be entitled to vote at any meeting of Holders of Securities, a Person shall be (x) a Holder of Securities or (y) a Person appointed by an instrument in writing as proxy for a Holder.  The only Persons who shall be entitled to be present or speak at any meeting of Holders shall be the Persons entitled to vote at such meeting, their counsel and representatives of the Trustee and its counsel.

SECTION 14.04  Quorum; Action.

(a)           Holders representing not less than 20% of the aggregate principal amount of the outstanding Securities shall constitute a quorum for a meeting of Holders.  In the absence of a quorum, within 30 minutes after the time appointed for any such meeting, the meeting shall be adjourned for a period of not less than 2 Business Days and not more than 10 Business Days as determined by the Trustee prior to the adjournment of such meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 14.02(a), except that such notice need be given only once not less than 2 Business Days prior to the date on which the meeting is scheduled to be reconvened.

(b)           Any Specified Action presented to a meeting at which a quorum is present may be adopted by the affirmative vote of the Persons entitled to vote a majority in aggregate principal amount of the outstanding Securities represented at such meeting; provided, however, that, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which any other provision of this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the outstanding Securities may be adopted at a meeting at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the outstanding Securities represented at such meeting.  Any resolution passed or decision taken at any meeting of Holders of Securities duly held in accordance herewith shall be binding on all the Holders, whether or not present or represented at the meeting.

SECTION 14.05  Determination of Voting Rights; Conduct and Adjournment of Meetings.

(a)          The Trustee may make such reasonable regulations as it deems advisable for any meeting of Holders in regard to proof of the holding of Securities and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate  Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine.

(b)          A chairman and a secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the outstanding Securities represented at the meeting.

(c)          At any meeting each Holder of a Security or proxy shall be entitled to one vote for each $1,000 principal amount of the outstanding Securities held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding.  The chairman of the meeting shall have no right to vote, except as a Holder of a Security or proxy.

(d)          Any meeting of Holders of Securities duly called pursuant to Section 14.02 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the outstanding Securities represented at the meeting, and the meeting may be held as so adjourned without further notice.

SECTION 14.06  Counting Votes and Recording Action of Meetings.  The vote upon any resolution submitted to any meeting of Holders of Securities shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities or of their representatives by proxy and the principal amounts and serial numbers of the outstanding Securities held or represented by them.  The chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting.  A record of the proceedings of each meeting of Holders of Securities shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the fact, setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 14.02 and, if applicable, Section 14.04.  The record shall be signed and verified by the affidavits of the chairman and secretary of the meeting and preserved by the Trustee.  Any record so signed and verified shall be conclusive evidence of the matters therein stated.

SECTION 14.07  Alternate Voting Mechanism.  The meetings of Holders of Securities pursuant to this Article 14 are intended to be and shall be an additional alternative to achieving any Specified Action, and shall not be deemed as superseding or replacing any other method therefor consistent with the terms of this Indenture.  For the avoidance of doubt, a “Holder” for all purposes of this Article 14 shall include any qualifying Person under Section 13.17 hereof.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

OAS RESTRUCTURING (BVI) LIMITED

By:
Name
Title

OAS S.A. – EM RECUPERAÇÃO JUDICIAL

By:
Name
Title

By:
Name
Title

CONSTRUTORA OAS S.A. – EM RECUPERAÇÃO JUDICIAL

By:
Name
Title

By:	/s/
Name
Title

OAS ENGENHARIA E CONSTRUÇÃO S.A.

By:
Name
Title

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WILMINGTON SAVINGS FUND SOCIETY, FSB as Trustee, Registrar, Transfer Agent, Paying Agent and Calculation Agent

By:
Name
Title

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APPENDIX TO
INDENTURE

PROVISIONS RELATING TO INITIAL SECURITIES

1.           Definitions

For the purposes of this Appendix the following terms shall have the meanings indicated below.  Other terms used in this Appendix and not defined herein shall have the meanings assigned to them in the Indenture.

“Global Securities” means the Global Security, together with the Restricted Global Security.

“Global Security” means any Global Security or Restricted Global Security issued in fully registered book entry form to DTC (or its nominee), as depositary for the beneficial owners thereof, which shall be substantially in the form set forth in Exhibit 1 to this Appendix.

“Issuer Order” means a written request or order signed in the name of the Issuer by an Officer of the Issuer, and delivered to the Trustee.

“Restricted Securities Legend” has the meaning set forth in Section 2.1(6) of this Appendix.

“Restricted Global Security” means a single, permanent Global Security in definitive, fully registered form without interest coupon, constituting a Restricted Security.

“Restricted Security” means a Security that is held by an underwriter; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Security constitutes a Restricted Security.

“Securities” means the (1) R$725,000,000 aggregate principal amount of 5.00% Senior Secured Notes due 2035 issued on the Issue Date and (2) PIK Securities, if any, issued in a transaction exempt from the registration requirements of the Securities Act.

“Securities Custodian” means the custodian with respect to a Global Security (as appointed by DTC), or any successor Person thereto and shall initially be Wilmington Savings Fund Society, FSB.

2.           The Securities

2.1.           Form and Registration.

(1)           Form and Registration.  The certificates representing the Securities shall be issued in fully registered form without interest coupons.

(2)           Global Security.  The Securities shall initially be represented by one or more Global Securities, which shall be deposited with the Trustee as custodian for, and registered in the name of a nominee of, DTC.

(3)           Restricted Global Security. Securities sold and held by individuals or entities deemed to be underwriters (as such term is defined in Section 1145(b) of the United States Bankruptcy Code) shall be deposited with the Trustee as custodian for, and registered in the name of a nominee of, DTC.  Each Restricted Global Security shall be subject to certain restrictions on transfer, set forth in Section 2.3 of this Appendix

(4)           Ownership.  Ownership of beneficial interests in a Global Security shall be limited to persons who have accounts with DTC or Euroclear and Clearstream, as indirect participants in DTC (“participants”), or persons who hold interests through participants.  Ownership of beneficial interests in a Global Security shall be shown on, and the transfer of that ownership shall be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

So long as DTC or its nominee is the registered owner or holder of a Global Security, DTC or such nominee, as the case may be, shall be considered the sole owner or Holder of the Securities represented by such Global Security for all purposes under the Indenture.  No beneficial owner of an interest in a Global Security shall be able to transfer that interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the Indenture.  Payments made with respect to a Global Security shall be made to DTC or its nominee, as the registered owner thereof.  None of the Issuer, the Company, the Trustee or any Paying Agent shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

The Issuer and the Company expect that DTC or its nominee, upon receipt of any payment in respect of a Global Security, shall credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in such Global Security as shown on its records.  The Issuer and the Company also expect that payments by participants to owners of beneficial interests in such Global Security held through such participants shall be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers.  Such payments shall be the responsibility of such participants.

(5)           Limitation on Obligations.  Although DTC, Euroclear and Clearstream are expected to follow the procedures set forth in the Indenture in order to facilitate transfers of interests in a Global Security among participants of DTC, Euroclear and Clearstream, as the case may be, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time.  None of the Issuer, the Company, the Trustee or any Paying Agent shall have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

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(6)           Successors; Definitive Securities.  If (i) DTC is at any time unwilling or unable to continue as a Depositary for the Global Securities and a successor Depositary or clearing agency is not appointed by the Issuer within 90 days, or (ii) an Event of Default has occurred and is continuing and the Registrar and the Issuer have received a written request from a beneficial owner of Securities to issue its proportionate interest in the Global Security, the Issuer shall issue certificated Securities which, if being issued to individuals or entities deemed to be underwriters (as such term is defined in Section 1145(b) of the U.S. Bankruptcy Code),  may bear the Restricted Securities Legend set forth in Exhibit 1 to this Appendix (the “Restricted Securities Legend”) to all beneficial owners, in exchange for their beneficial interests in Global Securities.  Holders of an interest in a Global Security may receive certificated Securities, which may bear the legend set forth in Exhibit 1 to this Appendix in accordance with DTC’s rules and procedures in addition to those provided for under the Indenture; provided, however, that if the Issuer is issuing certificated Securities pursuant to Section 2.1 of this Appendix, the Issuer shall only be required to issue certificated Securities to the beneficial owners of the Securities who request certificated Securities.

(7)           Certificated Securities.  Except as provided in this Section 2.1 or Section 2.3, owners of beneficial interests in Restricted Global Securities shall not be entitled to receive physical delivery of certificated Securities.  The registered Holder of a Global Security shall be entitled to grant proxies and otherwise authorize any Person, including DTC and Persons that may hold interests through DTC to take any action which a Holder is entitled to take under the Indenture or the Securities.  In the event of transfer of a Global Security to the beneficial owners thereof in the form of certificated Securities, the Issuer shall promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form without interest coupons.

2.2.           Authentication.  The Trustee shall authenticate and deliver:  (1) on the Issue Date, an aggregate principal amount of R$725,000,000 of the Issuer’s 5.00% Senior Secuerd Notes due 2035, and (2) any PIK Securities for an original issue in an aggregate principal amount specified in the written order of the Issuer pursuant to Section 2.02 of the Indenture.  Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and, in the case of any issuance of PIK Securities pursuant to Section 2.14 of the Indenture, shall certify that such issuance is in compliance with Section 4.03 of the Indenture.

2.3.           Global Securities.

(1)           Any Global Security (i) shall represent, and shall be denominated in an aggregate amount equal to the aggregate principal amount of, all of the outstanding Securities of such series, (ii) shall be registered in the name of DTC or its nominee, (iii) shall be delivered by the Trustee to DTC or pursuant to DTC’s instruction and (iv) shall bear a legend substantially to the following effect:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN

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THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY.  THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS GLOBAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY DEFINITIVE SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

(2)           The Global Securities initially shall (i) be registered in the name of DTC or its nominee, (ii) be delivered to the Trustee and/or the Registrar as custodian for DTC and (iii) bear legends as set forth above.

Members of, or participants in, DTC, Euroclear or Clearstream shall have no rights under the Indenture with respect to any Global Security held on their behalf by DTC or the Trustee as its custodian, or under the Global Security, and DTC may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Security for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(3)           Interests of beneficial owners in the Global Securities may only be transferred or exchanged for certificated Securities in accordance with the rules and procedures of DTC, Euroclear and Clearstream and the provisions of the Indenture, including this Appendix.  In addition, certificated Securities shall be transferred to all beneficial owners, in exchange for their beneficial interests in Global Securities if (i) DTC is at any time unwilling or unable to continue as a Depositary for the Global Securities and a successor Depositary or clearing agency is not appointed by the Issuer within 90 days, or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from a beneficial owner of Securities to issue its proportionate interest in the Global Security.

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Transfers between participants in DTC shall be effected in accordance with DTC’s procedures, and shall be settled in same-day funds.  Transfers between participants in Euroclear and Clearstream shall be effected in the ordinary way in accordance with their respective rules and operating procedures.  Transactions settled through DTC, Euroclear and Clearstream shall settle on a T+3 basis.

The Issuer and the Company expect that DTC shall take any action permitted to be taken by a Holder (including the presentation of Securities for exchange) only at the direction of one or more participants to whose account the interest in a Global Security is credited and only in respect of such portion of the securities as to which such participant or participants has or have given such direction.  However, if there is an Event of Default under the Securities, DTC may exchange the applicable Global Securities for certificated Securities which it shall distribute to its participants and which may bear the Restricted Securities Legend as set forth in Exhibit 1 to this Appendix.

Subject to compliance with the transfer restrictions applicable to the Global Securities, cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, shall be effected through DTC in accordance with DTC’s rules on behalf of each of Euroclear or Clearstream by its common depositary; however, such cross market transactions shall require delivery of instructions to Euroclear or Clearstream by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels, Belgium time) of such system.  Euroclear or Clearstream shall, if the transaction meets its settlement requirements, deliver instructions to its common depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the Global Securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC.  Euroclear participants and Clearstream participants may not deliver instructions directly to the common depositaries for Euroclear or Clearstream.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Security from a participant in DTC shall be credited, and any such crediting shall be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC.  Cash received in Euroclear or Clearstream as a result of sales of interests in a Global Security by or through a Euroclear or Clearstream participant to a participant in DTC shall be received with value on the settlement date of DTC but shall be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

(4)           In connection with any transfer or exchange of a portion of the beneficial interest in any Global Security to beneficial owners pursuant to Section 2.3(3) of this Appendix the Registrar shall (if one or more definitive Securities are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Issuer shall execute, and the Trustee shall authenticate and deliver, one or more definitive Securities of like tenor and principal amount of authorized denominations.

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(5)           Any beneficial interest in one of the Global Securities that is transferred to a person who takes delivery in the form of an interest in the other corresponding Global Security will, upon transfer, cease to be an interest in such Global Security and become an interest in the other corresponding Global Security and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interest in such other corresponding Global Security for as long as it remains such an interest.

(6)           In connection with the transfer of Global Securities as an entirety to beneficial owners pursuant to Section 2.3(3) of this Appendix, the Global Securities shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by DTC, Euroclear or Clearstream in exchange for its beneficial interest in the Global Securities, an equal aggregate principal amount at maturity of definitive Securities of authorized denominations.

(7)           Any definitive Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to Section 2.3 of this Appendix shall bear the Restricted Securities Legend set forth in Exhibit 1 to this Appendix.

(8)           The registered Holder of any Global Security may grant proxies and otherwise authorize any person, including participants in DTC and persons that may hold interests through participants in DTC to take any action which a Holder is entitled to take under the Indenture or the Securities.

2.4.           [RESERVED].

2.5.           Cancellation or Adjustment of Global Security.

(1)           Restricted Securities Legend.  Upon the registration of transfer, exchange or replacement of Securities not bearing the Restricted Securities Legend, the Registrar shall deliver Securities that do not bear the Restricted Securities Legend.  Upon the registration of transfer, exchange or replacement of Securities bearing the Restricted Securities Legend, the Registrar shall deliver only Securities that bear the Restricted Securities Legend unless either (i) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuer, the Registrar and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (ii) such Security has been sold pursuant to an effective registration statement under the Securities Act.

(2)           Securities Purchased by the Issuer. All Securities which are purchased or otherwise acquired by the Issuer or the Company or any of their Affiliates may not be resold or otherwise transferred.

(3)           Other Transfers.  If a Holder proposes to transfer a Security constituting a Restricted Security pursuant to any exemption from the registration requirements of the Securities Act, the Registrar shall

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only register such transfer or exchange if such transferor delivers an Opinion of Counsel reasonably satisfactory to the Issuer, the Registrar and the Trustee that such transfer is in compliance with the Securities Act and the terms of the Indenture; provided, however, that the Issuer may, based upon the opinion of its counsel, instruct the Registrar by an Issuer Order not to register such transfer in any case where the proposed transferee is not a QIB or a non-U.S. person (as defined under Regulation S under the Securities Act)

(4)           General.  By its acceptance of any Security (or any beneficial interest in any Global Security) bearing the Restricted Securities Legend, each Holder of such a Security or holder of such beneficial interest acknowledges the restrictions on transfer of such Security set forth in the Indenture and in the Restricted Securities Legend and agrees that it will transfer such Security only as provided in the Indenture and by filling out the form provided as Exhibit 2 hereto.  The Registrar shall not register a transfer of any Security unless such transfer complies with the restrictions on transfer of such Security set forth in the Indenture.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.5.  The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable prior written notice to the Registrar.

At such time as all beneficial interests in a Global Security have either been exchanged for certificated Securities, redeemed, purchased or canceled, such Global Security shall be returned to DTC for cancellation or retained and canceled by the Trustee.  At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for certificated Securities, redeemed, purchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

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EXHIBIT 1 to
APPENDIX

[FORM OF FACE OF INITIAL SECURITY]

[Global Securities Legend]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY.  THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS GLOBAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY DEFINITIVE SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[Restricted Securities Legend]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (AS AMENDED, THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.  NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF WITHIN THE UNITED STATES, OR FOR THE ACCOUNT OR BENEFIT OF U.S. PERSONS, IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

BY ITS PURCHASE AND HOLDING OF THIS NOTE (OR ANY INTEREST HEREIN), THE PURCHASER OR HOLDER WILL BE DEEMED TO HAVE REPRESENTED AND AGREED THAT EITHER (I) NO ASSETS OF AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) SUBJECT TO TITLE I OF ERISA, A

PLAN TO WHICH SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (“THE CODE”), APPLIES, OR, AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE THE ASSETS OF ANY SUCH PLAN, OR A NON-U.S. PLAN, GOVERNMENTAL PLAN, CHURCH PLAN, OR OTHER PLAN HAVE BEEN USED TO ACQUIRE THIS NOTE OR ANY INTEREST HEREIN, OR (II) THE ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE, OR ANY INTEREST HEREIN, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, (OR, IN THE CASE OF A GOVERNMENTAL PLAN, CHURCH PLAN, NON-U.S. OR OTHER PLAN, A VIOLATION OF ANY FEDERAL, NON-U.S., STATE OR LOCAL LAWS, REGULATIONS OR RULES THAT ARE SIMILAR TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE).

UNLESS THIS GLOBAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY DEFINITIVE SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

OAS RESTRUCTURING (BVI) LIMITED

GLOBAL NOTE

Representing R$725,000,000

5.00% Senior Secured Notes Due 2035

No._____                                                                                                                                                                                                                                                                                                                                                                                                                     R$725,000,000
CUSIP No.  _____________
ISIN No. _____________

OAS RESTRUCTURING (BVI) LIMITED, a company organized under the laws of the British Virgin Islands incorporated on 28th September 2016 with company number 1924668 (the “Issuer”), promises to pay to _______________, or its registered assigns, a principal sum payable in U.S. dollars and on the terms as set forth on the opposite side of this Security * on ______________ __, 2035.

Interest Payment Dates: as defined in the Indenture referred to below.

Principal Payment Dates: as defined in the Indenture referred to below.

Record Dates:  as defined in the Indenture.

Additional provisions of this Security are set forth on the other side of this Security.

*	If the Security is to be issued in global form, add the Schedule of Increases or Decreases in Global Security.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed as of the date first written above.

OAS RESTRUCTURING (BVI) LIMITED

By:
Name
Title

Dated: ___________, 2018

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

WILMINGTON SAVINGS FUND SOCIETY, FSB
as Trustee, certifies
that this is one of
the Securities referred
to in the Indenture.

By:
Authorized Signatory

Dated:  __________, 2018

[FORM OF REVERSE SIDE OF INITIAL SECURITY]
5.00% Senior Note due 2035

1.         Interest

OAS RESTRUCTURING (BVI) LIMITED, a company organized under the laws of the British Virgin Islands incorporated on 28th September 2016 with company number 1924668 (such company, and its successors and assigns under the Indenture hereinafter referred to as the “Issuer”), promises to pay interest on the principal amount of this Security at the rate per annum shown above.

The Issuer will pay interest semi-annually on June 1 and December 1 of each year commencing on December 1, 2018 to a Paying Agent, which shall in turn distribute the interest in accordance with the Indenture.  The Securities shall bear interest from March 31, 2016 (the “Interest Accrual Date”) or, following the first Interest Payment Date, from the most recent Interest Payment Date to which interest has been paid as follows: (i)  for each Interest Payment Date occurring on or prior to the fifth anniversary of the Interest Accrual Date, (x) interest at the rate of 4.75% per annum that is due on such Interest Payment Date shall be paid in kind in accordance with Section 2.14 of the Indenture and (y) interest at the rate per annum of 0.25% that is due on such Interest Payment Date shall be paid in cash and (ii) for each Interest Payment Date occurring after the fifth anniversary of the Interest Accrual Date, interest at the rate of 5.00% per annum shall be payable in cash.  Payments of cash interest hereunder shall be made in immediately available funds in U.S. dollars, as calculated, in each case, by the Calculation Agent by converting the applicable Reais amount into U.S. dollars at the PTAX Rate in effect on the applicable Rate Calculation Date.

Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

2.         Principal

The Issuer promises to pay principal amounts of this Security as shown below.

The Issuer will repay, semi-annually, such percentage as set forth below of the Adjusted Principal Amount of this Security outstanding from time to time (subject to any reduction resulting from any applicable Timely Payment Bonus then in effect) to a Paying Agent, which shall in turn distribute the principal in accordance with the Indenture.  Payments of principal hereunder, in each case, shall be made in immediately available funds in U.S. dollars, as calculated by the Calculation Agent by converting the applicable Reais amount into U.S. dollars at the PTAX Rate in effect on the applicable Rate Calculation Date.

Date of Payment	Percentage of Adjusted Principal Amount to be Paid

June 1, 2024	2.5%
December 30, 2024	2.5%

June 1, 2025	2.5%
December 1, 2025	2.5%

June 1, 2026	2.5%
December 1, 2026	2.5%
June 1, 2027	2.5%
December 1, 2027	2.5%

June 1, 2028	5.0%
December 1, 2028	5.0%
June 1, 2029	5.0%
December 1, 2029	5.0%

June 1, 2030	5.0%
December 1, 2030	5.0%
June 1, 2031	5.0%
December 1, 2031	5.0%

June 1, 2032	5.0%
December 1, 2032	5.0%
June 1, 2033	5.0%
December 1, 2033	5.0%

June 1, 2034	5.0%
December 1, 2034	5.0%

Maturity Date	Remaining outstanding balance of Adjusted Principal Amount

3.           Method of Payment

The Issuer will pay interest (except defaulted interest) and principal, if applicable, on the Securities to the Persons who are registered Holders at the close of business on May 15 and November 15 (each, a “Record Date” whether or not such date is a Business Day) next preceding the Interest Payment Date and/or Principal Payment Date even if Securities are canceled after the record date and on or before the Interest Payment Date and relevant Principal Payment Date.  The Issuer will pay principal, premium, interest and Additional Amounts, if any, in money of the United States that at the time of payment is legal tender for payment of public and private debts.  Payments in respect of the Securities represented by a Global Security (including principal, premium, interest and Additional Amounts, if any) will be made by wire transfer of immediately available funds to the accounts specified by DTC.  The Issuer will make all payments in respect of a certificated Security (including principal, premium, interest and Additional Amounts, if any) at the office or agency of the Paying Agent or the Trustee, unless the Issuer elects to make such payments by mailing a check to the registered address of, or by wire transfer to, each Holder thereof; provided, however, that payments on a certificated Security

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will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agents to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

If the Issuer elects to make payments directly to the Holders, payment shall be made by wire transfer or in the form of a check mailed to the address of each such Holder as it appears on the register maintained by the Registrar and Paying Agents.  However, the final payment on any Security in definitive, fully registered form shall be made only upon presentation and surrender of such Security at the offices of the Paying Agents on the payment date.

If the due date for any payment in respect of any Security is not a business day at the place in which such payment is due to be paid, the Holder thereof will not be entitled to payment of the amount due until the next succeeding business day at such place, and will not be entitled to any further interest or other payment as a result of any such delay.

4.           Registrar and Paying Agents

Initially, Wilmington Savings Fund Society, FSB will act as Paying Agent, Registrar and Transfer Agent.  The Issuer may appoint and change any Paying Agent, Registrar or co-registrar without notice.  The Issuer, the Company or any Restricted Subsidiary may act as Paying Agent, Registrar, co-registrar or Transfer Agent.

5.           Indenture

The Issuer issued the Securities under an Indenture dated as of [●], 2018 (the “Indenture”; capitalized terms used herein but not otherwise defined herein shall have the meanings given to such terms in the Indenture), among the Issuer, OAS S.A. – Em Recuperação Judicial (the “Company”), Construtora OAS S.A. – Em Recuperação Judicial, OAS Engenharia E Construção S.A. (the “Subsidiary Guarantors” and, collectively with the Company, the “Guarantors”) and Wilmington Savings Fund Society, FSB, as Trustee, Registrar, Paying Agent, Transfer Agent and Calculation Agent.

The Securities are general obligations of the Issuer.  The Issuer shall be entitled, to issue additional Securities pursuant to Section 2.14 of the Indenture.  The Initial Securities issued on the Issue Date, any additional Securities and Securities issued in exchange therefor will be treated as a single class for all purposes under the Indenture.  The Indenture contains covenants that limit the ability of the Company and its Restricted Subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; issue or sell capital stock of Restricted Subsidiaries; engage in transactions with Affiliates; create liens on assets; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of Restricted Subsidiaries; consolidate, merge or transfer all or substantially all of its assets and the assets of its Restricted Subsidiaries; and engage in sale/leaseback transactions.  These covenants are subject to important exceptions and qualifications.

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To the extent of any conflict between the terms of the Securities and the Indenture, the applicable terms of the Indenture shall govern.

6.           Optional Redemption; Notice of Redemption

Except as set forth below, the Issuer will not be entitled to redeem the Securities at its option.

The Issuer may, at its option, redeem all of the Securities at any time or part of the Securities from time to time at a redemption price  (all payable in cash) equal to 100% of the principal amount of the Securities plus accrued and unpaid interest to, but excluding, the redemption date (subject to the right of holders of the Securities on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

Other than as expressly set forth in Section 3.04(b) of the Indenture, if the Issuer is redeeming less than all the Securities at any time, the Issuer will select Securities on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate.

The Issuer will redeem Securities in amounts of One Dollar (U.S.$1.00) or whole multiples of One Dollar (U.S. $1.00) in excess thereof.  The Issuer will cause notices of redemption to be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder to be redeemed at its registered address. At the Issuer’s option in its sole discretion, a notice of redemption may be subject to the completion of one or more Incurrence(s) of Indebtedness or other financings, the proceeds of which are used to fund such redemption.

If any Security is to be redeemed in part only, the notice of redemption that relates to that Security will state the portion of the principal amount thereof to be redeemed.  The Issuer will issue a new Security in a principal amount equal to the unredeemed portion of the original Security in the name of the Holder upon cancellation of the original Security.  Securities called for redemption become due on the date fixed for redemption other than as set forth in Section 3.02(a) of the Indenture.  On and after the redemption date, interest ceases to accrue on Securities or portions of them called for redemption other than as set forth in Section 3.02(a) of the Indenture. Other than in connection with a redemption in accordance with Section 3.04(b) of the Indenture, any  such partial redemption in accordance with the Indenture will be permitted so long as at least U.S.$50.0 million of Securities remain outstanding after giving effect to such redemption.
The Issuer or any member of the OAS Group which is a wholly owned subsidiary of the Company, shall also be entitled to effect a Special Redemption of the Securities, at any time prior to the Springing Provisions Trigger Date, in accordance with Section 3.04(b) of the Indenture.
Notice of an optional redemption to each Holder must be given in accordance with the provisions set forth in Section 3.01 of the Indenture not less than 30 days nor more than 60 days prior to the redemption date.
Subject to Section 3.02(a) of the Indenture, unless the Issuer defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Securities.

7.           Put Provisions

Upon a Change of Control, any Holder will have the right to cause the Issuer to repurchase all or any part (in integral multiples of U.S.$1,000 in excess thereof) of the Securities of such Holder at a repurchase price equal to 101% of the aggregate principal amount of the

4

Securities to be repurchased plus accrued and unpaid interest and Additional Amounts, if any, to, but excluding, the date of repurchase, as provided in, and subject to the terms of, the Indenture.

8.           Guarantee

The payment by the Issuer of the principal of, and premium and interest on, the Securities will be fully and unconditionally guaranteed on a joint and several basis by the Company and each of the Subsidiary Guarantors, if any, to the extent set forth in the Indenture.

9.           Denominations; Transfer; Exchange

The Securities shall be issued in registered form in denominations equivalent to not less than U.S.$1.00 and shall be issued as one or more Global Securities.  A Holder may transfer or exchange Securities in accordance with the Indenture.  The Securities may be transferred, combined or divided without payment of any charge other than taxes or other governmental charges.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  The Registrar need not register the transfer of or exchange any Securities selected for redemption or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an Interest Payment Date.

10.           Persons Deemed Owners

The registered Holder of this Security may be treated as the owner of it for all purposes.  Payment shall be made to the person in whose name a Security is registered at the close of business on the applicable record date.

11.           Unclaimed Money

If money for the payment of principal, premium or interest or Additional Amounts, if any, remains unclaimed for two years, the Trustee or the relevant Paying Agent shall pay the money back to the Issuer at its request unless an applicable abandoned property law designates another Person.  After any such payment, Holders entitled to the money must look only to the Issuer and not to the Trustee for payment.

12.           Discharge; Defeasance

Subject to certain conditions set forth in Article 8 in the Indenture, the Issuer shall be entitled to terminate some or all of its obligations under the Securities and the Indenture if the Issuer deposits with the Trustee cash or U.S. Government Obligations for the payment of principal and interest on the Securities upon redemption or maturity, as the case may be.

13.           Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (a) the Indenture and the Securities may be amended without notice to any Holder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and

5

(b) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the outstanding Securities.

Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Issuer, the Company and the Trustee may amend the Indenture, the Company Guarantee, any Subsidiary Guarantee or the Securities  to provide for the assumption by a successor Person of the obligations of the Issuer, the Company and any Subsidiary Guarantor under this Indenture, or to add Guarantees with respect to the Securities, or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Issuer, the Company or the Subsidiary Guarantors, or to evidence and provide for the acceptance of appointment of a successor Trustee with respect to the Securities.

14.           Defaults and Remedies

Under the Indenture, Events of Default include (a) default for five Business Days in payment of any interest or Additional Amounts on the Securities; (b) default in payment of principal of or premium, if any, on the Securities, upon optional redemption, upon required purchase, upon declaration of acceleration, or otherwise; (c) failure by the Company to comply with Section 5.01 of the Indenture; (d) default in the performance, or breach, of any other covenant or obligation of the Issuer, the Company or any Restricted Subsidiary in the Indenture and continuance of such default or breach for a period of 30 consecutive days after written notice specifying such default or breach is given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Securities; (e) certain events of bankruptcy or insolvency with respect to the Issuer, the Company or any Subsidiary Guarantor; or (f) any guarantee of the Securities by the Company or any Subsidiary Guarantor of the Company ceases to be in full force and effect, other than in accordance with the terms of the Indenture, or the Company or any Subsidiary Guarantor denies or disaffirms its obligations under the Securities.

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities, by written notice to the Company (and to the Trustee if notice is given by the Holders), may declare all the Securities to be due and payable immediately.  Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture.  The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security reasonably satisfactory to it.  Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interests of the Holders.

6

15.           Trustee Dealings with the Issuer and the Company

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Issuer, the Company or their Affiliates and may otherwise deal with the Issuer, the Company or their Affiliates with the same rights it would have if it were not Trustee.

16.           No Recourse Against Others

A director, officer, employee or shareholder, as such, of the Issuer, the Company or the Trustee, and a director, officer or employee of any Subsidiary of the Company, shall not have any liability for any obligations of the Issuer, the Company or any Subsidiary of the Company under the Securities or the Indenture, the Company Guarantee or any Subsidiary Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Security, each Securityholder waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Securities.

17.           Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18.           Abbreviations

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19.           CUSIP Numbers and ISINs

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers or ISINs to be printed on the Securities and has directed the Trustee to use CUSIP numbers or ISINs in notices of redemption as a convenience to Securityholders.  No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20.           Governing Law; Consent to Jurisdiction and Service of Process.

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

7

Each of the Issuer and the Company has consented to the jurisdiction of the courts of the State of New York and the United States courts located in the Borough of Manhattan, New York City, New York with respect to any action that may be brought in connection with the Indenture or the Securities and has validly and effectively appointed National Corporate Research, Ltd. as agent for service of process.

The Issuer will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type.  Requests may be made to: [update contact information]

Avenida Francisco Matarazzo, nº 1.350
19th floor, Suite 1.902, Água Branca
05001-100 São Paulo, SP
Brasil
Att:

with copies to

OAS Engenharia e Construção S.A.
Avenida Francisco Matarazzo, nº 1.350
17th floor, Suite 1.707, Água Branca
05001-100 São Paulo, SP
Brasil
Att:

        and

Construtora OAS S.A.
Avenida Francisco Matarazzo, nº 1.350
17th floor, suite 1.701, Água Branca
05001-100 São Paulo, SP
Brasil
Att:

8

[FORM OF] ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint

agent to transfer this Security on the books of the Issuer. The agent may substitute another to act for him or her.
Your Signature:

Date:
(Sign exactly as your name appears on the other side of this Security)

* Signature guaranteed by:

By:

*           The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs:  (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

[TO BE ATTACHED TO GLOBAL SECURITY]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Security is R$725,000,000.  The following increases or decreases in this Global Security have been made:
Date of Exchange	Amount of decrease in principal amount of this Global Security	Amount of increase in principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized officer of Trustee or Securities Custodian

[FORM OF] OPTION OF SECURITYHOLDER TO ELECT PURCHASE

If you elect to have this Security purchased by the Issuer pursuant to Section 4.06 or Section 4.09 of the Indenture, check the box below:

☐

If you elect to have only part of this Security purchased by the Issuer pursuant to Section 4.06 or Section 4.09 of the Indenture, state the amount (to be a minimum amount of U.S.$1.00 or a larger integral multiple thereof) you elect to have purchased:

U.S.$___________________________

Dated:	Your Name:
(Print your name exactly as it appears on the face of this Security)

Your Signature:
(Sign exactly as your name appears on the face of this Security)

Signature Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

2

EXHIBIT 2 TO
APPENDIX

FORM OF TRANSFER CERTIFICATE FOR
TRANSFER OF RESTRICTED GLOBAL SECURITY
BEARING A RESTRICTED SECURITIES LEGEND

[Date]

OAS S.A.
Attn:
Avenida Francisco Matarazzo, nº 1.350
19th floor, Suite 1.902, Água Branca
05001-100 São Paulo, SP Brasil

Wilmington Savings Fund Society, FSB
Attn:  OAS Restructuring (BVI) Limited 13% Senior Notes 2026
500 Delaware Avenue,
Wilmington, Delaware 19801

Re:	OAS Restructuring (BVI) Limited (the “Issuer”) 5.00% Senior Notes due 2035 (the “Securities”) CUSIP: ___________________ ISIN: _____________________

Ladies and Gentlemen:

Reference is hereby made to the Indenture dated as of [●], 2018 in regard of the Securities among OAS Restructuring (BVI) Limited, a company organized under the laws of the British Virgin Islands incorporated on 28th September 2016 with company number 1924668, as the Issuer, OAS S.A. (the “Company”), Construtora OAS S.A. and OAS Investimentos S.A. (each a “Subsidiary Guarantor” and, collectively with the Company, the “Guarantors”), and Wilmington Savings Fund Society, FSB as the Trustee, Registrar, Paying Agent, Transfer Agent and Calculation Agent.  Capitalized terms used but not defined herein will have the meaning given them in the Indenture.

This letter relates to R$  aggregate principal amount of the Securities which are held in the form of a beneficial interest in the Global Security (CUSIP No. [    ]; ISIN [    ]) with DTC, in the name of the undersigned certificated form.

The undersigned has requested transfer of such Securities to a Person who will take delivery thereof in the form of a beneficial interest in the Restricted Global Security (CUSIP No. [    ]; ISIN [    ]).  In connection with such transfer, the undersigned does hereby confirm that such transfer has been effected in accordance with the transfer restrictions set forth in the Indenture and on the Securities and pursuant to and in accordance with the U.S. Securities Act of 1933, as amended, and accordingly, the undersigned represents that:

1.           the Securities are being transferred to a transferee that the undersigned reasonably believes is purchasing the Securities for its own account or one or more accounts with respect to which the transferee exercises sole investment discretion; and

2.           the undersigned reasonably believes that transferee and any such account (i) is a qualified institutional buyer that is also a qualified purchaser (which term generally includes (a) any natural person (including any person who holds a joint, community property, or other similar shared ownership interest in an issuer that is excepted under Section 3(c)(7) of the Investment Company Act with that person’s qualified purchaser spouse) who owns not less than U.S.$5 million in investments, as defined by the SEC; (b) any company that owns not less than U.S.$5 million in investments and that is owned directly or indirectly by or for two or more natural persons who are related as siblings or spouses (including former spouses), or direct lineal descendants by birth or adoption, spouses of such persons, the estates of such persons, or foundations, charitable organizations, or trusts established by or for the benefit of such persons; (c) any trust that is not covered by clause (b) and that was not formed for the specific purpose of acquiring the securities offered, as to which the trustee or other person authorized to make decisions with respect to the trust, and each settlor or other person who has contributed assets to the trust, is a person described in clause (a), (b), or (d); or (d) any person, acting for its own account or the accounts of other qualified purchasers, who in the aggregate owns and invests, on a discretionary basis, not less than U.S.$25 million in investments), (ii) is not a broker dealer that owns and invests on a discretionary basis less than U.S.$25 million in securities of unaffiliated issuers, (iii) is aware that the sale of the notes to it is being made in reliance on Rule 144A and (iv) is acquiring the notes for its own account or for the account of a qualified institutional buyer that is also a qualified purchaser.

[NAME OF TRANSFEROR]

By:
Name
Title

Dated:

Signature Guarantee*:_____________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

2

EXHIBIT A
 SPRINGING DEFINITIONS

“Asset Disposition” means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation, or similar transaction (each referred to for the purposes of this definition as a “disposition”), of:
(1) any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary);
(2) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary; or
(3) any other assets (other than Capital Stock of a Minority Interest Construction Company) of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary, provided, however, that Asset Disposition will not include:
(a)
a disposition (w) by an Obligor to another Obligor, (x) by a Restricted Subsidiary that is not a Subsidiary Guarantor to another Restricted Subsidiary that is not a Subsidiary Guarantor, (y) by an Obligor to a Restricted Subsidiary that is not a Subsidiary Guarantor, provided that such Restricted Subsidiary shall become a Subsidiary Guarantor hereunder, by executing and delivering to the Trustee (in accordance with Section 9.01 hereof) a supplemental indenture, pursuant to which the Restricted Subsidiary shall unconditionally guarantee the Securities in accordance with Article 10, within 15 days of any disposition that results in either (i) such Restricted Subsidiary (A) owning assets having a Fair Market Value of more than 5% of the consolidated total assets of the Company and its Subsidiaries or (B) representing in excess of 5% of Consolidated Total Revenue for any prior or subsequent period as determined on a pro forma basis, or (ii) all Restricted Subsidiaries that are not Subsidiary Guarantors (A) owning, in aggregate, assets having a Fair Market Value of more than 45% of the consolidated total assets of the Company and its Subsidiaries or (B) representing in aggregate in excess of 40% of Consolidated Total Revenue for any prior or subsequent period as determined on a pro forma basis, or (z) by a Restricted Subsidiary that is not a Subsidiary Guarantor to an Obligor, provided that no cash is paid by such Obligor in connection with such disposition;

(b) sales of accounts receivable in connection with the collection or compromise thereof;

(c) a Permitted Investment or a Restricted Payment expressly permitted by Section 4.04;

(d) any transfer, conveyance, sale, lease or other disposition of non-current assets (or any assets that formerly were non-current assets but are being held for sale as current assets by virtue of the determination to dispose of the same) that are not part of an IPU (other than OASI Assets, which disposition of OASI Assets are addressed in Section 4.06), the gross proceeds of which do not exceed, in any one or related series of transactions, Fifteen Million Reais (R$15,000,000.00) per month or One Hundred Million Reais (R$100,000,000.00) per fiscal year;

(e) any transfer, conveyance, sale, lease or other disposition of non-current assets not owned by an Obligor that are not part of an IPU (other than OASI Assets, which disposition of OASI Assets are addressed in Section 4.06) and are affected by obligations contracted in consortiums formed under Section 278 et al of the Brazilian Corporation Law and which in each case are set forth on Schedule 1.01(d);

(f) [Reserved];

(g) [Reserved];

(h) in the event that any Unrestricted Subsidiary is merged into, consolidated with or otherwise becomes the property of the Company or any Restricted Subsidiary, in each case as set forth in Schedule 1.01(c) hereto, the sale of the assets or property of such former Unrestricted Subsidiary or the Capital Stock of such former Unrestricted Subsidiary;
(i) a disposition of obsolete equipment or other obsolete assets or other property which is  no longer useful for the Company or any Restricted Subsidiary in the ordinary course of business;
(j) the disposition of all or substantially all of the assets of the Company in a manner expressly permitted under Section 5.01;

(k) the Incurrence of any Permitted Lien;

(l) the issuance of Permitted Indebtedness in accordance with Section 4.03;

(m) any surrender or waiver of contract rights pursuant to a settlement, release, recovery on or surrender of contract, tort or other claims of any kind;

(n) the disposition of any shares of Capital Stock of an Unrestricted Subsidiary (other than any OASI Assets);

(o) the sale or other disposition of Temporary Cash Investments;

(p) the judicial sale of the Invepar IPU pursuant to Articles 60 and 142 of the Bankruptcy Law;

(q) any disposition of Excluded Assets;

(r) any disposition of any asset approved by the Eligible Creditors in a Meeting Restricted to Eligible Creditors and with the prior written consent of the Required Holders; and

(s) the sale of inventory in the ordinary course of business.

“Fair Market Value” of any property, asset, share of Capital Stock, other security, Investment or other item means, on any date, the price that would be paid for such property, asset, share of Capital Stock, other security, Investment or other item in an arm’s length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, such price, to the extent in respect of a single transaction or series of related transactions is greater than Five Million Dollars (U.S.$5,000,000), to be certified in an Officer’s Certificate delivered to the Trustee as having been being determined by the Company in compliance with the foregoing; provided, that if the Fair Market Value exceeds Ten Million Dollars (U.S.$10,000,000.00), such valuation shall be further supported in writing by an independent appraisal firm or investment bank of recognized international standing.
“Permitted Investment” means:
(1) an Investment by (w) an Obligor in another Obligor, (x) a Restricted Subsidiary that is not a Subsidiary Guarantor in another Restricted Subsidiary that is not a Subsidiary Guarantor, (y) an Obligor in a Restricted Subsidiary that is not a Subsidiary Guarantor, provided, that in the case of this clause (y), such Restricted Subsidiary that is not a Subsidiary Guarantor shall become a Subsidiary Guarantor hereunder, by executing and delivering to the Trustee (in accordance with Section 9.01 hereof) a supplemental indenture, pursuant to which the Restricted Subsidiary shall unconditionally guarantee the Securities in accordance with Article 10, within 15 days of any Investment that results in either (i) such Restricted Subsidiary that is not a Subsidiary Guarantor (A) owning assets having a Fair Market Value of more than 5% of the consolidated total assets of the Company and its Subsidiaries or (B) representing in excess of 5% of Consolidated Total Revenue for any prior or subsequent period as determined on a pro forma basis, or (ii) all Restricted Subsidiaries that are not Subsidiary Guarantors (A) owning, in aggregate, assets having a Fair Market Value of more than 45% of the consolidated total assets of the Company and its Subsidiaries or (B) representing in aggregate in excess of 40% of Consolidated Total Revenue for any prior or subsequent period as determined on a pro forma basis, and (z) a Restricted Subsidiary that is not a Subsidiary Guarantor in an Obligor, provided, that in the case of this clause (z), such Restricted Subsidiary that is not a Subsidiary Guarantor shall become a Subsidiary Guarantor hereunder, by executing and delivering to the Trustee (in accordance with Section 9.01 hereof) a supplemental indenture, pursuant to which the Restricted Subsidiary shall unconditionally guarantee the Securities in accordance with Article 10, if such repayment or prepayment would result in either (i) such Restricted Subsidiary that is not a Subsidiary Guarantor (A) owning assets having a Fair Market Value of more than 5% of the consolidated total assets of the Company and its Subsidiaries or (B) representing in excess of 5% of Consolidated Total Revenue for any prior or subsequent period as determined on a pro forma basis, or (ii) all Restricted Subsidiaries that are not Subsidiary Guarantors (A) owning, in aggregate, assets having a Fair Market Value of more than 45% of the consolidated total assets of the Company and its Subsidiaries or (B) representing in aggregate in excess of 40% of Consolidated Total Revenue for any prior or subsequent period as determined on a pro forma basis;
(2) Temporary Cash Investments;
(3) any Investment existing on the Issue Date and as set forth on Schedule 1.01(f) hereto, an Investment consisting of an extension, modification or renewal of any Investment in existence on the Issue Date or any new Investment made with any such Investment in existence on the Issue Date (other than Investments permitted under clause (a) above), provided that the foregoing shall not permit an increase in the original aggregate principal amount of any such Investment, unless such obligation to increase such Investment existed on or prior to the Issue Date and is described on Schedule 1.01(f);
(4) Indebtedness and Hedging Obligations expressly permitted by Section 4.03;
(5) Investments in connection with pledges, deposits, payments or performance bonds made or given in the ordinary course of business in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations;
(6) Investments by the Company or any Restricted Subsidiary in Unrestricted Subsidiaries in an aggregate amount not to exceed $1,000,000 in any fiscal year;
(7) Receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with reasonable and customary trade terms;
(8) Investments by the Company and/or any Restricted Subsidiary in one or more Minority Interest Construction Companies in an aggregate amount not to exceed at any time 20% of the aggregate value to the Company and its Restricted Subsidiaries of each construction contract entered into by any such Minority Interest Construction Company; provided that notwithstanding the foregoing, Investments made pursuant to this clause (8) shall not exceed (A) in any fiscal year more than 20% of the cash on hand held by the Company and its Restricted Subsidiaries at the beginning of such fiscal year or (B) at any time an aggregate amount of $70 million from and after the Issue Date.

(9) Any transaction to the extent it constitutes an Investment that is expressly permitted pursuant to Section 4.07;
(10) Any Investment acquired from a Person which is merged with or into the Company or any Restricted Subsidiary, or any Investment of any Person existing at the time such Person becomes a Restricted Subsidiary and, in either such case, is not created as a result of or in connection with or in anticipation of any such transaction;
(11) Any transaction to the extent it constitutes a Restricted Payment that is expressly permitted by and made in accordance with the proviso under the defined term “Asset Disposition”;
(12) Investments in OASI Assets consisting of certain water and sewage assets owned by SAGUA – Soluções Ambientais de Guarulhos S.A. in preparation for the sale of such assets, in an amount not to exceed R$15,000,000 in aggregate; or
(13) Investments in the form of intercompany Indebtedness existing on the date hereof and described on Schedule 1.01(g).

“Sale and Lease-Back Transaction” means any arrangement with any Person (other than the Company or a Restricted Subsidiary), or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary for a period of more than three years of any property or assets which property or assets have been or are to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person (other than the Company or a Restricted Subsidiary) to which funds have been or are to be advanced by such Person on the security of the leased property or assets.

EXHIBIT B
 SPRINGING COVENANTS

                          ARTICLE 4
COVENANTS
SECTION 4.01     Performance of Obligations under the Securities.  The Issuer shall duly and punctually pay the principal of and premium, if any, and interest and Additional Amounts, if any, on the Securities in accordance with the terms of the Securities and this Indenture.  The Company shall duly and punctually pay any amounts owed by it under its Guarantee in accordance with the terms of the Securities and this Indenture.  Each Subsidiary Guarantor shall duly and punctually pay any amounts owed by it under its respective Guarantee in accordance with the terms of the Securities and this Indenture.  The principal and interest shall be considered paid on each of the dates due if on such date the Trustee holds in accordance with this Indenture, deposited by the Issuer in immediately available funds, money sufficient to pay all principal and interest then due.
SECTION 4.02     Reports.  The Company shall provide or cause to be provided to the Trustee and, upon request, to the Holders, in electronic form (and for purposes of this Indenture the information required by this Section 4.02 shall be deemed delivered upon receipt by the Trustee of such information in the English language or an English translation thereof):
(a) commencing with the audited annual consolidated financial statements of the Company for the fiscal year ended December 31, 2018, as soon as available and in any event within one hundred twenty (120) calendar days following the end of each fiscal year of the Company, copies of the audited annual consolidated financial statements (including the notes thereto) of the Company prepared in accordance with Brazilian GAAP and a report thereon by the Company’s certified independent public accountants, and of the unaudited annual consolidating financial statements of the Company and each of its Subsidiaries prepared in accordance with Brazilian GAAP;
(b) commencing with the unaudited quarterly consolidated and consolidating financial statements of the Company and its Subsidiaries for the fiscal period ended March 31, 2019, as soon as available and in any event within seventy-five (75) calendar days following the end of the first, second and third quarter in each fiscal year of the Company, copies of the unaudited quarterly consolidated and consolidating financial statements of the Company and its Subsidiaries, prepared in accordance with Brazilian GAAP, which in each case shall include a reasonably detailed presentation of financial information relating to the Company and its Subsidiaries, on a consolidated and consolidating basis, including a calculation of Consolidated Total Revenues for the respective portion of the fiscal year then-elapsed; and
(c) within three (3) Business Days of receiving a notice of default or event of default, a notice of acceleration or a notice of intention to exercise remedies (or any other similar notice) from the holders (or any agent or trustee therefor) of any Other Securities, a copy of such notice.
Each delivery of financial statements pursuant to this Section 4.02 shall be accompanied by an Officer’s Certificate to the effect that (A) such financial statements fairly present, in all material respects, the consolidated and consolidating financial condition of the Company and its Subsidiaries as of the date of such financial statement and the results of operations for the period covered thereby; and (B) such financial statements have been prepared in accordance with Brazilian GAAP, consistently applied.
Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s or any Subsidiary Guarantor’s compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).
For so long as any of the Securities are outstanding, the Issuer shall deliver the above information to the specified offices of the Trustee and shall simultaneously post and make publicly available all such information on the Company website.  If the Company fails to do so, the Trustee and/or any Holder shall have the right to post and make publicly available all such information.  The Trustee shall have no obligation to determine if and when the Company’s information is available on the Company’s website.
SECTION 4.03     Limitation on Indebtedness.  (1) The Company will not, and will not permit any Restricted Subsidiary or Minority Interest Construction Company to, Incur any Indebtedness.
(2) Notwithstanding clause (1) above, the Company, any Restricted Subsidiary or any Minority Interest Construction Company may Incur the following Indebtedness (“Permitted Indebtedness”):
(a) intercompany Indebtedness (i) between or among Obligors, (ii) owing by a Restricted Subsidiary that is not a Subsidiary Guarantor to an Obligor, provided, that in the case of this clause (ii), such Restricted Subsidiary that is not a Subsidiary Guarantor shall become a Subsidiary Guarantor hereunder, by executing and delivering to the Trustee (in accordance with Section 9.01 hereof) a supplemental indenture, pursuant to which the Restricted Subsidiary shall unconditionally guarantee the Securities in accordance with Article 10, within 15 days after the Incurrence of any such intercompany Indebtedness that results in either (x) such Restricted Subsidiary that is not a Subsidiary Guarantor (A) owning assets having a Fair Market Value of more than 5% of the consolidated total assets of the Company and its Subsidiaries or (B) representing in excess of 5% of Consolidated Total Revenue for any prior or subsequent period as determined on a pro forma basis, or (y) all Restricted Subsidiaries that are not Subsidiary Guarantors (A) owning, in aggregate, assets having a Fair Market Value of more than 45% of the consolidated total assets of the Company and its Subsidiaries or (B) representing in aggregate in excess of 40% of Consolidated Total Revenue for any prior or subsequent period as determined on a pro forma basis, (iii) owing by a Restricted Subsidiary that is not a Subsidiary Guarantor or by a Minority Interest Construction Company to a Restricted Subsidiary that is not a Subsidiary Guarantor or to a Minority Interest Construction Company, (iv) owing by an Obligor to a Restricted Subsidiary that is not a Subsidiary Guarantor; provided, that, in the case of this clause (iv), such Restricted Subsidiary that is not a Subsidiary Guarantor shall become a Subsidiary Guarantor hereunder, pursuant to documentation in form and substance satisfactory to the Trustee, if such repayment or prepayment would result in either (x) such Restricted Subsidiary that is not a Subsidiary Guarantor (A) owning assets having a Fair Market Value of more than 5% of the consolidated total assets of the Company and its Subsidiaries or (B) representing in excess of 5% of Consolidated Total Revenue for any prior or subsequent period as determined on a pro forma basis, or (y) all Restricted Subsidiaries that are not Subsidiary Guarantors (A) owning, in aggregate, assets having a Fair Market Value of more than 45% of the consolidated total assets of the Company and its Subsidiaries or (B) representing in aggregate in excess of 40% of Consolidated Total Revenue for any prior or subsequent period as determined on a pro forma basis and (v) owing by an Obligor to one or more Minority Interest Construction Companies, provided, that (x) such Indebtedness is incurred for cash consideration only and is unsecured and (y) such Indebtedness does not exceed $30,000,000 in the aggregate at any time outstanding.
(b) Indebtedness:
(i)	represented by the Securities (including any PIK Securities issued pursuant to Section 2.14) and the Company Guarantee and the Subsidiary Guarantees;
(ii)
represented by (1) the Other Securities, (2) the Subscription Warrants, (3) any payment-in-kind securities issued in connection with the Other Securities and (4) Indebtedness incidental to performance of capital increases in the OAS E&C by means of any transfer of equity interests of branches and subsidiaries of the Engineering & Construction Division;

(iii)	outstanding on the Issue Date and listed on Schedule 4.03(2)(b)(iii);
(iv)	consisting of Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (b); or
(v)
consisting of Guarantees of any Indebtedness expressly permitted under this Indenture, provided that, notwithstanding any other provision hereof, in the case of a Guarantee by any Restricted Subsidiary that is not a Subsidiary Guarantor of any Indebtedness of a Minority Interest Construction Company, such Guarantee may not at any time exceed, in its percentage of such Indebtedness so Guaranteed, the percentage of the total equity in such Minority Interest Construction Company directly or indirectly owned at such time by the Company;

(c) (i) Indebtedness of a Restricted Subsidiary or Minority Interest Construction Company Incurred and outstanding on or prior to the date on which such Restricted Subsidiary or Minority Interest Construction Company was acquired by the Company (other than Indebtedness Incurred in contemplation of, or as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary of, or was otherwise acquired by, the Company); and
(vii)	Refinancing Indebtedness Incurred by the Company, any Restricted Subsidiary or any Minority Interest Construction Company in respect of Indebtedness Incurred pursuant to this clause (c);

(d) Hedging Obligations of the Company, any Restricted Subsidiary or any Minority Interest Construction Company (entered into for non-speculative purposes) in the ordinary course of business or directly related to Indebtedness permitted to be Incurred by the Company, any Restricted Subsidiary or any Minority Interest Construction Company pursuant to this Indenture;
(e) (i) Indebtedness that is not for borrowed money arising from agreements providing for insurance, indemnification, adjustment of purchase price or similar obligations, or guarantees or letters of credit, advance bonds, retention bonds, judicial bonds, surety bonds, banking guarantees, performance bonds, or similar bonds or guarantees securing any obligations of the Company, any Restricted Subsidiary or any Minority Interest Construction Company pursuant to such agreements, in any case Incurred in the ordinary course of business and consistent with past practice or in connection with the disposition of any assets not in violation of Section 4.06 (other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such assets), so long as, in the case of the disposition of any assets, the amount does not exceed the gross proceeds (including non-cash proceeds) actually received by the Company or any Restricted Subsidiary or any Minority Interest Construction Company in connection with such disposition (and which Indebtedness may only be secured, if at all, by Liens on receivables, rights or equipment of the Company or any such Restricted Subsidiary or any Minority Interest Construction Company, as applicable) and (ii) Refinancing Indebtedness Incurred by the Company or any Restricted Subsidiary or any Minority Interest Construction Company in respect of Indebtedness Incurred pursuant to this clause (e);
(f) Indebtedness Incurred to finance or lease any new equipment used in the ordinary course of business (which may be secured by purchase money liens on such new equipment only); provided that the aggregate principal amount of Indebtedness to be incurred per calendar year under this clause (f) shall not exceed Three Hundred Fifteen Million Reais (R$315,000,000.00) (as adjusted annually for inflation pursuant to the IPCA);
(g) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five (5) Business Days of its Incurrence;
(h) Indebtedness to the extent that the net proceeds thereof are promptly deposited to defease or to satisfy and discharge the Securities in accordance with this Indenture;
(i) If OASE becomes a Restricted Subsidiary, then OASE or any of its Subsidiaries may Incur Indebtedness in connection with an SFH Financing; provided, that any indebtedness described in clause (ii) of the definition of SFH Financing may only be secured by

Liens if and to the extent that (x) such Indebtedness was secured by Liens as of the date of this Indenture set forth on Schedule 1.01(j) and (y) the assets of the issuer of such Indebtedness are owned by OASE or any of its Subsidiaries;
(j) If OASE becomes a Restricted Subsidiary, then OASE or any of its Subsidiaries may Incur Indebtedness in the ordinary course of its business without “aval” (which may be secured by assets of the issuer of such indebtedness only);
(k) If OASE is a Restricted Subsidiary, any existing Indebtedness of OASE or any Subsidiary thereof, including indebtedness with “aval” (crédito imobiliário) in connection with current projects that have already been launched (i.e., ongoing construction) and for which (i) there is a binding, written commitment to disburse funds or (ii) funds have already been disbursed pursuant to Schedule 4.03(2)(k) hereto, which amounts in each of cases (i) and (ii) above shall be set forth on such schedule;
(l) Indebtedness in respect of bankers’ acceptances, deposits, promissory notes, letters of credit, self-insurance obligations, completion guarantees, performance, surety, appeal and other similar bonds and Guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of its business consistent with past practice but solely in respect of bid, supply or service contracts of the Company or any Restricted Subsidiary or any Minority Interest Construction Company;
(m) Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims;
(n) Indebtedness consisting of the financing of (i) insurance premiums, surety bonds or premiums, surety bonds or premiums (ii) bank guarantees or premiums or (iii) take or pay obligations contained in supply agreements entered into in the ordinary course of business; which Indebtedness, in each case, may only be secured if at all, by Liens on receivables or equipment of the Company and/or any Restricted Subsidiary and/or a Minority Interest Construction Company, as applicable), in each case, in the ordinary course of business consistent with past practice;
(o) up to an amount equal to Four Hundred Twenty Million Reais (R$420,000,000.00) (as adjusted annually for inflation pursuant to the IPCA) in Indebtedness at any one time outstanding Incurred by the Engineering Entities under any working capital facility or lines of credit so long as the proceeds are used to pay accounts payable with suppliers or costs and expenses related to construction projects (which may be secured by receivables and equipment); provided, however that the proceeds of any Indebtedness Incurred by an SPV shall be used to fund working capital for COAS, OAS E&C and any of their respective Subsidiaries, Minority Interest Construction Companies, Consorcio and branches;
(p) Indebtedness between or among the Company or any Restricted Subsidiary as obligor, on the one hand, and any Unrestricted Subsidiary as creditor, on the other hand; provided, that the terms of such Indebtedness must be no less favorable to the Unrestricted Subsidiary than those that could be obtained in an arm’s length transaction by such Unrestricted Subsidiary, provided that (x) such Indebtedness is incurred for cash consideration only and is unsecured and (y) such Indebtedness shall not exceed $10,000,000 in the aggregate at any time outstanding;
(q) Non-Recourse Debt; and
(r) Indebtedness owing to Shareholders, provided, that (i) such Indebtedness shall be unsecured and shall not exceed $50,000,000 in the aggregate at any time outstanding, (ii) the annual interest rate on any such Indebtedness shall not exceed the CDI Rate and (iii) no repayment whatsoever on or with respect to the principal amount of such Indebtedness shall be permitted at any time prior to the sale of the Invepar Shares, except that, from and after the eighteen (18)-month anniversary of the date hereof, such repayments shall be permitted, but only to the extent that the aggregate amount thereof in any consecutive twelve (12)-month period following the date of such eighteen (18)-month anniversary shall not exceed one-third of the amount of such Indebtedness owed on the date of such eighteen (18)-month anniversary (and, for the avoidance of doubt, such repayments shall be permitted following the sale of the Invepar Shares).
(3) For purposes of determining compliance with this covenant:
(a) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, may classify, and from time to time may reclassify, such item of Indebtedness in one of the types of Indebtedness described above;
(b) the Company will be entitled to divide and classify, and from time to time may reclassify, an item of Indebtedness in more than one of the types of Indebtedness described above; and
(c) notwithstanding any other provision hereof, any Indebtedness Incurred by any Minority Interest Construction Company, Consorcio or branch that is not a direct or indirect Subsidiary of the Company will be accounted on a pro rata share of the Engineering & Construction Division’s ownership of or participation in such Person, provided, that the Obligors are not responsible for any amount above the pro rata share of any such Indebtedness.
Notwithstanding any other provision of this covenant, (x) neither the Company nor any Restricted Subsidiary shall, with respect to any outstanding Indebtedness Incurred, be deemed to be in violation of this covenant solely as a result of fluctuations in the exchange rates of currencies, and (y) only Restricted Subsidiaries that are not Subsidiary Guarantors shall be permitted to Guarantee Indebtedness of a Minority Interest Construction Company, which Guarantees, in any and all of the above cases, shall in any event be limited as set forth in Section 4.03(2)(b)(v) (other than, in respect of this clause (y), any Guarantees by an Obligor of Indebtedness of a Minority Interest Construction Company under bid bonds, retention bonds, advance payment bonds, defect liability bonds, or surety or performance bonds Incurred in the ordinary course of business and consistent with past practice, which Indebtedness under any such Guarantees may not at any time exceed, in its percentage of the total Indebtedness under such performance bonds so Guaranteed, the percentage of the total equity in such Minority Interest Construction Company directly or indirectly owned at such time by the Company).
For purposes of determining compliance with any Reais-denominated restriction on the Incurrence of Indebtedness, the Reais-equivalent principal amount of Indebtedness denominated in any other currency shall be calculated based on the relevant currency exchange rate determined on the date of Incurrence, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness.  The principal amount of any Indebtedness Incurred to Refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being Refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated calculated based on the relevant currency exchange rates as calculated in the first sentence of this paragraph.
The accrual of interest, the accretion or amortization of original issue discount and the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant.
SECTION 4.04    Limitation on Restricted Payments.  (1) The Company will not, and will not permit any Restricted Subsidiary, whether directly or indirectly, to:
(a) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company or any Restricted Subsidiary) except (i) dividends or distributions payable solely in the form of its Capital Stock (other than Disqualified Stock) and (ii) dividends or distributions payable by a Restricted Subsidiary to the Company or any other Restricted Subsidiary and any other shareholder of the Restricted Subsidiary, if any, on a pro rata basis;
(b) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or of any Restricted Subsidiary (other than in respect of Capital Stock of any Restricted Subsidiary involving aggregate consideration of less than $750,000 in connection with any and all acquisitions by the Company or any Restricted Subsidiary for Fair Market Value of all of the Capital Stock thereof held by Persons other than the Company or any Restricted Subsidiary) or make any dividend, distribution or other payment to effect a purchase, redemption, retirement or other acquisition for value of any Capital Stock of any direct or indirect parent of the Company);
(c) make any payment on or with respect to, or purchase, repurchase, redeem, defease or otherwise acquire or retire for value  any Subordinated Obligations, except as otherwise expressly permitted hereunder;
(d) make any Investment (other than a Permitted Investment) in or to any Person;
(e) [Reserved];

(f) make any payment on or with respect to (whether in cash, securities or other property or assets) any senior indebtedness other than as expressly permitted to be so made under Section 4.03; and
(g) declare or make any Shareholder Restricted Payment (whether in cash, securities or other property or assets);
(the actions described in clauses (a) through (g) above being herein referred to as “Restricted Payments” and each, a “Restricted Payment”).  Without limiting the generality of the foregoing, “Restricted Payments” with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights, equity incentive or equity achievement plans or any similar equity-based plans or setting aside of or otherwise reserving any funds for the foregoing purposes.

(2) So long as no Default or Event of Default has occurred and is continuing, the provisions of Section 4.04(1) above will not prohibit:

(a) Restricted Payments made to Creditors set forth in the List of Creditors of the Judicial Administrator;
(b) Restricted Payments to Shareholders from any Cash Surplus in an amount not to exceed (i) 20% in aggregate of such Cash Surplus prior to repayment in full of the Securities and of the OAS Senior Notes in Reais and (ii) 33% in aggregate of such Cash Surplus after repayment in full of the Securities and of the OAS Senior Notes in Reais;
(c) Restricted Payments consisting of Supporting Obligations that are restructured after becoming enforceable and required to be paid pursuant to the Court-Supervised Reorganization and the Reorganization Plan;
(d) Restricted Payments required to be paid pursuant to the Court-Supervised Reorganization and the Reorganization Plan in respect of: (a) Claims generated prior to the Date of Filing, which shall be subordinated to full payment of Claims subject to Court-Supervised Reorganization, or (b) claims generated after the Date of Filing, which shall be kept under the originally agreed terms; provided, that that the claims described in the foregoing clauses may be extinguished in an alternative form, other than through setoff, including conversion of such Claims into Capital Stock of the respective entity of the OAS Group;
(e) any Restricted Payment in respect of any Indebtedness of the Company or any Restricted Subsidiary made with the proceeds of any Refinancing Indebtedness that is (i) permitted to be Incurred hereunder and (ii) Incurred in order to refinance such Indebtedness, so long as the proceeds of such Refinancing Indebtedness are used substantially concurrently with the making of such payment to repay in full the Indebtedness being refinanced;

(f)     Restricted Payments consisting of pay-in-kind interest in respect of Subordinated Obligations permitted to be incurred pursuant to Section 4.03(2)(b)(iv);
(g)    any Restricted Payment in respect of the Securities, any Other Securities or any Subscription Warrant that is expressly permitted or required to be made under this Indenture and the definitive documentation for the applicable Other Securities or Subscription Warrants (as in effect on the Issue Date or as modified in accordance with this Indenture) and is made in exchange for, or out of the proceeds of the substantially concurrent issuance or sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Restricted Subsidiary of the Company) or a substantially concurrent capital contribution to the Company;
(h)     non-cash repurchase of Capital Stock deemed to occur upon the exercise of stock options, warrants or other convertible securities if such Capital Stock represents a portion of the exercise price thereof and cash payments in lieu of the issuance of fractional shares in connection therewith;
(i)     remuneration in the ordinary course of business to any Shareholder’s Related Party serving (i) on the board of directors of the Company or any Restricted Subsidiary in an aggregate amount not to exceed Sixty Three Thousand Reais (R$63,000.00) per month (as adjusted by inflation pursuant to the IPCA) and (ii) as officers of the Company or any Restricted Subsidiary in an aggregate amount not to exceed the amounts previously disclosed in writing to the Holders (with customary and reasonable adjustments that are approved by the applicable board of directors in the ordinary course of business);
(j)     remuneration to employees and managers to the extent set forth in clause (iii) of the definition of “Permitted Holder” in Section 1.01 of this Indenture;
(k)    in the event that any Person of the OAS Group is merged into, consolidated with or otherwise becomes the property of the Company or any Restricted Subsidiary as set forth in Schedule 1.01(c) hereto and in compliance with Article 5, any Restricted Payment in respect of such Person’s Affiliates set forth on such Schedule 1.01(c); and
(l)     the repayment of Indebtedness incurred pursuant to Section 4.03(2)(r), solely to the extent and at such times as expressly permitted thereunder.
The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred, issued, purchased, repurchased, redeemed, retired, defeased or otherwise acquired by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment.
SECTION 4.05     Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.  The Company will not, and will not permit any Restricted Subsidiary to, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on the Capital Stock of the Restricted Subsidiary owned by the Company to the Company or any Restricted Subsidiary;
(2) pay any Indebtedness owed to the Company or any Restricted Subsidiary;
(3) make loans or advances to the Company or any Restricted Subsidiary; or
(4) transfer any of its properties or assets to the Company or any Restricted Subsidiary.
However, the preceding restrictions will not apply to encumbrances or restrictions:
(a)     existing under or by reason of applicable law or governmental rule, regulation or order;
(b)     existing with respect to any Person, or on any property or assets acquired from a Person which is acquired by or merged with or into the Company or any Restricted Subsidiary, or by reason of any Liens on the property or assets, or relating to the Indebtedness, of any Person or other entity existing at the time such Person or other entity becomes a Restricted Subsidiary, or restriction relating to Indebtedness of any such Person and, in any such case, is not created as a result of or in connection with or in anticipation of any such transaction; provided, that such Liens and any extensions, renewals, replacements or refinancing thereof may not extend to any other property owned by the Company or any Restricted Subsidiary; provided further that such encumbrance or restriction, taken as a whole, will not materially impair the Issuer’s, the Company’s or the Subsidiary Guarantors’ (taken as a whole) ability to pay interest or principal, when due;
(c)     on any property or assets existing at the time of acquisition thereof and which are not created as a result of or in connection with or in anticipation of such acquisition; provided that such encumbrances and restrictions and any extensions, renewals, replacements or refinancing thereof may not extend to any other property owned by the Company or any Restricted Subsidiary; provided further that such encumbrance or restriction, taken as a whole, will not materially impair the Issuer’s, the Company’s or the Subsidiary Guarantors’ (taken as a whole) ability to pay interest or principal, when due;
(d)     in the case of clause (4) above:
(i)
that exist by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture;

(ii)
that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license or other contract or contractual right;

(iii)
contained in mortgages, pledges or other security agreements permitted under this Indenture securing Indebtedness of the Company or any Restricted Subsidiary to the extent such encumbrances or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements;

(iv)
imposed by Purchase Money Indebtedness for property acquired in the ordinary course of business or by Capitalized Lease Obligations permitted under this Indenture on the property so acquired, but only to the extent that such encumbrances or restrictions restrict the transfer of the property; or

(v)
arising or agreed to in the ordinary course of business, not relating to Indebtedness, and that do not, individually or in the aggregate, detract from the value of the property or assets of the Company or any Restricted Subsidiary in any manner material to the Company and the Restricted Subsidiaries;

(e)     [Reserved];
(f)     imposed by any agreement governing Indebtedness of any Restricted Subsidiary that is permitted to be Incurred by the covenant described under Section 4.03; provided, that the encumbrance or restriction, taken as a whole, will not materially impair the Issuer’s, the Company’s or the Subsidiary Guarantors’ (taken as a whole) ability to pay interest or principal, when due, on the Securities;
(g)     existing by reason of Liens that secure Indebtedness otherwise permitted to be incurred under the provisions of the covenant described under Section 4.10 and that limit the right of the debtor to dispose of the assets subject to such Liens;
(h)     imposed with respect of a Restricted Subsidiary pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;
(i)     with respect to a Restricted Subsidiary and imposed pursuant to a customary provision in a joint venture or other similar agreement with respect to such Restricted Subsidiary that was entered into in the ordinary course of business;
(j)     required pursuant to this Indenture; or
(k)     existing on the Issue Date and any amendments, extensions, renewals, replacements or refinancing thereof; provided, that the encumbrances and restrictions in the extension, renewal, replacement or refinancing are, taken as a whole, not materially less favorable to the Securityholders than the encumbrances or restrictions being extended, renewed, replaced or refinanced.

SECTION 4.06     Limitation on Sales of Assets.  (1) The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless the following conditions are met:
(a)	the Asset Disposition is for Fair Market Value;
(b) one hundred percent (100%) of the consideration consists of cash, Temporary Cash Investments and/or forgiveness of Indebtedness owed by the Company or any Restricted Subsidiary to any suppliers, so long as any such forgiveness of Indebtedness is at Fair Market Value;
(c) the Asset Disposition is not made to any Unrestricted Subsidiary or any Affiliate (other than the Company or a Restricted Subsidiary); and
(d) the Net Available Cash shall be:
(i)
if the assets sold in any such Asset Disposition are OASI Assets, within thirty (30) days of receipt thereof, used to repay the OASI Assets Proceeds Notes; provided, however, that 100% of the first One Hundred Fifty Million Reais (R$150,000,000.00) of Net Available Cash received from the sale of any OASI Assets, shall be retained by the OAS Group to fund the performance of its activities; or

(ii)
to the extent the assets sold in any such Asset Disposition are not OASI Assets and the Net Available Cash from all such Asset Dispositions exceeds Fifteen Million Reais (R$15,000,000) per month or exceeds One Hundred Million Reais (R$100,000,000) in a calendar year, within 180 days of receipt thereof, used to:

(A) acquire Additional Assets; or
(B) subject to Section 4.06(5), prepay, repay or purchase the Securities.
(2) The Issuer will comply, to the extent applicable, with the requirements of Section 14(e)-1 of the Exchange Act and any other applicable securities laws or regulations in connection with any repurchase of Securities or Other Securities with the Net Available Cash from any Asset Disposition.  To the extent that the provisions of any applicable securities laws or regulations conflict with provisions of this Indenture or the definitive documentation governing such Other Securities, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations hereunder by virtue thereof.
(3) If the Net Available Cash received by the Company or any Restricted Subsidiary exceeds the applicable amount in Section 4.06(1)(d)(ii), the Obligors shall, within 10 Business Days of the end of each month: (i) deliver an Officer’s Certificate to the Trustee setting forth in reasonable detail the calculation evidencing the amount of Subject Asset Disposition Proceeds received in the immediately preceding month, (ii) indicate that they intend to apply such proceeds in accordance with Section 4.06(1)(d)(ii)(A) and (iii) identify all Subject Asset Disposition Proceeds received in the five calendar months immediately preceding such month that have been used to acquire Additional Assets.  In the event any Subject Asset Disposition Proceeds that the Obligors intended to apply in accordance with Section 4.06(1)(d)(ii)(A) are not so applied and the Net Available Cash received by the Company or any Restricted Subsidiary exceeds the applicable amount in Section 4.06(1)(d)(ii), the Obligors shall, within ten Business Days of the end of the 180-day period referred to in Section 4.06(1)(d)(ii), deposit such Subject Asset Disposition Proceeds with the Trustee to be held by the Trustee in trust, for the benefit of Holders and deliver a notice of redemption to the Trustee.  The Trustee shall, as promptly as practicable after receipt of such thereof, use such Subject Asset Disposition Proceeds to redeem the Securities, at a price equal to 100% of the principal amount being redeemed plus all accrued and unpaid interest on the principal amount of the Securities being redeemed to the applicable redemption date, in accordance with the instructions set forth in the Officer’s Certificate.

(4) The Obligors shall, within 10 Business Days of receipt of Subject Asset Disposition Proceeds to be applied in accordance with Section 4.06(1)(d)(ii)(B), (i) deposit such Subject Asset Disposition Proceeds with the Trustee to be held by the Trustee in trust, for the benefit of Holders, (ii) deliver a notice of redemption to the Trustee and (iii) deliver an Officer’s Certificate to the Trustee setting forth in reasonable detail calculation evidencing the amount of Subject Asset Disposition Proceeds.  The Trustee shall, as promptly as practicable after receipt of such notice of redemption, use such Subject Asset Disposition Proceeds to redeem, subject to Section 4.06(5),  the Securities, at a price equal to 100% of the principal amount being redeemed plus all accrued and unpaid interest on the principal amount of the Securities being redeemed to the applicable redemption date, in accordance with the instructions set forth in the Officer’s Certificate.
(5) Notwithstanding the foregoing, the Obligors shall not be required to use any Net Cash Proceeds to redeem the Securities in accordance with  the foregoing to the extent such Net  Cash Proceeds shall have been  used to redeem the OAS Senior Notes in USD, and all such  obligations  of the Obligors in respect of such Net Cash  Proceeds  hereunder shall in any event be  subject to the subordination terms applicable to the Securities in accordance with Article 12 hereof.
SECTION 4.07     Limitation on Transactions with Affiliates.  The Company will not, and will not permit any Restricted Subsidiary to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”).
The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:
(i) (x) transactions between or among Obligors, (y) transactions between or among Restricted Subsidiaries that are not Subsidiary Guarantors and (z) transactions between or among Obligors and Restricted Subsidiaries that are not Subsidiary Guarantors, but only to the extent such transactions are otherwise expressly permitted pursuant to the terms hereof;
(ii)          strictly for purposes of cash management, transactions (a) between or among the Issuer, Company and/or any Restricted Subsidiary, on the one hand, and any entity within the Engineering & Construction Division, on the other hand, and (b) between or among two or more entities within the Engineering & Construction Division, in each case in clauses (a) and (b) on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable arm’s length transaction by the Company or such Restricted Subsidiary with a Person that is not an Affiliate;
(iii)         the payment of reasonable and customary regular fees to the directors of the Company or of any Restricted Subsidiary;
(iv)         transactions or payments (including loans and advances) in the ordinary course of business pursuant to any employee, officer or director compensation or benefit plans, customary indemnifications or arrangements entered into in the ordinary course of business consistent with market practice and on terms that are no less favorable to the Company or any Restricted Subsidiary, taken as a whole, than those that other similarly situated companies provide to their employees, officers, and directors in comparable arm’s length transactions;
(v)           any agreement in effect as of the Issue Date set forth on Schedule 4.07(v) and any amendment, supplement, restatement, replacement, renewal, extension, refinancing thereof or thereto (so long as the renewed or replaced agreement, when taken as a whole, is not materially more disadvantageous to the Securityholders than the original agreement in effect on the Issue Date);
(vi)          any sale of equipment in the ordinary course of business consistent with past practice, for Fair Market Value and on terms that are no less favorable to the Company or the relevant Restricted Subsidiary, taken as a whole, than those that would have been obtained in a comparable arm’s‑length transaction by the Company or such Restricted Subsidiary with a Person that is not an Affiliate; provided, that the prior written approval of FTI Consulting, Inc. shall be required for any such sale or series of related sales involving in aggregate in excess of $5 million in Fair Market Value of equipment;
(vii)         with respect to a Restricted Subsidiary any issuance or sale of its equity interests (other than Disqualified Stock);
(viii)        Permitted Investments and Restricted Payments that are expressly permitted by the provisions of the covenant described under Section 4.04;
(ix)           Asset Dispositions to the extent expressly permitted by Section 4.06 hereof; and
(x)            Indebtedness expressly permitted by Section 4.03(2)(r).

SECTION 4.08     Anti-Layering; Restriction on Certain Repayments.  (a) The Company will not, and will not permit its Restricted Subsidiaries to incur any Indebtedness that is subordinated in right of payment to other Indebtedness of the Company or any Restricted Subsidiary unless such Indebtedness is also subordinated in right of payment to the Securities, the Company Guarantee and the Subsidiary Guarantee on substantially identical terms.
(b) The Company will not, and will not permit its Restricted Subsidiaries to, (i) make any repayment or prepayment of any Investment made pursuant to clause (1)(z) of the definition of “Permitted Investment” hereunder or (ii) make any repayment or prepayment of any Indebtedness Incurred pursuant to Section 4.03(2)(a)(iv) hereunder, in each case if (x) a Default or Event of Default exists or would result from such repayment or prepayment or (y) if such Investment (in the case of clause (i) above) or loan (or other transaction) that gave rise to such Indebtedness (in the case of clause (ii) above) or any portion thereof was made with non-cash consideration.
SECTION 4.09     Repurchases at the Option of the Holders Upon Change of Control.  If a Change of Control occurs, each Holder will have the right to require the Issuer to repurchase all or any part (in an amount equal to One Dollar (U.S. $1.00) and integral multiples thereof) of that Holder’s Securities pursuant to a Change of Control Offer on the terms set forth in this Indenture.  In the Change of Control Offer, the Issuer will offer a payment (a “Change of Control Payment”) in U.S. dollars equal to one hundred one percent (101%) of the aggregate principal amount of Securities repurchased plus accrued and unpaid interest and Additional Amounts, if any, on the Securities repurchased, to the date of purchase (subject to the right of the holders of record on the relevant Record Date to receive interest and Additional Amounts, if any, on the relevant Interest Payment Date and principal on the relevant Principal Payment Date).
No later than thirty (30) days following a Change of Control, the Issuer will make an offer (a “Change of Control Offer”) by notice to each Holder by mailing and publishing such notice in accordance with the provision set out under Section 3.01, describing the transaction or transactions that constitute the Change of Control and offering to repurchase Securities on the date specified in the notice (the “Change of Control Payment Date”), which date will be no earlier than thirty (30) days and no later than sixty (60) days from the date such notice is mailed, pursuant to the procedures required by this Indenture and described in such notice.
The Issuer will comply, to the extent applicable, with the requirements of Section 14(e)-1 of the Exchange Act and any other applicable securities laws or regulations in connection with the repurchase of Securities pursuant to this covenant.  To the extent that the provisions of any applicable securities laws or regulations conflict with provisions of this covenant, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of its compliance with such securities laws or regulations.
Upon surrender of the Security to the Trustee in accordance with the Change of Control Offer notice, the Issuer will promptly deliver to each Holder the Change of Control Payment for such Securities.  The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The provisions described above that require the Issuer to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of this Indenture are applicable.
The Issuer will not be required to make a Change of Control Offer if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements, set forth in this Indenture, that are applicable to a Change of Control Offer made by the Issuer and such third party purchases all Securities properly tendered and not withdrawn under the Change of Control Offer or (ii) notice of redemption for all outstanding Securities has been given pursuant to this Indenture as described above, unless and until there is a default in payment of the applicable redemption price.  Notwithstanding anything to the contrary contained herein, the Issuer may make an offer to purchase in advance of a Change of Control and conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the offer to purchase is made.
In the event that the Holders of not less than ninety percent (90%) of the aggregate principal amount of the outstanding Securities accept a Change of Control Offer and the Issuer or a third party purchases all the Securities held by such Holders, the Issuer will have the right, on not less than thirty (30) nor more than sixty (60) days’ prior notice, given not more than thirty (30) days following the purchase pursuant to the Change of Control Offer described above, to redeem all of the Securities that remain outstanding following such purchase at the purchase price equal to that in the Change of Control Offer plus, to the extent not included in the Change of Control Offer Payment, accrued and unpaid interest and Additional Amounts, if any, on the Securities that remain outstanding, to, but excluding, the date of redemption.
SECTION 4.10          Limitation on Liens.  The Company will not, and will not permit any Restricted Subsidiary, to issue or assume any Indebtedness secured by a Lien (other than Permitted Liens) on any of its property or assets.
“Permitted Lien” means:
(a) any Lien to secure Permitted Indebtedness described in Sections 4.03(2)(b)(i), (b)(ii), and (b)(iv) (solely to the extent the Refinancing Indebtedness is in respect of clauses (b)(i) or (b)(ii)), (e), (f), (g), (i), (j), (l), (m), (n) and (o), in each case subject to the limitations specified therein;
(b) Liens on any property or assets acquired from a Person which is merged with or into the Company or any Restricted Subsidiary, or any Liens on the property or assets of any Person or other entity existing at the time such Person or other entity becomes a Restricted Subsidiary and, in either such case, is not created as a result of or in connection with or in anticipation of any such transaction; provided that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;
(c) any Lien on any property or assets existing at the time of acquisition thereof and which is not created as a result of or in connection with or in anticipation of such acquisition; provided that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

(d) Liens for taxes, assessments, governmental charges, levies or claims which are not yet due or thereafter can be paid without penalty or are being contested in good faith by appropriate proceedings;
(e) pledges or deposits in connection with workers’ compensation laws, unemployment insurance laws or similar legislation, any deposit to secure appeal bonds in proceedings being contested in good faith to which the Company or any Restricted Subsidiary is a party, good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which the Company or any Restricted Subsidiary is a party or deposits for the payment of rent, in each case made in the ordinary course of business;
(f) any Lien in favor of issuers of insurance, advance bonds, retention bonds, judicial bonds, surety or performance bonds, banking guarantees or similar bonds or guarantees or letters of credit issued pursuant to the request of and for the account of the Company or any Restricted Subsidiary in the ordinary course of business;
(g) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens and other similar Liens, on the property or assets of the Company or any Restricted Subsidiary arising in the ordinary course of business and securing payment of obligations that are not yet due or are being contested in good faith by appropriate proceedings;
(h) easements, rights of way, restrictions, defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any Restricted Subsidiary, and any leases and subleases of real property that do not interfere with the ordinary conduct of the business of the Company or any Restricted Subsidiary, and which are made on customary and usual terms applicable to similar properties;
(i) (x) Liens arising solely by virtue of any statutory or common law provision relating to bankers’ liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that such deposit account is not a dedicated cash collateral account and is not intended by the Company or any Restricted Subsidiary to provide collateral to such depository institution; and (y) any rights of set-off of any Person with respect to any deposit account of the Company or any Restricted Subsidiary arising in the ordinary course of business;
(j) judgment Liens not giving rise to an Event of Default so long as such Lien is bonded in accordance with applicable law and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;
(k) Liens on inventory, equipment, supplies or receivables and related assets securing the obligations under any advance, loan, working capital facility or extension of credit (i) arising in connection with the purchase of inventory, equipment or supplies in the ordinary course of business or (ii) to secure Indebtedness Incurred by the Engineering Entities under any working capital facility or line of credit;

(l)  Liens on assets of OASE or its Subsidiaries securing SFH Financing Incurred by such entity;
(m) Liens in existence on the Issue Date listed on Schedule 4.10(m);
(n) If OASE becomes a Restricted Subsidiary pursuant to the terms hereof, any Liens securing existing indebtedness with “aval” Incurred by OASE (crédito imobiliário) in connection with current projects that have already been launched (i.e., ongoing construction) and for which there are (i) binding, written commitments to disburse funds or (ii) funds have already been disbursed;
(o) [Reserved]
(p) Liens on the OASI Assets, the OASI Assets Proceeds and the OASI Assets Escrow Account, in each case to secure the OASI Assets Proceeds Notes;
(q) Liens on the Capital Stock or dividends of any Unrestricted Subsidiary;
(r) any Lien securing Hedging Obligations so long as such Hedging Obligations are entered into for bona fide, non-speculative purposes and in the ordinary course of business consistent with past practice; and
(s) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in clauses (c) or (m) above; provided that the principal amount of Indebtedness secured by any such extension, renewal or replacement shall not exceed the principal amount of Indebtedness so secured at the time it was initially incurred (plus premiums, interest and reasonable expenses incurred in connection therewith), and that such extension, renewal or replacement Lien shall be limited to all or part of the property which secured the Lien extended, renewed or replaced (plus improvements on or additions to such property).
SECTION 4.11     Limitation on Sale and Lease-Back Transactions.  The Company will not and will not permit any Restricted Subsidiary to enter into any Sale and Lease-Back Transaction.
SECTION 4.12     Maintenance of Corporate Existence.  Subject to Article 5 hereof, each of the Issuer, the Company, and each Subsidiary Guarantor shall, and shall cause each of their respective Restricted Subsidiaries to, do or cause to be done all things necessary to preserve and keep in full force and effect their corporate existence and shall use their reasonable efforts to do or cause to be done all things necessary to preserve and keep in full force and effect their rights (charter and statutory) and franchises; provided, however, that the Issuer, the Company and each Subsidiary Guarantor shall not be required to preserve any such right or franchise (x) if the failure to do so does not, and would not reasonably be expected to adversely affect the ability of each of the Company, the Issuer or any Subsidiary Guarantor to comply with their respective obligations hereunder or (y) that is not material to the business operations of the Company, the Issuer or any Restricted Subsidiary.

SECTION 4.13   Limitation on Business Activities.  The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses.
SECTION 4.14   Maintenance of Properties.  The Company shall cause all properties used or useful in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals and replacements, thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 4.14 shall prevent the Company and its Restricted Subsidiaries from discontinuing the operation or maintenance of any of such properties or the supply of equipment if such discontinuance is, in the reasonable business judgment of the Company, desirable in the conduct of its business or the business of the Company and the Restricted Subsidiaries and (x) such discontinuance does not, and would not reasonably be expected to adversely affect the ability of each of the Obligors to comply with their respective obligations hereunder or (y) the operation or maintenance of any such properties or the supply of equipment is not material to the business operations of the Company and the Restricted Subsidiaries.
SECTION 4.15    Compliance with Applicable Laws.  The Company shall, and shall cause each of its Restricted Subsidiaries to, comply with all laws, rules, regulations and orders of any governmental authority applicable to it or its property, except if the failure to do so (x) does not, and would not reasonably be expected to adversely affect the ability of each of the Obligors to comply with their respective obligations hereunder or (y) is not and would not be material to the business operations of the Company and the Restricted Subsidiaries.
SECTION 4.16  Maintenance of Governmental Approvals.  The Company shall, and shall cause its Restricted Subsidiaries to, maintain and renew all permits, licenses, authorizations, approvals, and consents held by the Company and its Restricted Subsidiaries and required for the Company and its Restricted Subsidiaries to conduct their respective businesses or to perform their obligations under this Indenture, except where the failure to do so, individually or in the aggregate, (a) does not and would not reasonably be expected to adversely affect the ability of each of the Obligors to comply with its respective obligations hereunder or (b) is not and would not be material to the business operations of the Company and the Restricted Subsidiaries.  If any permit, license, authorization, approval or consent not held by the Company or any Restricted Subsidiary is or becomes required for the Company or any Restricted Subsidiary to conduct their business or to perform any of their obligations under this Indenture, the Company shall, and/or shall cause the applicable Restricted Subsidiary to promptly take all reasonable steps within its power to obtain such permit, license, authorization, approval, or consent and shall promptly notify the Trustee in writing that such steps have been taken, unless the failure to hold such permit, license, authorization, approval, or consent (x) does not and would not reasonably be expected to adversely affect the ability of each of the Obligors to comply with their respective obligations hereunder or (y) is not and would not be material to the business operations of the Company and the Restricted Subsidiaries.

SECTION 4.17     Payment of Taxes and Other Claims.  The Company shall, and shall cause each of its Restricted Subsidiaries to, pay and discharge (a) all taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties before they shall become delinquent and (b) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, would reasonably be expected to give rise to a Lien upon any of its properties, unless in each of clause (a) and clause (b), such taxes, assessments, governmental charges or levies or lawful claims are then the subject of a Good Faith Contest or except where nonpayment thereof (x) does not and would not reasonably be expected to adversely affect the ability of each of the Obligors to comply with their respective obligations hereunder or (y) that is not material to the business operations of the Company and the Restricted Subsidiaries.
          SECTION 4.18     Appointment of Trustee.     The Issuer, whenever necessary to avoid or fill a vacancy in the office of Trustee, shall appoint in the manner and subject to the requirements provided in Section 7.08, a successor Trustee, so that there shall at all times be a Trustee with respect to the Securities.
SECTION 4.19     Maintenance of Books and Records.  The Company shall keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its and its Subsidiaries’ business and activities.
SECTION 4.20     Maintenance of Cash Management.  The Company shall, and shall cause each of its Restricted Subsidiaries to, maintain any cash management arrangements between or among any members of the OAS Group in effect as of the Issue Date without modification, except where any such modifications (a) would not be reasonably expected to materially adversely affect the ability of each of the Obligors to comply with their respective obligations hereunder and (b) is not and would not be material to the business operations of the Company and the Restricted Subsidiaries.
SECTION 4.21     Statement as to Compliance; Notices of Certain Events.  The Company will deliver to the Trustee within one hundred twenty (120) days of the end of each fiscal year of the Company commencing with the fiscal year ending December 31, 2018, an Officer’s Certificate presented in the English language stating that (A) the Company (i) has fulfilled its obligations under this Indenture, (ii) is in compliance with all conditions and covenants under this Indenture; or (B)(i) if the Company is not in compliance, specifying such non-compliance and the nature and status thereof of which such signer may have knowledge or, (ii) if there has been a Default or Event of Default, specifying the Default or Event of Default and its nature and status.
Notwithstanding the foregoing, the Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, within ten (10) Business Days after obtaining actual knowledge thereof, written notice in the form of an Officer’s Certificate presented in the English language, of any Default that has occurred and is still continuing, of the status thereof and what action the Company is taking or proposing to take with respect thereof.

For purposes of this Indenture, the information required by this Section 4.21 shall be deemed delivered upon receipt by a Trust Officer of such information in the English language or an English translation thereof.
SECTION 4.22     Additional Amounts.  All payments of principal and interest by or on behalf of the Issuer, the Company or any Subsidiary Guarantor in respect of the Securities shall be made without withholding or deduction for or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within the British Virgin Islands, Brazil or any other jurisdiction in which the Issuer, the Company or any Subsidiary Guarantor is organized, engaged in business or resident for tax purposes, or from or through which such payments are made or by any political subdivision thereof or any authority therein or thereof having power to tax (each a “Relevant Jurisdiction”), unless such withholding or deduction is required by law.  In the event of any such withholding or deduction, the Issuer, the Company or such Subsidiary Guarantor (in the case of payments made by the Company or such Subsidiary Guarantor) shall, in a manner that is in all respects consistent with the Reorganization Plan, pay to Holders of the Securities in U.S. dollars such additional amounts (“Additional Amounts”) as will result in the payment to such Holders of the U.S. dollar amount that would otherwise have been receivable by such Holders in the absence of such withholding or deduction, except that no such Additional Amounts shall be payable:
(a) in respect of any tax that would not have been so withheld or deducted but for the existence of any present or former connection, including a permanent establishment, between the holder or beneficial owner of the Security (or, if the Holder or beneficial owner is an estate, nominee, trust, partnership or corporation, between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, the holder or beneficial owner) and the Relevant Jurisdiction other than the mere receipt of payment on the Security or the mere holding or ownership of such Security or beneficial interest or enforcement of rights thereunder;
(b) in respect of any tax that would not have been so withheld or deducted if the Security had been presented for payment within thirty (30) days after the Relevant Date;
(c) in respect of any tax that would not have been so withheld or deducted but for the failure by the holder or the beneficial owner of the Security to (i) make a declaration of non-residence, or any other claim or filing for exemption, to which it is entitled or (ii) comply with any reasonable certification, identification, information, documentation or other reporting requirement concerning its nationality, residence, identity or connection with the Relevant Jurisdiction;
(d) in respect of any estate, inheritance, gift, value added, sales, use, excise, transfer, personal property or similar taxes, duties, assessments or other governmental charges;
(e) in respect of any tax, assessment or other government charge payable other than by withholding or deduction;

(f) in respect of any payment to a Holder of a Security that is a fiduciary or partnership or any Person other than the sole beneficial owner of such payment or Security, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such partnership or the beneficial owner of such payment or Security would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual holder of such Security;
(g) in respect of any withholding or deduction imposed on a payment to an individual that is required to be made pursuant to the European Council Directive ( “Directive”) 2003/48/EC or any other Directive implementing the conclusions of the European Council of Economic and Finance Ministers (ECOFIN) meeting of November 26-27, 2000 on the taxation of savings income, or any law implementing or complying with, or introduced in order to conform to, such Directive;
(h) in respect of any taxes imposed in connection with a Security presented for payment by or on behalf of a holder thereof who is a resident of the European Union for tax purposes and who would have been able to avoid such tax by presenting the relevant Security to another paying agent in a member state of the European Union to whom presentation could have been made; or
(i) in respect of any combination of (a) through (h) above.
Notwithstanding anything to the contrary in the preceding paragraph, none of the Issuer, the Company, the Subsidiary Guarantors, any Paying Agent or any other Person shall be required to pay any Additional Amounts with respect to any withholding or deduction imposed on or in respect of any Security pursuant to the Foreign Account Tax Compliance Act (“FATCA”), the laws of the British Virgin Islands implementing FATCA, or any agreement between the Issuer and the United States or any authority thereof entered into for FATCA purposes.
All references to principal and interest in respect of the Securities shall be deemed also to refer to any Additional Amounts, unless the context requires otherwise, which may be payable as set forth in this Indenture or in the Securities.
At least thirty (30) days prior to the first Interest Payment Date (and at least thirty (30) days prior to each succeeding Interest Payment Date if there has been any change with respect to the matters set forth in the below-mentioned Officer’s Certificate), the Issuer, the Company or the relevant Subsidiary Guarantor, as the case may be, will furnish to the Trustee and each Paying Agent an Officer’s Certificate instructing the Trustee and each such Paying Agent whether payments of principal of or interest on the Securities due on such Interest Payment Date shall be without deduction or withholding for or on account of any tax.  If any such deduction or withholding shall be required, on a date that is at least thirty (30) days prior to such Interest Payment Date, the Issuer, the Company or the relevant Subsidiary Guarantor, as the case may be, will furnish the Trustee and each such Paying Agent with an Officer’s Certificate which specifies the amount, if any, required to be withheld on such payment to Holders of the Securities and certifies that the Issuer, the Company or the relevant Subsidiary Guarantor, as the case may be, shall pay such withholding or deduction.  Any Officer’s Certificate required by this Indenture to be provided to the Trustee and any Paying Agent for these purposes shall be deemed to be duly provided if presented in the form required hereunder and transmitted to a Trust Officer of the Trustee and such Paying Agent.

The Issuer, the Company or the relevant Subsidiary Guarantor, as the case may be, shall furnish to the Trustee the official receipts (or a certified copy of the official receipts) evidencing payment of any tax.  Copies of such receipts shall be made available to holders of the Securities upon written request.
The Issuer, the Company and each Subsidiary Guarantor shall promptly pay when due and indemnify the Holder for any present or future stamp, issue, registration, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery, issuance or registration of each Security or any other document or instrument referred to herein or therein, excluding any such taxes, charges or similar levies imposed by any jurisdiction other than a Relevant Jurisdiction and except, in certain cases, for taxes, charges or similar levies resulting from certain registration of transfer or exchange of Securities.
SECTION 4.23     Acquisition of Indebtedness by the Shareholder Related Parties.  The Company shall, and shall cause each of its Restricted Subsidiaries to, ensure that no Shareholder Related Party shall acquire any Indebtedness of the Company and/or any of its Restricted Subsidiaries.
SECTION 4.24     Payments and Paying Agents.  (a) Whenever the Issuer shall appoint a Paying Agent other than the Trustee with respect to the Securities, it will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 4.24:
(i)     that it will hold all sums received by it as such Paying Agent for the payment of the principal of or interest, as the case may be, on any Securities (whether such sums have been paid to it by or on behalf of the Issuer or by any other obligor on the Securities) in trust for the benefit of the Holders or the Trustee;
(ii)     that it will give the Trustee written notice of any failure by the Issuer (or by any other obligor on the Securities) to make any payment of the principal of or interest on any Securities, as the case may be (including Additional Amounts) and any other payments to be made by or on behalf of the Issuer under this Indenture or the Securities when the same shall be due and payable; and
(iii)     that it will pay any such sums so held in trust by it to the Trustee upon the Issuer or the Trustee’s written request at any time and to account for any funds disbursed by it.
(b)     The Trustee shall arrange with the Paying Agent for the payment, from funds furnished by the Issuer to the Trustee pursuant to this Indenture, of the principal of and interest and other amounts due on the Securities (including Additional Amounts) and of the compensation of such Paying Agent for its services as such.

(c)     Anything in this Section 4.24 to the contrary notwithstanding, the Issuer may at any time, for the purpose of obtaining a satisfaction and discharge with respect to any Securities hereunder, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust for such Securities by the Issuer or the Paying Agents (other than the Trustee) hereunder as required by this Section 4.24, such sums to be held by the Trustee upon the trusts herein contained.
(d)     Anything in this Section 4.24 to the contrary notwithstanding, the agreements to hold sums in trust as provided in this Section are subject to the provisions of Section 8.02.
(e)     The Issuer agrees to indemnify the Holders and the Trustee (which for purposes of this Section 4.24(e) shall be deemed to include its directors, officers, agents and employees) against any failure on the part of the Paying Agent to pay, in accordance with the terms hereof, any sum due in respect of the Securities on the applicable payment date.
SECTION 4.25     Ranking.  The Issuer, the Company and each Subsidiary Guarantor shall ensure that the Securities, the Company Guarantee and any Subsidiary Guarantee, respectively, will constitute general senior unconditional and unsubordinated obligations of the Issuer, the Company and the Subsidiary Guarantors (other than as set forth in Article 12), respectively, and will rank at least equally to all other present and future senior obligations of the Issuer, the Company and the Subsidiary Guarantors, respectively (other than obligations preferred by statute or by operation of law or as set forth in Article 12 hereof).
SECTION 4.26     Capital Expenditures.  The Company shall not, and shall not permit its Restricted Subsidiaries, on a consolidated basis, to contract for, purchase or make any expenditure or commitments for Capital Expenditures in an aggregate amount for any fiscal year of the Company in excess of ten percent (10%) of the Consolidated Total Revenue for such fiscal year.
SECTION 4.27     Limitation on the Modification of Organizational Documents. The Company shall not, and shall not permit any Restricted Subsidiary to amend or modify the charter, by-laws or any other organizational documents of any of the Company or any Restricted Subsidiary in any way unless such amendment or modification (x) does not, and would not reasonably be expected to adversely affect the ability of each of the Obligors to comply with their obligations hereunder or (y) is not and would not be material to the business operations of the Company and the Restricted Subsidiaries.
SECTION 4.28     Amendment of Subordinated Obligations.  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, amend or modify, or permit the amendment or modification of, any provision of any Subordinated Obligations (other than the Securities) or any agreement, document or instrument evidencing or relating thereto, other than amendments or modifications that (1) are not adverse to the Securityholders, (2) do not affect the subordination or payment provision thereof (if any) in a manner adverse to the Securityholders or (3) otherwise comply with the definition of Permitted Indebtedness.

SECTION 4.29     Compliance with International Trade Laws.  The Company and each of its Restricted Subsidiaries have been, and currently are, in full compliance with all applicable international trade laws and regulations related to the Permitted Business, including any applicable anti-corruption, import/export control and economic sanctions laws and regulations maintained by the United States, Brazil, United Nations or any other applicable governmental authority in any other country in which the Company and/or the Restricted Subsidiaries operate, except if the failure to do so (1) does not, and would not reasonably be expected to adversely affect the ability of each of the Obligors to comply with their obligations hereunder or (2) is not and would not be material to the business operations of the Company and the Restricted Subsidiaries.
        SECTION 4.30     Legend.  The Issuer shall cause (a) the Securities to be assigned an unrestricted CUSIP number and (b) the Securities to be freely tradable by Holders (without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Securities), provided, however, that Securities issued to an entity that is deemed to be an underwriter, as defined in Section 1145(b) of the United States Bankruptcy Code, as set forth in the Appendix, shall be assigned a restricted CUSIP number and shall bear an appropriate restricted legend as set forth in the Appendix to this Indenture.
SECTION 4.31     Further Assurances.
(a) Within 15 days of the date on which the Obligors are required to have delivered financial statements pursuant to Section 4.02, if a Restricted Subsidiary that is not a Subsidiary Guarantor shall (x) own, as of the last day of such fiscal quarter, assets having a Fair Market Value in excess of 5% of the consolidated total assets of the Company or (y) represent in excess of 5% of Consolidated Total Revenue for such fiscal quarter, then the Obligors shall cause such Restricted Subsidiary to become a Subsidiary Guarantor.
(b) Within 15 days of the date on which the Obligors are required to have delivered financial statements pursuant to Section 4.02, if all Restricted Subsidiaries that are not Subsidiary Guarantors shall (x) own, in aggregate, as of the last day of such fiscal quarter, assets having a Fair Market Value of more than 45% of the consolidated total assets of the Company and its Subsidiaries or (y) represent, in aggregate, in excess of 40% of Consolidated Total Revenue for such fiscal quarter, then the Obligors shall cause one or more Restricted Subsidiaries to become Subsidiary Guarantors, such that after giving effect thereto, the Obligors, on a pro forma basis, (I) own not less than 55% of the consolidated total assets of the Company as of the last day of such fiscal quarter and (II) represent, in aggregate, in excess of 60% of Consolidated Total Revenue for such fiscal quarter.
(c) [reserved].
(d) Upon the exercise by the Trustee or any Holder of any power, right, privilege or remedy under this Indenture which requires any consent, approval, recording, qualification or authorization of any governmental authority, the Issuer, the Company and the Subsidiary Guarantors will promptly execute and deliver all applications, certifications, instruments and other documents and papers that may be required from the Issuer, the Company or any of the Subsidiary Guarantors for such governmental consent, approval, recording, qualification or authorization.  The Trustee shall not have any responsibility for filing the initial, or any periodic updates or renewals of any other documents.
SECTION 4.32     Further Actions.  Each of the Issuer, the Company and each Subsidiary Guarantor shall execute and deliver such further documents and do all acts and things as may be reasonably necessary or proper in order to carry out more effectively the purpose of this Indenture or to give effect to this Indenture, the Securities, the Company Guarantee and any Subsidiary Guarantee.
SECTION 4.33     Restriction of Amendments to Certain Documents.  The Issuer, Company and each Subsidiary Guarantor shall not amend, modify or waive any rights under (1) the Reorganization Plan, (2) the OAS Senior Notes in Reais, (3) the OAS Senior Notes in USD, (4) the OASI Assets  Proceeds Notes, (5) the OAS/COAS Refinancing Notes (Group 1 Financial Claims), (6) the Shareholders’ Receivables Documents and (7) any other documentation governing the Securities or any Other Securities, in each case other than amendments, modifications and waivers that (i) are not prohibited by any agreement or terms applicable thereto and (ii) either (x) are not, and would not reasonably be expected to be, adverse in any respect to the interests of the Trustee or any Holder or (y) have previously been expressly approved by the Required Holders.

EXHIBIT C
 SPRINGING EVENTS OF DEFAULT

SECTION 6.01     Events of Default.  An “Event of Default” with respect to the Securities and this Indenture occurs if:
(1) the Issuer defaults for five (5) Business Days in payment of any interest or Additional Amounts on the Securities when the same becomes due and payable;
(2) the Issuer defaults in payment of principal of or premium, if any, on the Securities when the same becomes due and payable, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise;
(3) the Company, the Issuer or any Subsidiary Guarantor fails to comply with the provisions described under Article 5;
(4) there is a default in the performance, or breach, of any other covenant or obligation of the Issuer, the Company, any Restricted Subsidiary or any Minority Interest Construction Company in this Indenture, or under the Reorganization Plan and continuance of such default or breach for a period of thirty (30) consecutive days after written notice specifying such default or breach is given to the Issuer by the Trustee (acting pursuant to the written instructions of the Required Holders), or to the Issuer and the Trustee by the holders of at least twenty-five percent (25%) in aggregate principal amount of the Securities (which for the avoidance of doubt may be furnished in accordance with Article 14 hereof);
(5) there occurs a default under (i) any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by the Company or any Subsidiary Guarantor (or the payment of which is Guaranteed by the Company or any Subsidiary Guarantor) and such Indebtedness or Guarantee is created on or after the Issue Date, if that default (a) is caused by a failure to pay principal of or interest or premium on such Indebtedness (and after the expiration of any applicable grace period) (a “Payment Default”) or (b) results in the acceleration of such Indebtedness prior to its Stated Maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates Twenty Million Dollars (U.S.$20,000,000.00) (or its equivalent in other currencies at the time of determination) or more, or (ii) the terms of the definitive documentation governing or applicable to any Other Securities if that default constitutes a Payment Default, results in the acceleration of the Other Securities or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of the applicable Other Securities, or any trustee or agent for such holder or holders, to cause such Other Securities to become due and payable, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or to exercise remedies in respect thereof;
(6) any final judgment or order for the payment of money in excess of Twenty Million Dollars (U.S.$20,000,000.00) (or its equivalent in other currencies at the time of determination) is rendered against the Company or any Subsidiary Guarantor and such judgment or order is not paid (whether in full or if there is a failure to pay installments in accordance with the terms of the judgment aggregating in excess of Twenty Million Dollars (U.S.$20,000,000.00) (or its equivalent in other currencies at the time of determination)) or otherwise discharged and remains unstayed for a period of thirty (30) days after such judgment becomes final and nonappealable, and, in the event (and only in the event) such judgment or order is primarily in respect of outstanding advisory fees (including without limitation success fees) under the Reorganization Plan, such judgment or order is not so paid or otherwise discharged and remains unstayed for an aggregate period of ninety (90) days after such judgment becomes final and nonappealable and enforcement action has been commenced in respect of such judgment or order;

(7) other than the Court-Supervised Reorganization, any involuntary case or other proceeding is commenced against the Issuer, the Company or any Subsidiary Guarantor with respect to it or its debts under any bankruptcy, insolvency, recuperaҫão judicial, or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, administrador judicial, liquidator, custodian or other similar official of it or any substantial part of its assets, and such involuntary case or other proceeding remains undismissed and unstayed for a period of sixty (60) days; or other than pursuant to the Court-Supervised Reorganization, a non-appealable final order for relief is entered against the Issuer, the Company or any Subsidiary Guarantor under any relevant bankruptcy, insolvency or similar laws as now or hereafter in effect;
(8) the Issuer, the Company or any Subsidiary Guarantor (i) commences a voluntary case or other proceeding seeking liquidation, reorganization, recuperaҫão judicial or extrajudicial or other relief with respect to itself or its debts under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, other than the Court-Supervised Reorganization, (ii) consents to the appointment of or taking possession by a receiver, administrador judicial, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer, the Company or any Subsidiary Guarantor or for all or substantially all of the assets of the Issuer, the Company or any such Subsidiary Guarantor or (iii) effects any general assignment for the benefit of creditors;
(9) any Guarantee of the Securities by the Company or any Subsidiary Guarantor ceases to be in full force and effect, other than in accordance with the terms of this Indenture, or the Company or any Subsidiary Guarantor denies or disaffirms its obligations under the Securities;
(10) [reserved];
(11) all or substantially all of the assets and revenues of the Issuer, the Company and the Subsidiary Guarantors, taken as a whole, are condemned, seized or otherwise appropriated by any Person acting under the authority of any national, regional or local government or the Issuer, the Company or any Subsidiary Guarantor is prevented by any such Person for a period of sixty (60) consecutive days or longer from exercising normal control over all or substantially all of the assets and revenues of the Issuer, the Company and the Subsidiary Guarantors, taken as a whole;

(12) any information contained in the schedules to this Indenture shall fail to be true and accurate in all material respects as of the date hereof; or
(13) the Company fails to make public any reports, information or documents simultaneously with the delivery thereof to the Trustee or any Holder pursuant to Section 4.02 or otherwise under this Indenture; provided that the Trustee’s receipt of such reports, information or documents will not constitute constructive notice of any information contained therein or determinable from information contained therein, including of the Company’s or any Subsidiary Guarantor’s compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).
The Company will deliver to the Trustee, within ten (10) Business Days after obtaining actual knowledge thereof, written notice of any Default or Event of Default that has occurred and is still continuing, its status and what action the Company is taking or proposing to take in respect thereof.  The Trustee may withhold notice to the Securityholders of any Default or Event of Default (except in payment of principal of, or interest or premium (and Additional Amounts), if any, on the Securities) if the Trustee in good faith determines that it is in the interest of the Securityholders to do so.  If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8)) with respect to the Securities specified therein shall have happened and be continuing, either the Trustee or the Holders of at least twenty-five percent (25%) in aggregate principal amount of the Securities (which for the avoidance of doubt may be furnished in accordance with Article 14 hereof), by written notice to the Company (and to the Trustee if notice is given by the Holders), may declare the principal amount of (and interest on) all the Securities to be due and payable immediately.  If an Event of Default specified in Section 6.01(7) or (8) occurs and is continuing, the principal amount of all the Securities will be immediately due and payable without notice or any other act on the part of the Trustee or any Holder of the Securities.  In this case, the Company will comply with any and all then applicable regulations of the Central Bank for remittance of funds outside of Brazil.  However, if the Company cures all Defaults (except the nonpayment of principal of and accrued interest or premium (and Additional Amounts) on Securities at maturity or which shall become due by acceleration) and certain other conditions are met, including the deposit with the Trustee of a sum sufficient to pay all sums paid or advanced by the Trustee and the reasonable fees, expenses, disbursements and advances of the Trustee, its agent and counsel incurred in connection with such Event of Default, such declaration may be rescinded and annulled by consent of the Holders of not less than a majority in aggregate principal amount of the Securities.  In addition, past Defaults with respect to the Securities may be waived by the Holders of not less than a majority in aggregate principal amount of the Securities except (i) a Default in the payment of principal of (or premium, if any) or interest or premium (and Additional Amounts), if any, on any Security or (ii) in respect of a provision of this Indenture which cannot be amended without the consent of the Holder of each outstanding Security affected thereby.
Subject to the provisions of this Indenture relating to the duties of the Trustee, the Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders of the Securities, unless such Holders shall have offered to the Trustee security and/or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby.  Subject to such provision for indemnification, the Holders of a majority in principal amount of the Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Securities; provided that the Trustee shall have the right to decline to follow any such direction if the Trustee shall determine (i) that the action so directed conflicts with any applicable law or the provisions of this Indenture, (ii) such action would be prejudicial to Holders of the Securities not taking part in such direction or (iii) that such action would involve the Trustee in personal liability and the Trustee is not offered indemnity and/or security reasonably satisfactory to it in connection therewith.
Notwithstanding any other provision of this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and interest (and Additional Amounts), if any, on such Security and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.
The Trustee shall not be deemed to have knowledge of any Default or Event of Default (other than a default in the payment of principal or interest on the Securities for a period of thirty (30) Business Days) unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by a Trust Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

EXHIBIT D
 SPRINGING ADDITIONAL SECTION

       SECTION 13.20     Threshold Adjustment.  Notwithstanding anything to the contrary in this Indenture, for purposes of clause 3(a) of the definition of “Asset Sales” herein, clause (1) of the definition of “Permitted Investments” herein, Section 4.03(2)(a) and Section 4.31(b) (collectively, the “Affected Provisions”), upon delivery to the Trustee by the Company of its audited annual consolidated financial statements for the fiscal year ended 2018 pursuant to Section 4.02(a) and the determination by the Trustee to its satisfaction of the respective percentages of Consolidated Total Revenue and consolidated total assets of the Restricted Subsidiaries that are not Subsidiary Guarantors, (x) the percentage threshold of 40% of Consolidated Total Revenue of the Restricted Subsidiaries that are not Subsidiary Guarantors appearing in the Affected Provisions shall be adjusted (but, notwithstanding anything else herein, in no event by more than 2%, so that, for the avoidance of doubt, such percentage threshold as so adjusted shall in no event be less than 38% nor more than 42%), so as to become a greater (or lesser) percentage, by the amount (rounded to the nearest tenth of a percent) by which the percentage of Consolidated Total Revenue of the Restricted Subsidiaries that are not Subsidiary Guarantors as so determined by the Trustee exceeds (or is less than) 40% (so that, by way of illustration, if such percentage as so determined by the Trustee shall be 44%, then such percentage threshold in each of the Affected Provisions shall be adjusted to become 42% for all purposes hereof, and if such percentage as so determined by the Trustee shall be 39%, then such percentage threshold in each of the Affected Provisions shall be adjusted to become 39% for all purposes hereof), and (y) the percentage threshold of 45% of consolidated total assets of the Restricted Subsidiaries that are not Subsidiary Guarantors appearing in the Affected Provisions shall be adjusted (but, notwithstanding anything else herein, in no event by more than 2%, so that, for the avoidance of doubt, such percentage threshold as so adjusted shall in no event be less than 43% nor more than 47%), so as to become a greater (or lesser) percentage, by the amount (rounded to the nearest tenth of a percent) by which the percentage of consolidated total assets of the Restricted Subsidiaries that are not Subsidiary Guarantors as so determined by the Trustee exceeds (or is less than) 45% (so that, by way of illustration, if such percentage as so determined by the Trustee shall be 46.5%, then such percentage threshold in each of the Affected Provisions shall be adjusted to become 46.5% for all purposes hereof, and if such percentage as so determined by the Trustee shall be 41%, then such percentage threshold in each of the Affected Provisions shall be adjusted to become 43% for all purposes hereof) (it being understood that the respective percentages of Consolidated Total Revenue and consolidated total assets in respect of the Obligors appearing in Section 4.31(b) shall, upon any adjustment in accordance with the foregoing in respect of the Restricted Subsidiaries that are not Subsidiary Guarantors, be adjusted simultaneously and correspondingly to a value equal to 1.0 minus the respective percentages of Consolidated Total Revenue and consolidated total assets in respect of the Restricted Subsidiaries that are not Subsidiary Guarantors, as so adjusted).